PRELIMINARY PROXY STATEMENT DATED OCTOBER 23, 2026 – SUBJECT TO COMPLETION
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WINNEBAGO INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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WINNEBAGO
INDUSTRIES

Be great, outdoors.

ARKA

2026 PROXY STATEMENT

Dear Fellow Shareholders,
Fiscal 2026 was a year of disciplined execution for Winnebago Industries. In a cautious retail environment, we focused on what we could control: strengthening products, aligning production with demand, reducing costs, generating cash and preserving balance sheet flexibility. We also prioritized channel health over near-term volume that could compromise quality, while advancing portfolio actions that improved flexibility and positioned us well for Fiscal 2027.
Product innovation remained central to our strategy. Across our brands, we introduced new offerings that broaden our reach by consumer need, price point and use case while reinforcing the quality and experience associated with Winnebago Industries. These launches, including the Winnebago Elora/Resa, ARKA off-grid adventure truck, Grand Design Lineage Series E motorhome and Foundation destination trailer, strengthen our portfolio and should contribute more as distribution expands and awareness grows.
Our Motorhome RV segment improved in Fiscal 2026, as Winnebago advanced its turnaround, Grand Design Motorized expanded its presence and Newmar remained strong in key categories. Together, these efforts helped return the segment to full-year profitability after an operating loss in Fiscal 2025. In Towable RV, Winnebago towables gained market traction with new and refreshed products, while Grand Design expanded into destination trailers and refreshed key models with floorplans tailored to specific customer use cases. In Marine, Barletta continued gaining share in the U.S. aluminum pontoon market, while Chris-Craft advanced its product refresh, including the reimagined Launch 27.
We also streamlined our manufacturing network to reduce complexity and improve capacity utilization. During the fourth quarter, we announced plans to relocate Winnebago towables production to Grand Design’s Middlebury, Indiana campus, consolidate select Grand Design lines and align Winnebago B-Van production with our core motorhome operations in Forest City, Iowa. These actions are expected to improve coordination across the portfolio, with benefits building through Fiscal 2027 and into Fiscal 2028.
We strengthened our financial position in Fiscal 2026 by redeeming $100 million of senior secured notes, renewing and extending our $350 million revolving credit facility through 2031 and increasing the quarterly dividend by 3% to $0.36 per share. We also generated operating cash flow of $169 million, supporting continued investment in the brands, products and capabilities that can strengthen our competitive position and long-term earnings power.
As we enter Fiscal 2027, our plan does not depend on the timing of an industry recovery; we are focused on executing operating actions already underway, maintaining capital discipline and building on the foundation established in Fiscal 2026 to drive market share, profitability and long-term earnings power.
On behalf of the Board, we offer heartfelt thanks to William C. Fisher, who is not standing for re-election when his current term expires. For more than a decade, his judgment, experience and commitment have served Winnebago Industries and our shareholders well.
The proxy statement includes several items that will be voted on at the upcoming 2026 Annual Meeting of Shareholders, which will be conducted virtually on Tuesday, December 15, 2026. Among these items are proposed amendments to our Articles of Incorporation and Bylaws that, if approved, would phase out our classified Board beginning in 2027, with all directors standing for annual election beginning in 2029. We encourage you to participate and vote your shares.
On behalf of the entire Winnebago Industries Board, thank you for your continued support and confidence. We are energized by the work ahead and focused on building a stronger Winnebago Industries for the long term.

John M. Murabito,
Chair of the Board of Directors

Michael J. Happe,
President and Chief Executive Officer

Proxy Statement for 2026 Annual Meeting 1

PRELIMINARY PROXY STATEMENT DATED OCTOBER 23, 2026 – SUBJECT TO COMPLETION

Notice of Annual Meeting of Shareholders to be held December 15, 2026

Time and Date: Tuesday, December 15, 2026 4:00 p.m. Central Standard Time	Place: The annual meeting will be held virtually. www.virtualshareholdermeeting.com/WGO2026	Record Date: October 20, 2026

Winnebago Industries, Inc. (“Winnebago Industries” or the “Company”) will hold its 2026 annual meeting of shareholders (including any adjournments, postponements, recess or rescheduling thereof, the “Annual Meeting”) on Tuesday, December 15, 2026 at 4:00 p.m. Central Standard Time. The Annual Meeting will be completely virtual. This Notice of Annual Meeting of Shareholders and the accompanying proxy statement were either made available to you over the internet or mailed to you on or about [•], 2026. At the Annual Meeting, shareholders will be asked to:
1.	Elect four Class III directors to hold office for a three-year term and one Class I director to hold office for a one-year term
2.	Approve, on an advisory basis, the compensation of our named executive officers
3.	Approve our amended and restated 2019 Omnibus Incentive Plan
4.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accountant for Fiscal 2027
5.	Approve an amendment to our Articles of Incorporation to provide for the phased declassification of the Board
6.	Approve an amendment to our Bylaws to provide for the phased declassification of the Board
We will also conduct any other business properly brought before the Annual Meeting.
Implementation of Proposals 5 and 6 is conditioned on shareholder approval of both proposals. Neither amendment will become effective unless both proposals are approved. Approval of Proposals 1 through 4 is not conditioned on approval of either Proposal 5 or Proposal 6.
Only shareholders of record at the close of business on October 20, 2026 may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors

Stacy L. Bogart
Senior Vice President - Chief Legal Officer, Corporate Secretary and Corporate Responsibility
Eden Prairie, MN
[•], 2026
How to Vote

Your Vote Is Important
Please read this Proxy Statement and submit your vote as soon as possible. A prompt response is helpful and your cooperation is appreciated.

Proxy Statement for 2026 Annual Meeting 2

Proxy Statement for 2026 Annual Meeting

Proxy Statement for 2026 Annual Meeting

PROXY STATEMENT SUMMARY
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Winnebago Industries, Inc., a Minnesota corporation (“Winnebago Industries,” “WGO,” “our,” “we,” or the “Company”), for use at the 2026 Annual Meeting of Shareholders (including any adjournment, postponement, recess or rescheduling thereof, the “Annual Meeting”), to be held virtually at www.virtualshareholdermeeting.com/WGO2026, on Tuesday, December 15, 2026, at 4:00 p.m. Central Standard Time. We expect to begin mailing a Notice of Internet Availability of Proxy Materials to shareholders entitled to vote at the Annual Meeting on or about [•], 2026. Our Proxy Statement, proxy card and Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended August 29, 2026 (the “Annual Report on Form 10-K”), will also be available on the Internet at www.proxyvote.com.
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Proxy Statement for 2026 Annual Meeting 5

Business and Strategic Overview
Enterprise Strategies

Fiscal 2026 Performance Highlights

(1)	Source: Statistical Surveys Inc. - North America, trailing twelve months as of fiscal year end, measured in units.

Proxy Statement for 2026 Annual Meeting 6

Director Nominees and Continuing Directors

Name and Primary Occupation	Age	Director Since	Independent	Other Public Boards	Current Committees
Sara E. Armbruster Former President and Chief Executive Officer of Steelcase, Inc.	55	2019	Yes	—	•	Human Resources*
					•	Nominating and Governance
Christopher J. Braun Former Chief Executive Officer of Teton Buildings, LLC	66	2015	Yes	—	•	Audit and Finance
					•	Nominating and Governance
Kevin E. Bryant Former Executive Vice President, Stakeholder Affairs and Chief Strategy Officer of Southwest Power Pool	51	2021	Yes	1	•	Audit and Finance*
					•	Technology and Innovation
Michael J. Happe President and Chief Executive Officer of Winnebago Industries	55	2016	No	1

Jay L. Johnson Executive Vice President, Chief Financial Officer and Treasurer of Lamar Advertising Company	50	N/A	Yes	1

Staci L. Kroon President and Chief Executive Officer of TouchPoint, Inc.	53	2023	Yes	—	•	Human Resources
					•	Technology and Innovation*
David W. Miles Co-Founder and Managing Principal of Manchester Story Group	69	2015	Yes	—	•	Audit and Finance
					•	Nominating and Governance
John M. Murabito (Chair) Former Executive Vice President and Chief Administrative Officer of Cigna Corporation	67	2017	Yes	—	•	Human Resources
					•	Nominating and Governance*
Michael E. Pack Executive Vice President and President, Vocational of Oshkosh Corporation	52	2025	Yes	—	•	Audit and Finance
					•	Technology and Innovation
Emily R. Silver Senior Vice President, Chief Marketing, eCommerce and Athlete Experience Officer of DICK’S Sporting Goods	47	2026	Yes	—	•	Human Resources
					•	Technology and Innovation

*	Committee Chair

Proxy Statement for 2026 Annual Meeting 7

CORPORATE RESPONSIBILITY & INCLUSION

At Winnebago Industries, our purpose is to elevate every moment outdoors. Our Corporate Responsibility & Inclusion strategy is grounded in a simple commitment: People First. Planet Forward. Community Driven. We build inclusion and belonging, protect and preserve the outdoors, and contribute to the places where we travel, live, work and play. Through Learn, Act and Inspire, we focus on high-impact, resource-smart actions that empower our teams and sustain progress.

Our CR&I efforts are centered on three priorities:
• LEARN about one another and the world around us
• ACT to empower people, protect the planet and strengthen communities
• INSPIRE others through progress, partnership and shared impact

PEOPLE FIRST Embrace inclusion and belonging

Developing Our People

Advanced program maturity by incorporating a corporate responsibility governance model, adding inclusive observances, and educational resources.

Collaborated with Talent Development to advance inclusion across leadership development, talent planning, and internship programs.

Champion of Women

Supported women’s professional development through the RV Women’s Association, Women in Manufacturing, Winnebago’s Women’s Inclusion Network, leadership forums, and educational programming.

Employee Experience

Grew membership in the Company’s Employee Resource Groups (“ERGs”), including the Women’s Inclusion Network, Veterans Network, and Mosaic.

Provided monthly ERG educational opportunities based on employee feedback.

Safe Operations

In our ongoing commitment
to putting people first, we embraced the annual theme “Serious Injury and Fatality (SIF) Prevention” across all business units, leading to enhanced safety improvements.

PLANET FORWARD Protect and preserve the outdoors.

Waste Reduction	GHG Emissions Reduction	Product Stewardship	Water Reduction

Goal: Achieve a Zero
Waste to Landfill target
of 90% diversion of waste
from landfills by 2030

Initiated multiple sustainability projects across the entire enterprise representing waste reduction, reduced pulls to the landfill, and energy reduction.
Goal: Reduce absolute greenhouse gas (“GHG”) emissions by at least 50% by 2030 Scored a “B–” on our latest submission to CDP
Goal: Build a Lifecycle
Assessment process to
address upstream and
downstream environmental
impacts on our product
lines by 2030

Increased use of composite wood to reduce reliance on traditionally sourced wood.
Goal: Reduce freshwater use by 30% by 2030 Managing our water usage through a combination of training on water stewardship and leak detection preventative maintenance.

COMMUNITY DRIVEN Contribute to the places we call home.

In Fiscal 2026, Winnebago Industries,
its employees, and the
Winnebago Industries Foundation
gave nearly $2 million in total community support
(grants, charitable donations, in-kind
contributions, employee giving,
and volunteer hours)
In Fiscal 2026, total community support includes more than $600,000 raised by employees, including Winnebago Foundation matching gifts, for more than 400 community partners	In Fiscal 2026, more than 14,000 volunteer hours logged by nearly 300 employees

Learn more in our Corporate Responsibility Report at www.winnebagoind.com/our-impact and follow our corporate responsibility journey at www.winnebagoind.com/responsibility

Proxy Statement for 2026 Annual Meeting 8

Corporate Governance Highlights
We are committed to a strong corporate governance structure that promotes long-term value for our shareholders. Our Board believes that having a mix of directors with complementary qualifications, experience and expertise strengthens its oversight ability, provides diverse perspectives, and represents the best interests of our shareholders. The following graphs reflect our expected Board membership following the Annual Meeting.

Corporate Governance Practices

Independent leadership	⯀ 9 of 10 director nominees and continuing directors are independent (all except our Chief Executive Officer)
⯀ Independent non-employee chair
⯀ All Board committee members are independent
⯀ Executive sessions of independent directors before and/or after each regular Board meeting
Board refreshment	⯀ Mix of tenure and diversity of directors
⯀ Age limit for directors (72)
⯀ 4 directors added in the last 5 years
⯀ Annual Board and committee self-evaluations
Other strong governance practices	⯀ Single class of outstanding shares with equal voting rights
⯀ Proposed phased declassification of the Board beginning in 2027, subject to shareholder approval
⯀ Code of Conduct applicable to all directors, officers and employees
⯀ Non-employee director and executive stock ownership guidelines
⯀ All employees and directors prohibited from hedging and pledging Company stock
⯀ Maintain clawback policies applicable to our executive officers’ incentive awards
⯀ Director overboarding policy with guidelines and limitations for service on other public company boards

Proxy Statement for 2026 Annual Meeting 9

Corporate Governance
Board Leadership Structure
The Board is committed to robust corporate governance, which enhances long-term stability and value for all of our shareholders.
Our Amended and Restated bylaws, effective as of August 15, 2023 (the “Bylaws”) and corporate governance policy delegate to the Board the right to exercise its discretion to either separate or combine the offices of Board Chair and Chief Executive Officer (“CEO”). This decision is based upon the Board’s determination of what is in the best interests of the Company and our shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, the skills and experience of the individual(s) filling those positions, and other relevant factors.
The Board, as part of its continuing obligation to determine the appropriate role for the Chair, has concluded that at this time the Company will have an independent Chair. The Board concluded that this structure provides us with a strong governance and leadership structure that is designed to exercise independent oversight of members of our management team and key issues related to strategy and risk. Mr. John M. Murabito, an independent director, has served as Chair since December 2025.
The Board recognizes that, depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. We are committed to reviewing this determination on an annual basis.
Skills and Experiences
The following chart shows the specific experiences and skills the Board currently believes are important for our directors to collectively possess for effective governance of Winnebago Industries. The chart also provides a high-level summary of the important experiences and skills of each of our directors. We seek to achieve a balance of knowledge, experience and perspective on the Board to contribute to the sound governance of the Company.

Directors		Michael Happe (CEO)	Sara Armbruster	Christopher Braun	Kevin Bryant	Jay Johnson	Staci Kroon	David Miles	John Murabito (Chair)	Michael Pack	Emily Silver
Executive Leadership Experience	Public/Private Company CEO	■	■				■	■			
	Financial Expert				■	■				■	
	Global Experience	■	■	■		■			■	■	
Sector/ Functional Expertise	Technology Leader/Data & Analytics						■	■			■
	Mobility Ecosystem						■			■	
	Marketing/Sales/Branding	■									■
	Strategic Transformation	■	■		■			■	■		■
	Operations Optimization			■	■		■				
	Human Capital Mgmt/ Compensation								■		
	Channel Development	■		■							
	Public Affairs/ Stakeholder Mgmt							■

Proxy Statement for 2026 Annual Meeting 10

Executive Leadership
Experience Criteria: Definitions

Area of Expertise	Description
Public/Private Company CEO	⯀ Current or recently retired public/private CEO of organization with comparable scale and complexity, preferably with a strong manufacturing base
Financial Expert
⯀
Strong financial acumen through experience in a senior financial leadership role (e.g., CFO, audit, treasurer, accounting), preferably public company CFO experience or as an audit partner in an accounting firm

Global Experience	⯀ Senior experience in a multinational business; understanding of new market entry, navigating complexities of local and regional geopolitical and cultural sensitivities
Technology Leader/ Data & Analytics	⯀ Leadership in businesses focused on disruption or technology-driven change leveraging innovative digital technologies and data analytics, focusing on customer experience and connectivity solutions
Mobility Ecosystem	⯀ Leadership within on or off-highway transportation and/or mobility ecosystem; understanding of technology-driven advancements in relevant markets
Marketing/Sales/ Branding
⯀
Marketing/managing a portfolio of brands with a focus on data and digital competencies; leadership in customer or user experience within a business-to-business and/or business-to-consumer environment

Strategic Transformation	⯀ Executive experience creating and driving enterprise-wide strategic transformation at scale including experience with development of a strategic acquisition pipeline and business integration
Operations Optimization	⯀ Operations optimization experience including continuous improvement, operational automation relevant to factory operations and supply chain
Human Capital Mgmt/ Compensation	⯀ Senior experience in recruiting, developing and retaining an inclusive workforce with a strong track record of driving a high-performing culture
Channel Development	⯀ Experience working with independent dealers and/or complex go-to-market models including leadership in a business with significant aftermarket parts and service and omnichannel market development
Public Affairs/ Stakeholder Mgmt	⯀ Experience in public sector/industry associations/investor community, including venture capital and private equity (as relevant)

Proxy Statement for 2026 Annual Meeting 11

Board and Shareholder Meeting Attendance; Executive Sessions
During Fiscal 2026, the Board met eight times. Each director who served on the Board during Fiscal 2026 attended at least 75% of the meetings of the Board and the committees on which he or she served that were held during his or her tenure on the Board or relevant committee. It is the Board’s policy that directors are encouraged, but are not required, to attend the annual meeting of shareholders. All of our then-serving directors attended the 2025 annual meeting of shareholders. During the year, our independent directors held executive sessions without the CEO or other management as a routinely scheduled agenda item for every regular Board meeting.
Board Committees
The Board has established the Audit and Finance, Human Resources, Nominating and Governance, and Technology and Innovation Committees to assist it in discharging its responsibilities. On October 22, 2026, pursuant to the Cooperation Agreement described under “Cooperation Agreement with Vision One” on page 18 of this Proxy Statement, the Board renamed the Audit Committee the “Audit and Finance Committee” and amended its charter to provide additional clarity regarding the committee’s oversight of the Company’s capital structure, investments, uses of cash and capital allocation. The Cooperation Agreement also provides for Mr. Johnson’s appointment to the Audit and Finance Committee following his election to the Board at the Annual Meeting, subject to applicable qualification requirements. Each committee operates under a written charter, each of which is available under “Corporate Governance” in the “Investors” section of our website at www.winnebagoind.com. The current membership of each committee and its primary responsibilities, as well as the number of meetings held by each of these committees during Fiscal 2026, are described below.

Board Committees
	Audit and Finance	Human Resources	Nominating and Governance	Technology and Innovation
Sara E. Armbruster		C
Christopher J. Braun
Kevin E. Bryant*	C
William C. Fisher†
Michael J. Happe
Staci L. Kroon				C
David W. Miles*
John M. Murabito (Chair)			C
Michael E. Pack*
Emily R. Silver

C	Chair
Member
*	Designated as an “audit committee financial expert” as that term has been defined by the SEC.
†
In accordance with the Company’s Corporate Governance Policy, the Nominating and Governance Committee determined not to nominate Mr. Fisher for re-election at the Annual Meeting, as Mr. Fisher has reached the mandatory retirement age of 72.

Proxy Statement for 2026 Annual Meeting 12

Audit and Finance Committee[1] Members Kevin E. Bryant (Chair) Christopher J. Braun William C. Fisher David W. Miles Michael E. Pack Number of meetings during Fiscal 2026: 5
Each year, the Audit and Finance Committee appoints the independent registered public accountant to examine our financial statements. It reviews with representatives of the independent registered public accountant the auditing arrangements and scope of the independent registered public accountant’s examination of the books, results of those audits, any non-audit services, their fees for all such services and any problems identified by and recommendations of the independent registered public accountant regarding internal controls. The Audit and Finance Committee also has oversight responsibilities relating to financial management including in the areas of financial returns, liquidity metrics, and total shareholder return performance; credit positioning, capital structure, and capital allocation; financial aspects of mergers and acquisitions; and tax strategy and risk management. Pursuant to the charter amendments adopted in connection with the Cooperation Agreement, the Audit and Finance Committee also reviews at least annually the Company’s capital allocation framework and priorities and its investment criteria and return thresholds, and reviews the performance of completed material acquisitions and investments against the financial projections and return objectives presented when they were approved.

Those in regular attendance for part of the committee meeting typically include: the Board Chair; the CEO; the Chief Financial Officer (“CFO”); the Chief Legal Officer; the Chief Compliance Officer; and the Corporate Controller. The Audit and Finance Committee meets at least annually with the CFO, the internal auditors and the independent auditors in separate executive sessions. The committee is also prepared to meet privately at any time at the request of the independent registered public accountant or members of our management to review any special situation arising on any of the above subjects.

Human Resources Committee Members Sara E. Armbruster (Chair) Staci L. Kroon John M. Murabito Emily R. Silver Number of meetings during Fiscal 2026: 5
The Human Resources Committee is responsible for: (1) reviewing and approving corporate goals and objectives relevant to compensation of our CEO, evaluating performance and compensation of our CEO in light of such goals and objectives and establishing compensation levels for other executive officers; (2) overseeing the evaluation of our executive officers (other than the CEO) and approving the general compensation program and salary structure of such executive officers; (3) administering and approving awards under our incentive compensation and equity-based plan; (4) reviewing and approving all executive officer compensation, including any executive employment agreements, severance agreements, and change in control agreements; (5) reviewing the list of peer group companies used for compensation purposes when deemed necessary; (6) reviewing and approving Board retainer fees, attendance fees, and other compensation, if any, to be paid to non-employee directors; (7) reviewing and discussing with management the Compensation Discussion and Analysis section and certain other disclosures, including those relating to compensation advisors, compensation risk and the “say on pay” vote, as applicable for our Form 10-K and proxy statement; (8) preparing the committee’s annual report on executive compensation for our Form 10-K and proxy statement; and (9) overseeing policies and strategies relating to corporate culture and human capital management.

The Human Resources Committee is authorized to retain an outside compensation consultant for matters relating to executive compensation. For Fiscal 2026, the committee retained Semler Brossy Consulting Group LLC (“Semler Brossy”) to advise on certain executive compensation-related matters, as further described in the Compensation Discussion and Analysis section of this Proxy Statement.

1	All members of the Audit and Finance Committee are non-employee directors who have been determined to be “independent” under applicable listing standards of the New York Stock Exchange (“NYSE”).

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Nominating and Governance Committee Members John M. Murabito (Chair) Sara E. Armbruster Christopher J. Braun David W. Miles Number of meetings during Fiscal 2026: 5
The Nominating and Governance Committee is primarily responsible for: (1) adopting policies and procedures for identifying and evaluating director nominees, including nominees recommended by shareholders; (2) identifying and evaluating individuals qualified to become Board members, considering director candidates recommended by shareholders and recommending that the Board select the director nominees for the next annual meeting of shareholders; (3) establishing a process by which shareholders and other interested parties are able to communicate with members of the Board; (4) developing and recommending to the Board a corporate governance policy applicable to the Company; (5) reviewing and approving related person transactions; and (6) overseeing the Company’s commitment to corporate responsibility matters, including sustainability matters.

The Nominating and Governance Committee recommended to the Board the director-nominees proposed in this Proxy Statement for election by the shareholders. The committee reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year.

Technology and Innovation Committee Staci L. Kroon (Chair) Kevin E. Bryant William C. Fisher Michael E. Pack Emily R. Silver Number of meetings during Fiscal 2026: 5
The Technology and Innovation Committee is primarily responsible for providing oversight with respect to the Company’s use of technology to enable customers, optimize operations and transform products, including sub-systems, accessories and on-board software. Specifically, the committee is responsible for: (1) assisting the Board in identifying new and emerging technology trends, opportunities and threats that may impact the Company’s overall business strategy; (2) providing oversight over the Company’s technology-based innovation strategy and the effectiveness of its research and development programs; and (3) reviewing risks associated with major innovation and technology investments.

Director Independence
Under our corporate governance policy and NYSE rules, the Board must have a majority of directors who meet the standards for independence. The Board must determine, based on a review of the relevant facts and circumstances, whether each director satisfies the criteria for independence. The Board undertook an annual review of director and director nominee independence. The Board process was designed to identify any transactions and relationships between each director and director nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates known to the Company. The Board also considered whether there were any transactions or relationships between directors, director nominees or any member of their immediate family (or any entity of which a director, director nominee or an immediate family member is an executive officer, general partner or significant equity holder). Based on this review, the Board affirmatively determined that all non-employee directors and director nominees, including Mr. Johnson, are independent. Mr. Happe is the only employee director and is not independent. As part of the Board’s independence assessment and determination, the Board specifically considered Ms. Kroon’s appointment as an executive officer of TouchPoint, Inc., from which the Company purchased various components in Fiscal 2026, and Mr. Pack’s appointment as an executive officer of Oshkosh Corporation, that purchases our Lithionics batteries through an unrelated supplier. Because the amounts involved in these transactions were less than 1% of both the Company’s and the applicable other company’s annual revenues, neither Ms. Kroon nor Mr. Pack were personally involved in these transactions, the transactions were in the ordinary course of business on terms customarily available to unrelated third parties, and neither Ms. Kroon nor Mr. Pack received any particular benefit related to these transactions, the Board concluded that these transactions did not impair the independence of either Ms. Kroon or Mr. Pack.

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Risk Oversight
The Board has responsibility for overseeing Winnebago Industries’ overall approach to risk management and is actively engaged in addressing the most significant risks facing the Company, including financial, technological, operational, strategic and competitive risks. The Board manages its risk oversight function both as a full Board and through delegation to Board committees, which meet regularly and report back to the Board. The Board and its committees receive information used in fulfilling their oversight responsibilities through our executive officers and other advisors, including our legal counsel, our independent registered public accounting firm, our consulting firm for internal controls over financial reporting, and the compensation consultants we engage from time to time.
Following committee meetings, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of the Board committees.

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Board Refreshment
The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members and making recommendations on director nominees to the Board. The committee considers potential new candidates that may be proposed by current directors, management, professional search firms, and shareholders. The committee retains third-party search firms from time to time to assist in identifying potential Board members who have expertise and experience that would complement the current Board. Shareholders wishing to recommend director candidates to the Nominating and Governance Committee may submit their recommendations in accordance with the procedures described under “Communications with Directors” on page 17 of this Proxy Statement.
The Nominating and Governance Committee considers the then-current composition of the Board, the operating requirements of the Company and the long-term interests of all shareholders in its assessment of potential director candidates. The committee seeks directors who have the skills and experience to guide management in the operation of the Company’s business given the then-current and anticipated future needs of the Board and the Company while maintaining a balance of perspectives, qualifications, qualities and skills on the Board. The Board does not have a specific diversity policy but believes that having a mix of directors with complementary qualifications, experience and expertise strengthens its oversight ability, provides diverse perspectives, and represents the best interests of our shareholders.
Emily R. Silver was appointed to the Board effective May 1, 2026. The Nominating and Governance Committee led the process for identifying director candidates, selecting Ms. Silver as a director nominee and recommending her selection to the Board. A third-party search firm assisted the committee with its recruitment efforts and identified Ms. Silver as a candidate. Ms. Silver was identified and recommended as a director candidate due to a number of factors, including her extensive expertise in modern marketing, brand leadership and data-driven customer engagement.
Jay L. Johnson has been nominated for election to the Board at the Annual Meeting, pursuant to the Cooperation Agreement with Vision One described under “Cooperation Agreement with Vision One” on page 18 of this Proxy Statement. In connection with his nomination, the Nominating and Governance Committee considered Mr. Johnson’s qualifications, skills and experience in the context of the Board’s current composition and the Company’s needs and recommended his nomination to the Board. Mr. Johnson was identified and recommended as a director candidate due to a number of factors, including his expertise in financial management, capital allocation and capital markets.
To promote Board refreshment and effectiveness, the Board and its committees engage in an annual self-assessment process. The Nominating and Governance Committee leads the Board’s annual self-evaluation to assess the performance of the Board and its committees. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas where the Board or management believes that the Board could improve.
Board Commitments
To ensure that each director does not have other board commitments that would impair a director’s ability to fulfill his or her duties on the Board, the Board has adopted limitations on the number of public company boards on which a director may serve. Any director who serves as an executive officer of a public company may serve on one other public company board of directors approved by the Board, and any director who does not serve in such capacity may serve on the board of directors of up to three other public companies. No director may join another board of directors without first obtaining approval from the Board Chair.
Code of Conduct and Corporate Governance Documents
We have adopted a Code of Conduct applicable to all of our directors, officers, employees and business partners. Our Human Rights Policy, which applies to all of our directors, officers, employees and business partners, describes our commitment to upholding and promoting fundamental human rights, including with respect to maintaining a safe and healthy workplace, a respectful work environment, diversity and inclusion, and fair labor practices. Our

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Code of Conduct, Human Rights Policy, committee charters, supplier code of conduct, and other governance documents are available under “Corporate Governance” in the “Investors” section of our website at www.winnebagoind.com. This website and the materials available through it are not incorporated by reference into this Proxy Statement.
Policy on Transactions with Related Persons
We have adopted a written policy for review of transactions involving more than $120,000 in any calendar year in which Winnebago Industries is a participant and in which any executive officer, director, director nominee, greater than 5% shareholder or any immediate family member of any of these persons has a direct or indirect material interest. Our Nominating and Governance Committee must review and approve any such transaction before it is entered into, except that the Human Resources Committee reviews and approves the compensation of any employee who is an immediate family member of a director or executive officer and whose compensation exceeds $120,000. If advance approval by the Nominating and Governance Committee is not possible, then the related-party transaction will be considered and, if the committee determines it to be appropriate, ratified by the committee.
In determining whether to approve or ratify any potential related-party transaction, the Nominating and Governance Committee considers the relevant facts and circumstances, including (if applicable) but not limited to: whether the transaction is on terms no less favorable to the Company than terms generally available to unrelated parties and the extent of the related person’s interest in the transaction. No director may participate in any review, approval, or ratification of any transaction if the director, or the director’s immediate family member, has a direct or indirect material interest in the transaction. The committee will not approve any related person transaction that is inconsistent with the interests of the Company and its shareholders.
During Fiscal 2026, the only related party transactions involved Donald Clark, one of our executive officers. Mr. Clark has a 20% ownership interest in Three Oaks, LLC (“Three Oaks”), an entity which owns certain land and buildings that Grand Design RV, LLC (“Grand Design”) leases in order to operate its business. Grand Design paid $2,382,120 to Three Oaks under its lease with Three Oaks, which was entered into on October 2, 2016 and most recently amended on March 12, 2024. The transaction with Three Oaks was approved by the Nominating and Governance Committee. In addition, during Fiscal 2026, three of Mr. Clark’s relatives were employed by Grand Design and received the following total compensation for Fiscal 2026: (i) his brother, Ray Clark, is a sales representative with total compensation of $281,157, (ii) his son, Austin Clark, is a sales representative with total compensation of $385,703, and (iii) his son-in-law, Matt Eppers, is a product manager with total compensation of $548,614. None of Mr. Clark’s relatives that are employed by Grand Design report directly to Mr. Clark. The compensation of Mr. Clark’s relatives was approved by the Human Resources Committee.
Communications with Directors
Shareholders and other interested parties seeking to communicate with our directors or a particular director may write to: Winnebago Industries, Inc., Attn: Senior Vice President — Chief Legal Officer, Corporate Secretary, Corporate Responsibility, 13200 Pioneer Trail, Eden Prairie, MN 55347 or email: SLBogart@winnebagoind.com. All communications received from shareholders and other interested parties will be reviewed by the Senior Vice President — Chief Legal Officer, Corporate Secretary, Corporate Responsibility, or such other person designated by all non-employee directors of the Board, and if they are relevant and appropriate, they will be forwarded to the Board Chair or applicable Board member or members as soon as reasonably practicable.
Insider Trading Policy; Anti-Hedging and Anti-Pledging Policy
The Company’s insider trading policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information (as defined in the policy) in securities trading. The policy applies to the Company’s directors, officers and employees, as well as certain of their family members and related parties. The policy prohibits covered persons from engaging in transactions in the Company’s securities when aware of material nonpublic information, and also prohibits “tipping” such information. Additionally, our insider trading policy prohibits employees and directors from engaging in transactions intended to hedge or offset the market value of any Winnebago Industries securities owned by them. This policy also prohibits employees and directors from holding Winnebago Industries securities in a margin account or otherwise pledging Winnebago Industries securities as collateral for a loan. Under the policy, certain persons are subject to trading windows and

Proxy Statement for 2026 Annual Meeting 17

pre-clearance requirements. The policy also requires the Company to comply with securities laws when transacting in its own securities. In addition, our insider trading policy and Code of Conduct restrict covered persons from participating in prediction markets or similar platforms in connection with the Company’s securities, business operations, or other Company-specific events, or where confidential or nonpublic information obtained through work for the Company could be used or involved.
Cooperation Agreement with Vision One
On October 22, 2026, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with Vision One Fund, LP and certain of its affiliates (collectively, “Vision One”). Pursuant to the Cooperation Agreement, the Board agreed to nominate Jay L. Johnson (the “New Director”) for election as a Class III director at the Annual Meeting for a term expiring at the Company’s 2029 annual meeting of shareholders (the “2029 Annual Meeting”), include him in the Board’s slate of director nominees, recommend his election and solicit proxies in favor of his election. Following his election to the Board, the New Director will be appointed to the Board’s Audit and Finance Committee, subject to applicable qualifications and other conditions. The Cooperation Agreement also provides Vision One with certain rights to select a mutually agreed replacement director if the New Director becomes unable or unwilling to serve or ceases to serve on the Board, subject to specified conditions, including a minimum beneficial ownership requirement. In addition, the Company agreed that the size of the Board will not exceed ten directors following the Annual Meeting until the termination of the Cooperation Agreement.
Under the Cooperation Agreement, the Company also agreed to submit for shareholder approval at the Annual Meeting (i) an amendment to our Articles of Incorporation and (ii) conforming amendments to our Bylaws to phase out the classified Board over a three-year period. The Declassification Amendments (as defined in Proposal 5) are described in greater detail under Proposals 5 and 6 of this Proxy Statement. The Board also agreed to rename the Audit Committee the “Audit and Finance Committee” and amend its charter to provide additional clarity regarding the Committee’s oversight responsibilities relating to the Company’s capital allocation framework and priorities, investment criteria and return thresholds, and the performance of completed material acquisitions and investments.
Under the Cooperation Agreement, Vision One agreed to certain voting commitments and customary standstill restrictions, including restrictions on director nominations, shareholder proposals, proxy solicitations and acquisitions of Company shares above a specified ownership threshold. The Cooperation Agreement also contains customary mutual non-disparagement, litigation and other provisions.
The Cooperation Agreement will terminate on the earlier of (i) the date that is 30 calendar days prior to the deadline under the Bylaws for the submission of shareholder nominations of director candidates for election at the Company’s 2027 annual meeting of shareholders and (ii) the date that is 120 calendar days prior to the first anniversary of the Annual Meeting, subject to earlier termination in accordance with its terms.
The foregoing description is qualified in its entirety by reference to the Cooperation Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2026.

Proxy Statement for 2026 Annual Meeting 18

Proposal 1 – Election of Directors
Our Bylaws provide that our Board is comprised of between three and fifteen directors. Ms. Emily R. Silver was appointed as a Class I director on May 1, 2026, at which time the size of the Board was increased to ten. In accordance with the Company’s Corporate Governance Policy, the Nominating and Governance Committee determined not to nominate Mr. William C. Fisher for re-election at the Annual Meeting, as Mr. Fisher has reached the mandatory retirement age of 72. Pursuant to the Cooperation Agreement, the Board has nominated Mr. Jay L. Johnson, who does not currently serve on the Board, for election as a Class III director at the Annual Meeting. As of the conclusion of the Annual Meeting, the size of the Board will remain at ten members.
The Board adopted a majority voting policy for the election of directors in uncontested elections. Under this policy, in any uncontested election of directors, if any nominee receives less than a majority of the votes cast for the nominee, that nominee will still be elected, but must tender his or her resignation to the full Board for consideration at the next regularly scheduled meeting of the Board. The Board will only not accept the tendered resignation for, in its judgment, a compelling reason. If the Board, with the affected director not participating, does not accept the resignation at the regularly scheduled meeting following the election, then the nominee will be considered elected and may serve out the term to which he or she was elected. In any contested election of directors where the number of nominees exceeds the number of available positions, strict plurality voting will apply.
Based on the recommendation of the Nominating and Governance Committee, our Board has nominated Ms. Sara E. Armbruster, Mr. Michael J. Happe, Mr. Jay L. Johnson and Ms. Staci L. Kroon for election to serve as Class III directors for three-year terms expiring at the 2029 annual meeting of shareholders and Ms. Emily R. Silver for election to serve as a Class I director for a one-year term expiring at the 2027 annual meeting of shareholders to coincide with the expiration of the term of the other Class I directors.
As described in Proposals 5 and 6, the Board is proposing amendments to our Articles and Bylaws to phase out the classified Board. Approval and implementation of those proposals will not change the terms for which the nominees are standing for election at this Annual Meeting: the Class III nominees will be elected for three-year terms expiring at the 2029 annual meeting, and Ms. Silver will be elected for a one-year term expiring at the 2027 annual meeting. Beginning at the 2027 annual meeting, directors elected by shareholders will be elected for terms expiring at the next annual meeting as the existing terms expire. The Class I seats will be subject to annual election beginning in 2027, the Class II seats will become subject to annual election beginning in 2028, and the Class III seats will become subject to annual election beginning in 2029, at which time the classification of the Board will terminate. Neither proposal requires any director to resign or be reappointed. If either proposal is not approved, neither amendment will be implemented and the Board will remain classified under the existing Articles and Bylaws.
Each nominee has consented to serving as a nominee, being named as a nominee in this Proxy Statement and serving as a director if elected. The Board is not aware of any reason why any nominee would be unable or unwilling to serve. If a nominee becomes unable to serve or for good cause will not serve, the persons named as proxies may vote for a substitute nominee designated by the Board to the extent permitted by the proxy rules, or the Board may reduce the number of directors to be elected, subject to applicable law.
Unless a contrary choice is specified, proxies solicited by the Board will be voted “FOR” the election of each of the director nominees named in this Proposal 1.

✔	The Board unanimously recommends that you vote FOR the election of each of the director nominees.

Proxy Statement for 2026 Annual Meeting 19

Director Nominees — Class III (Term Ending 2029)

Sara E. Armbruster

Class: III

Director Since: 2019

Age: 55

Committees:
•
Human Resources (Chair)
•
Nominating and Governance

Other Public Company
Boards:
•
Steelcase Inc. (2021-2025)

Education:
•
B.A., Yale University
•
M.A., Johns Hopkins University
•
MBA, Tuck School of Business at Dartmouth

Sara E. Armbruster is a seasoned executive with more than two decades of experience in growth strategy development, manufacturing innovation, information technology and business transformation. She provides important expertise with respect to growth opportunities for the Company and areas of critical business innovation across segments and geographies. Her knowledge of business strategy, M&A, design research and global operations contributes to Board oversight of transformative growth and focused execution towards sustained value.

Skills and Qualifications
• Global Experience	• Strategic Transformation
• Public/Private Company CEO
Career Highlights

•
As President and Chief Executive Officer of Steelcase Inc. (former NYSE: SCS) (2021-2025), a global commercial furnishings manufacturer, Ms. Armbruster led the company’s enterprise-wide and operational initiatives, including the implementation of new business models and development of growth opportunities through partnerships and strategic transactions, successfully positioning Steelcase for its acquisition by HNI Corporation (NYSE: HNI) in 2025.

•
During her 18-year career at Steelcase (2007-2025), Ms. Armbruster held leadership roles spanning technology, strategy and digital transformation. She led the company’s innovation strategy, including the establishment of its innovation center and global design research, while overseeing multiple business units with P&L responsibility and expanding AI and data capabilities across manufacturing and commercial operations.

•
Prior to joining Steelcase, Ms. Armbruster led corporate strategy and M&A initiatives at Banta Corporation (former NYSE: BN) (2003-2007), which included leading a successful proposal to consolidate Banta’s businesses and improve asset utilization.

Proxy Statement for 2026 Annual Meeting 20

Michael J. Happe

Class: III

Director Since: 2016

Age: 55

Other Public Company
Boards:
•
H.B. Fuller Company (NYSE: FUL) (since 2021)

Education:
•
B.S., University of Kansas
•
MBA, Carlson School of Management, University of Minnesota

Michael J. Happe brings to the Board extensive leadership experience driving growth, strategic portfolio transformation and operational excellence. As President and Chief Executive Officer of Winnebago Industries, he provides valuable insight into the Company’s businesses, brands and strategic priorities. His expertise in product innovation, global operations, channel strategy and M&A enhances the Board’s oversight of long-term growth, financial performance and shareholder value creation.

Skills and Qualifications
• Channel Development	• Public/Private Company CEO
• Global Experience	• Strategic Transformation
• Marketing/Sales/Branding
Career Highlights

•
President and Chief Executive Officer of Winnebago Industries (since 2016), leading the Company’s evolution into a premier manufacturer of outdoor recreation products, during which annual revenue increased from approximately $975 million in 2016 to $2.7 billion in 2026.

•
Under Mr. Happe’s leadership, the Company expanded its portfolio beyond the flagship Winnebago brand through a series of five strategic acquisitions, including Grand Design RV, Newmar, Chris-Craft and Barletta Boats, creating a leading outdoor recreation platform spanning RV, motorhome and marine brands. Most recently, the Company acquired Lithionics Battery, an innovative lithium-ion battery solutions provider, adding a differentiated, higher-margin growth platform.

•
Nearly two decades of leadership at The Toro Company (NYSE: TTC) (1996-2015), a global manufacturer of turf and landscape maintenance equipment, serving in executive roles across product management, marketing and commercial operations in domestic and international markets, culminating as Executive Officer and Group Vice President, Residential & Contractor Business (2012-2015), with extensive experience across dealer, retail and distribution channels.

Proxy Statement for 2026 Annual Meeting 21

Jay L. Johnson

Class: III

Director Since: N/A

Age: 50

Committees: N/A

Other Public Company
Boards:
•
SBA Communications Corporation (Nasdaq: SBAC) (since 2022)
•
Newell Brands Inc. (Nasdaq: NWL) (2020-2024)

Education:
•
B.A., Morehouse College
•
MBA, Harvard Business School

Jay L. Johnson is a seasoned finance executive with more than two decades of experience guiding financial strategy, capital allocation and growth across the advertising, real estate, hospitality and financial services sectors. His deep expertise in consumer-facing industries, combined with experience in investment banking, capital markets and complex financing, provides the Board with valuable perspective on long-term investment priorities and enterprise risk management.

Skills and Qualifications
• Financial Expert
• Global Experience
Career Highlights

•
As Executive Vice President, Chief Financial Officer and Treasurer of Lamar Advertising Company (Nasdaq: LAMR) (since 2019), Mr. Johnson oversees the financial strategy of one of North America’s largest outdoor advertising companies, with more than 360,000 displays.

•
Previously, Mr. Johnson served as Executive Vice President and Chief Financial Officer of DiamondRock Hospitality Company (Nasdaq: DRH) (2018-2019), where he oversaw financial operations, including treasury, investor relations, tax, risk management, capital raising, financial reporting and analysis.

•
Mr. Johnson previously served as Senior Vice President and Treasurer of Host Hotels & Resorts, Inc. (Nasdaq: HST) (2015-2018), where he was responsible for the company’s global financing activities and completed over $14 billion in debt and equity capital transactions across 12 countries.

•
He began his career in various banking roles at KeyBank Real Estate Capital (NYSE:KEY) and Bank of America (NYSE: BAC), and has previously worked in the management consulting practice of Deloitte & Touche LLP and the investment banking group at Prudential Securities.

Proxy Statement for 2026 Annual Meeting 22

Staci L. Kroon

Class: III

Director Since: 2023

Age: 53

Committees:
•
Technology and Innovation (Chair)
•
Human Resources

Education:
•
B.S., University of Pennsylvania
•
B.S., The Wharton School
•
Postgraduate degree, Cambridge University

Staci L. Kroon is a global industrial and manufacturing executive with more than 25 years of leadership experience across automotive and mobility business operations and product innovation. Her track record of profitable growth, operational excellence, technology leadership and portfolio transformation across industrial sectors contributes to the Board’s oversight of customer-focused innovation.

Skills and Qualifications
• Mobility Ecosystem	• Public/Private Company CEO
• Operations Optimization	• Technology Leader/Data & Analytics
Career Highlights

•
As President and Chief Executive Officer of TouchPoint (since 2025), a global engineering and manufacturing company, Ms. Kroon leads the acquisition and scaling of high-growth businesses across hardware, intelligent inventory management and medical technology, overseeing more than 4,500 employees across 27 countries.

•
Ms. Kroon previously served as President and Chief Executive Officer of BraunAbility (2017-2024), a global leader in mobility transportation solutions, where she helped double the company size and delivered record financial performance in 2023. During her tenure, she successfully led the company through the pandemic and guided efforts to diversify its business model through six acquisitions and a majority-stake joint venture, strengthening the business strategically, operationally and organizationally.

•
In her various senior leadership roles at Eaton Corporation (NYSE: ETN) (1996-2017), a power management company, Ms. Kroon held significant operating and business leadership responsibilities across global business development, safety, product quality and lean manufacturing, including serving as Executive Vice President of the Eaton Business System and President of Automotive North America.

Proxy Statement for 2026 Annual Meeting 23

Director Nominee — Class I (Term Ending 2027)

Emily R. Silver Class: I Director Since: 2026 Age: 47 Committees: • Human Resources • Technology and Innovation Education: • B.A., Brandeis University • MBA, Yale School of Management
Emily R. Silver is a marketing and digital commerce executive with more than two decades of leadership experience driving brand growth, customer engagement and business transformation across leading consumer companies. Her proven ability to translate consumer insights and data into differentiated products and brand strategies, coupled with her experience leading large-scale e-commerce transformations, strengthens the Board’s oversight of Winnebago Industries’ premium brand portfolio, innovation strategy and long-term growth opportunities.

Skills and Qualifications
	• Marketing/Sales/Branding	• Strategic Transformation
• Technology Leader/Data & Analytics
Career Highlights

•
As Senior Vice President, Chief Marketing, E-Commerce and Athlete Experience Officer of DICK’S Sporting Goods (NYSE: DKS) (since 2025), Ms. Silver leads the company’s marketing strategy and e-commerce business, overseeing digital transformation and omni-channel growth initiatives, in addition to cross-functional athlete experience initiatives and the DICK’S Media Network. She joined DICK’S Sporting Goods in 2023 as Senior Vice President and Chief Marketing Officer.

•
During her 16-year career at PepsiCo (Nasdaq: PEP) (2007-2023), including as Senior Vice President of Portfolio Marketing (2022-2023), Ms. Silver held leadership roles across brand management, portfolio transformation, data analytics capabilities and commercial execution. She led the team responsible for launching Mountain Dew Kickstart, which generated more than $100 million in first-year sales, and served as Vice President and General Manager of PepsiCo’s strategic joint venture with Unilever’s (NYSE: UL) Lipton tea brand and PepsiCo Hive, the company’s emerging brands platform.

•
As Vice President of Innovation & Capabilities for PepsiCo Beverages North America (2019-2022), Ms. Silver oversaw the company’s innovation strategy, translating evolving consumer preferences into new products and growth opportunities. She led the launch of Driftwell, expanding PepsiCo into a new beverage category and bringing the product from concept to market in less than a year.

Proxy Statement for 2026 Annual Meeting 24

Directors Continuing in Office — Class I (Term Ending 2027)

Christopher J. Braun Class: I Director Since: 2015 Age: 66 Committees: • Audit and Finance • Nominating and Governance Education: • University of Wisconsin-Eau Claire
As an accomplished RV industry executive, Christopher J. Braun brings to the Board more than 30 years of experience leading manufacturing and consumer businesses. His deep understanding of operational execution, cost management, product strategy, dealer relationships and customer-focused innovation strengthens the Board’s oversight of strategic execution, operational performance, marketing and distribution strategies and sustainable profitable growth.

Skills and Qualifications
	• Channel Development	• Operations Optimization
• Global Experience
Career Highlights

•
As Founder and Chief Executive Officer of Teton Buildings (2008-2013), a manufacturer of customized remote workforce and semi-permanent facilities, Mr. Braun led the company’s growth and expanded its manufacturing footprint across the U.S. and Colombia.

•
Mr. Braun also served as Chief Executive Officer of Teton Homes (2007-2008), a manufacturer of premium fifth-wheel recreation vehicles.

•
As Executive Vice President of Fleetwood Enterprises’ RV Group (2003-2007), he had full P&L responsibility for the over $1.5 billion recreational vehicle group, including the folding trailer, travel trailer and motor home divisions.

•
During his 16-year career at PACCAR, Inc. (Nasdaq: PCAR) (1987-2003), Mr. Braun held senior leadership positions across finance, plant operations and sales and marketing, culminating in his role as Vice President of Sales and Marketing of the Kenworth Truck Division (2002-2003), where he oversaw sales and marketing of one of North America’s leading heavy-duty truck manufacturers.

•
Mr. Braun served as a management consultant (2014-2020).

Proxy Statement for 2026 Annual Meeting 25

David W. Miles

Class: I

Director Since: 2015

Age: 69

Committees:
•
Audit and Finance
•
Nominating and Governance

Education:
•
B.A., Drake University
•
M.P.P., Harvard Kennedy School
•
J.D., Harvard Law School

David W. Miles is a financial services executive, investor and entrepreneur with deep experience in capital allocation and business operations. His track record evaluating investment opportunities across public and private markets, together with his expertise in financial oversight and strategic planning, strengthens the Board’s oversight of Winnebago Industries’ disciplined capital deployment while bringing an important investor perspective to the evaluation of future growth opportunities. Mr. Miles qualifies as an SEC Audit Committee Financial Expert.

Skills and Qualifications
• Public Affairs/Stakeholder Management	• Strategic Transformation
• Public/Private Company CEO	• Technology Leader/Data & Analytics
Career Highlights

•
As Founding Partner of ManchesterStory Group (since 2017), Mr. Miles has helped build a venture capital platform comprising 50 portfolio companies across three funds. ManchesterStory has invested approximately 75% of the firm’s capital as lead investor, providing him with extensive experience evaluating emerging technologies and identifying scalable growth opportunities.

•
As Chairman and principal owner of Miles Capital, Inc. (2010-2020), a multi-asset institutional asset management firm, Mr. Miles oversaw the growth of the business to approximately $1.7 billion in assets under management prior to its acquisition by PMA Financial Network in 2020.

•
Earlier in his career, Mr. Miles held senior leadership positions across the banking and financial services industry, including as Chief Operating Officer of AMCORE Financial Inc. (2001-2003), a holding company with approximately $4.5 billion in consolidated assets, where he oversaw day-to-day operations and supported the execution of the company’s strategic expansion, operating growth and financial management initiatives.

Proxy Statement for 2026 Annual Meeting 26

Directors Continuing in Office — Class II (Term Ending 2028)

Kevin E. Bryant

Class: II

Director Since: 2021

Age: 51

Committees:
•
Audit and Finance (Chair)
•
Technology and Innovation

Other Public Company Boards:
•
Ralliant Corporation
(NYSE: RAL)
(since 2025)

Education:
•
BSBA, University of Missouri, Trulaske College of Business
•
MBA, Stanford University

Kevin E. Bryant is a finance, operations and strategy executive with extensive experience leading complex organizations through transformation and growth. His expertise in capital allocation, enterprise risk management and operational leadership strengthens the Board’s oversight of financial discipline, capital deployment and business performance. Mr. Bryant qualifies as an SEC Audit Committee Financial Expert.

Skills and Qualifications
• Financial Expert	• Strategic Transformation
• Operations Optimization
Career Highlights

•
As the Executive Vice President of Stakeholder Affairs and the Chief Strategy Officer of Southwest Power Pool (2025-2026), a regional transmission organization, Mr. Bryant guided the development and execution of the company’s corporate strategy, stakeholder engagement and operating service territory expansion initiatives.

•
During Mr. Bryant’s tenure as Executive Vice President and Chief Operating Officer at Evergy, Inc. (Nasdaq: EVRG) (2018-2024) and its predecessor company, Great Plains Energy (former NYSE: GXP) (2011-2018), he oversaw generation, transmission, distribution and customer operations, as well as the company’s resource planning, integrations and employee safety and training initiatives.

•
As the Chief Financial Officer and Senior Vice President of Finance and Strategy of Great Plains Energy (2015-2018), he was responsible for guiding the company’s financial planning, capital raising, M&A, reporting and compliance, including leading the financial and overall strategy surrounding its historic merger with Westar Energy, a ~$15 billion equity value transaction.

•
Mr. Bryant previously held leadership positions spanning strategy and risk management, investor relations and treasury at Great Plains Energy (2011-2015), where he oversaw financing, managed investor engagement, and supported the evaluation of strategic growth and investment opportunities, leveraging his prior experience in corporate finance roles, including at THQ (former Nasdaq: THQ) (2002-2003), UBS Investment Bank (NYSE: UBS) (1998-2000) and Hallmark Cards (1997-1998).

Proxy Statement for 2026 Annual Meeting 27

John M. Murabito Chair of the Board

Class: II

Director Since: 2017

Age: 67

Committees:
•
Nominating and Governance (Chair)
•
Human Resources

Education:
•
B.A., Augustana College
•
M.A., University of Iowa

John M. Murabito is a seasoned executive with more than 40 years of experience leading organization transformations, enterprise operations and strategic transactions. His experience guiding companies through periods of growth and change, while developing leadership capabilities and organizational effectiveness, enhances the Board’s oversight of Winnebago Industries’ long-term strategy, talent strategy and organizational performance.

Skills and Qualifications
• Global Experience	• Strategic Transformation
• Human Capital Management/ Compensation
Career Highlights

•
Mr. Murabito served on the Enterprise Leadership Team of Cigna Corporation (NYSE: CI) for nearly 20 years. As Executive Vice President and Chief Administrative Officer (2021-2022), Mr. Murabito oversaw human resources, enterprise marketing and other key corporate operations, and helped shape leadership development and executive succession to support the Company’s long-term business strategy.

•
Having served as Chief Human Resources Officer (2003-2021) of Cigna for 18 years, Mr. Murabito was a central leader in the strategic planning and execution of multiple corporate transactions, including the $54 billion acquisition of Express Scripts (former Nasdaq: ESRX), overseeing organizational integration, leadership alignment and workforce planning to position the combined enterprise for long-term growth.

•
Previously, Mr. Murabito held key leadership positions at the Monsanto Company (former NYSE: MON), an ag biotech company, including as Chief Human Resources Officer (2000-2003), where he helped guide the organization through its transformation into an independent public company following its separation from Pharmacia, aligning talent strategy and organizational capability building with the company’s long-term growth.

•
Earlier in his career, Mr. Murabito held human resources leadership roles with PepsiCo’s (Nasdaq: PEP) Frito-Lay division, Symbion, Inc. (Nasdaq: SYM), and The Trane Company (NYSE: TT), building expertise in workforce strategy, labor relations and organizational leadership across consumer-facing brands and manufacturing companies.

Proxy Statement for 2026 Annual Meeting 28

Michael E. Pack Class: II Director Since: 2025 Age: 52 Committees: • Audit and Finance • Technology and Innovation Education: • BBA, University of Wisconsin-Madison
Michael E. Pack is an industrial technology and financial leader with two decades of experience driving capital allocation strategy, operational performance, product innovation and manufacturing modernization across a global vehicle and equipment business. His track record guiding strategic investments, together with his deep financial oversight expertise, supports the Board’s oversight of disciplined operational execution and financial planning. Mr. Pack qualifies as an SEC Audit Committee Financial Expert.

Skills and Qualifications
	• Financial Expert	• Global Experience
• Mobility Ecosystem
Career Highlights

•
Throughout his tenure at Oshkosh Corporation (NYSE: OSK) (since 2006), Mr. Pack has held domestic and international leadership roles spanning finance and operations. Currently, as Executive Vice President and President of Oshkosh Corporation’s Vocational segment (since 2024), Mr. Pack leads a diversified portfolio of purpose-built vehicles and equipment manufactured and sold globally.

•
As Executive Vice President and Chief Financial Officer of Oshkosh (2020-2024), Mr. Pack oversaw the company’s financial planning, reporting, corporate strategy and treasury functions, as well as capital allocation initiatives to expand manufacturing capacity, advance technology-enabled production capabilities and broaden the company’s end markets. These investments included a multi-year modernization initiative launched in 2022 at Pierce, the company’s fire-apparatus business, which by 2025 had added 500,000 square feet of manufacturing space and 800 new employees to increase manufacturing capacity and reduce customer lead times. Mr. Pack also helped lead the $800 million acquisition of Oshkosh AeroTech in 2023, expanding the company into airport ground-support equipment and services.

•
Mr. Pack began his career at Grant Thornton LLP (1997-2006) where he became a Senior Audit Manager and developed a strong foundation in financial reporting, accounting and internal controls. He is a Certified Public Accountant, providing the Board with rigorous financial oversight to support the Company’s long-term financial health and stability.

Proxy Statement for 2026 Annual Meeting 29

Director Compensation
The Board approves non-employee director compensation based on recommendations of the Human Resources Committee. The Human Resources Committee has engaged Semler Brossy to analyze the total compensation paid to the Board. Semler Brossy assisted the committee in reviewing the market data and made recommendations regarding the types and amounts of compensation we pay our non-employee directors.
Employee directors receive no additional compensation for serving on the Board or its committees. For Fiscal 2026, non-employee directors received the following compensation for their service on the Board:

Compensation Element		Fiscal 2026
Annual Board Cash Retainer		$90,000
• Payable in quarterly installments in arrears
Annual Board/New Board Member Equity Retainer		$150,000
• Granted in the form of restricted stock units for the upcoming year
Annual Board Chair Cash Retainer		$150,000
• Payable in quarterly installments in arrears
Annual Committee Chair Cash Retainer	Audit and Finance Committee	$20,000
• Payable in quarterly installments in arrears	Other Committees	$15,000

Director equity awards are granted prospectively for the upcoming year. This means that any new directors will receive a prorated award at the next regularly scheduled Board meeting, if the next regularly scheduled Board meeting is not the meeting at which annual awards are granted. Directors who joined the Board before we began prospectively granting equity awards will receive an award of the annual grant prior to separation of service from the Board that provides for accelerated vesting of the award upon retirement from the Board at the conclusion of his or her term.
Based on the committee’s review of our non-employee director compensation program with Semler Brossy, the committee recommended, and the Board approved, maintaining the current director compensation program for Fiscal 2027.
Use of Winnebago Industries Products
We encourage each of our independent directors to use our recreational vehicles and boats on a periodic and temporary basis at no charge to gain a first-hand understanding of the outdoor lifestyle experienced by our customers and to provide our directors with the opportunity to evaluate product design and efficiency.

Proxy Statement for 2026 Annual Meeting 30

Director Compensation Table
The following table sets forth the total compensation paid to each non-employee director for Fiscal 2026:

Director	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Sara E. Armbruster	105,000	150,000	—	255,000
Christopher J. Braun	90,000	150,000	—	240,000
Kevin E. Bryant	110,000	150,000	—	260,000
William C. Fisher	90,000	150,000	—	240,000
Staci L. Kroon	105,000	150,000	—	255,000
David W. Miles	134,355	150,000	—	284,355
John M. Murabito	210,645	150,000	—	360,645
Michael E. Pack	90,000	150,000	—	240,000
Emily R. Silver	30,000	49,727	—	79,727

(1)	Our directors may elect to receive retainer fees in cash or may defer their retainer fees into the Directors’ Deferred Plan.
(2)
During Fiscal 2026, the Board Chair received an additional $150,000 per year, the Audit and Finance Committee Chair received an additional $20,000 annual retainer, and the Chairs of the other Board committees received an additional $15,000 annual retainer, each of which are reflected in these figures.

(3)
These awards are valued at $30.75 per share, the closing stock price on October 14, 2025, the date of the restricted stock unit grant, except for Ms. Silver’s award, which is valued at $32.02, the closing stock price on May 1, 2026, the date of her restricted stock unit grant.

(4)	None of the directors received perquisites and other personal benefits with an aggregate incremental value of $10,000 or more.
Non-Employee Director Equity Awards Outstanding as of August 29, 2026
As of August 29, 2026, our non-employee directors held the restricted stock, restricted stock units, and deferred stock units set forth below. The deferred stock units were granted under the Directors’ Deferred Plan described below.

Director	Restricted Stock Awards / Units(1)	Deferred Stock Units
Sara E. Armbruster	4,878	—
Christopher J. Braun	9,618	—
Kevin E. Bryant	4,878	—
William C. Fisher	15,618	6,327
Staci L. Kroon	4,878	—
David W. Miles	9,618	13,355
John M. Murabito	7,018	—
Michael E. Pack	4,878	4,310
Emily R. Silver	1,553	—

(1)
Non-employee directors are granted restricted stock units annually as part of the director compensation program and these restricted stock units vest on the one-year anniversary of the date of grant. In addition, Messrs. Braun, Fisher, Miles, and Murabito received grants of restricted stock as part of the non-employee director compensation program in previous years that will vest upon their termination of service from the Board.

Proxy Statement for 2026 Annual Meeting 31

Director Ownership Guidelines
Our corporate governance policy requires us to maintain guidelines encouraging non-employee director stock ownership. Our current guidelines require non-employee directors to hold common stock, stock units or other equity equivalents having a market value of at least 500% of their annual cash retainer of $90,000 (as well as any additional cash retainer amounts earned relating to his or her chair positions), and that they attain this level of stock ownership within five years of becoming a director. All non-employee directors have met this goal or are on track to meet this goal within the prescribed five-year time frame.
Directors’ Deferred Compensation Plan
We maintain the Winnebago Industries, Inc. Directors’ Deferred Compensation Plan (the “Directors’ Deferred Plan”) for all non-employee directors. A non-employee director can defer 50% or 100% of the retainer and fee payments that would otherwise be paid to him or her in cash and can defer taxes on such compensation.
A participant may elect to apply his or her annual cash retainer amounts to either, but not both, money credits or Winnebago stock units.
Money credits are units credited in the form of dollars to a participant’s account established by the Company. The money credits accrue interest from the credit date. Presently, the interest rate to be applied to money credits is the 30-year Treasury bond yield as of the first business day of the plan year.
Winnebago Industries stock units are denominated in the form of the Company’s common stock. The stock units accrue dividends, if any, paid by us on our common stock. The number of Winnebago Industries stock units recorded in a participant’s account is determined based on the closing price of a share of our common stock on the NYSE on the date upon which the account is credited.
A participant will generally receive payment of his or her Directors’ Deferred Plan account (either in a lump sum payment or annual installments, as elected by the participant) at the earlier of a “change in control” of the Company, as defined in the Directors’ Deferred Plan, termination of service as a director, or, if elected by the participant, at the time elected by the participant; provided that a participant will receive a lump-sum distribution of his or her account within 30 days following his or her termination of service as a director after such change in control.
The Winnebago Industries stock units credited to a participant’s account are included in the “Security Ownership of Certain Beneficial Owners and Management” table in this Proxy Statement.
Director Annual Equity Grants
The Fiscal 2026 equity awards, issued in the form of restricted stock units, were granted in October 2025 pursuant to the Winnebago Industries, Inc. Amended & Restated 2019 Omnibus Incentive Plan (the “2019 Plan”).
Each restricted stock unit vests approximately one year from the date of the applicable grant. If a participant terminates his or her service as a director prior to the vesting of the underlying restricted stock unit award, the award will be forfeited by the director, except as follows: (i) in the event of the director’s death or disability prior to vesting, all unvested restricted stock units will vest as of the termination date and (ii) in the event of a change in control while the director is serving on the Board, all unvested restricted stock units will vest on the date of termination. Directors may also elect to defer settlement of their vested restricted stock units until the director’s service to the Company terminates or, if earlier, upon a change in control.
Director Compensation Limits
The 2019 Plan limits the aggregate grant date fair value of all equity awards to a non-employee director during a calendar year to not more than $400,000, excluding awards granted at a director’s request in lieu of cash retainers or other fees payable in cash.

Proxy Statement for 2026 Annual Meeting 32

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the material elements of our executive compensation program. Throughout this discussion, we refer to named executive officers (“NEOs”). The following individuals are our NEOs for Fiscal 2026:

Name	Position
Michael J. Happe	President and Chief Executive Officer
Bryan L. Hughes	Senior Vice President – Chief Financial Officer, Investor Relations, Information Technology and Business Development
Donald J. Clark	Group President – Towable RV Segment; President – Grand Design RV
Casey J. Tubman	Group President – Newmar and Winnebago Motorized
Stacy L. Bogart	Senior Vice President – Chief Legal Officer, Corporate Secretary and Corporate Responsibility

Executive Summary
Executive Compensation Philosophy and Program Objectives
The Human Resources Committee (referred to in this Compensation Discussion and Analysis section of this Proxy Statement as the “committee”) believes that the most effective compensation program is one that is designed to pay for performance. Towards this end, we strive to reward the achievement of our specific annual, long-term and strategic goals and align executives’ interests with those of our shareholders, with the ultimate objective of improving shareholder value. The committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to our peer group. The committee believes executive compensation packages provided to our executives, including the NEOs, should include both cash and stock-based compensation that reward performance as measured against established goals.
The committee has worked with management and its independent compensation consultant, Semler Brossy, to design the current executive compensation programs, following the belief that compensation should reflect the value created for our shareholders while furthering our strategic goals. In doing so, we instituted our compensation programs to achieve the following goals:
⯀	Align the interests of management with those of our shareholders
⯀	Provide fair and competitive compensation
⯀	Integrate compensation with our business plans
⯀	Reward both business and individual performance
⯀	Attract and retain key executives critical to our success
These objectives emphasize pay for performance by providing an incentive opportunity for performance that meets or exceeds Company objectives.

Proxy Statement for 2026 Annual Meeting 33

Fiscal 2026 Performance Results

The Company’s financial results tied to annual incentive compensation measures for Fiscal 2026 are set forth below.

	Incentive Plan		Performance
	Annual(1)	Long-Term(2)	1-year	3-year(3)
Net Revenue ($ in thousands)	✔		$2,703,854	N/A
Operating Income ($ in thousands)	✔		$66,164	N/A
Net Working Capital	✔		19.4%	N/A
Average Return on Invested Capital (Incentive ROIC)(4)		✔	N/A	3.9%
Incentive Earnings Per Share (Incentive EPS)(4)		✔	N/A	$1.79

(1)
The annual Officers Incentive Compensation Plan metrics and performance for each of our named executive officers, other than Mr. Clark, are described in detail under the “Fiscal 2026 OICP” section of this Proxy Statement. Mr. Clark does not participate in the OICP; his incentive compensation is governed by the Grand Design Management Incentive Plan pursuant to his employment agreement.

(2)	The performance metrics for the Fiscal 2024-2026 performance share unit awards consisted of 50% Incentive ROIC and 50% Incentive EPS.
(3)
Relates to the Fiscal 2024-2026 performance period of the 2024-2026 LTIP plan. The full details of the plan and performance are outlined in the “Certification of Results for the Fiscal 2024-2026 LTIP Cycle” section of this Proxy Statement.

(4)
When determining the level of actual performance for the Fiscal 2024-2026 three-year performance period of the Long-Term Incentive Program (“LTIP”), the committee excluded the impact of certain events impacting comparability, consistent with our defined methodology. The Incentive ROIC metric was adjusted from ROIC to exclude the following: (i) pretax amortization, (ii) pretax restructuring and related costs, (iii) pretax gain on sale of property, plant and equipment, and (iv) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) pretax amortization, (ii) pretax impact of the loss incurred on the partial repurchase of our Senior Secured Notes, (iii) pretax restructuring and related costs, (iv) pretax gain on sale of property, plant and equipment, and (v) the tax impact of the aforementioned adjustments, as applicable.

Proxy Statement for 2026 Annual Meeting 34

Impact of Performance on Fiscal 2026 Compensation
The compensation program for our NEOs in Fiscal 2026 was directly impacted by our financial performance and total shareholder returns:

Performance Objective		Link to 2026 Compensation
Financial	⯀
For Messrs. Happe and Hughes, 70% of the 2026 annual incentive award was based on achieving targeted levels of net revenue (40%), operating income (50%), and net working capital (10%) at the enterprise level. For Ms. Bogart, 70% of the 2026 annual incentive award was based on achieving targeted levels of net revenue (40%) and operating income (60%) at the enterprise level. For Mr. Tubman, 70% of the 2026 annual incentive award was based on achieving targeted levels of financial performance, weighted as follows: 70% based on Newmar business unit performance (40% net revenue, 50% operating income, 10% net working capital), 25% based on Winnebago Motorhome and Specialty Vehicles performance (30% net revenue, 50% operating income, 20% net working capital), and 5% based on enterprise-level performance (40% net revenue, 50% operating income, 10% net working capital). The other 30% was tied to individual metrics aligned with goals deemed important to advancing business objectives.

⯀
Pursuant to the terms of his employment agreement, Mr. Clark’s incentive compensation is 90% dependent on pretax net income of the Grand Design business and 10% dependent on Grand Design’s performance against an operating target set by the Company.

	⯀	Payout for the Fiscal 2024-2026 LTIP awards was tied 50% to our Incentive ROIC and 50% to our Incentive EPS.
⯀
In Fiscal 2026, the committee approved the Winnebago Motorhome Profitability Improvement Bonus Plan (the “Motorhome Bonus Plan”), providing key Winnebago Motorhome leaders, including Mr. Tubman, the opportunity to earn bonus amounts tied to operating margin improvement goals for the Winnebago Motorhome business. Amounts earned under the Motorhome Bonus Plan are paid one-half in cash and one-half in restricted stock units.

Total Shareholder Returns	⯀	With the exception of Mr. Clark, 47% of our NEOs’ target compensation on average was delivered in the form of Company equity awards (71% in the case of our CEO).
⯀
15% of the annual equity grants made in Fiscal 2026 to all NEOs, excluding Mr. Clark, were in the form of stock options, which only have value to the executive if the value of the Company grows for our shareholders.

Based on our performance as measured against predefined goals, the 2024-2026 LTIP paid out at 0% of target, and the Fiscal 2026 Officers Incentive Compensation Plan (“OICP”) paid out as follows for all NEOs, except for Mr. Clark: 109.8% of target for Messrs. Happe and Hughes, 113.2% for Ms. Bogart, and 128.1% for Mr. Tubman. No amounts were earned under the Motorhome Bonus Plan as of the end of Fiscal 2026.
Mr. Clark received a cash incentive award of $2,871,251 for Fiscal 2026. This incentive was paid in four quarterly installments with respect to Fiscal 2026.

Proxy Statement for 2026 Annual Meeting 35

Other Pay and Governance Practices
The Company has adopted the following key programs, policies and practices to respond to best governance practices in executive compensation and enhance the alignment of our executive compensation programs and shareholder interests:

What we do	What we don’t do

✔
Tie the majority of target total compensation to performance
✔
Provide appropriate mix of pay to reward Company, line of business, and individual performance
✔
Align executive interests with the interests of the shareholders through equity-based awards
✔
Use different performance metrics for annual incentive awards and long-term incentive awards
✔
Maintain clawback policies, applicable to our executive officers’ incentive awards, which provide for the recoupment of incentive compensation payouts following certain financial restatements or in the event of certain misconduct
✔
Align our performance goals and measures with our strategy and operating plan
✔
Maintain meaningful executive and director stock ownership guidelines
✔
Conduct annual “say-on-pay” advisory votes
✔
Use an outside, independent third-party advisor to provide objective compensation advice to our fully-independent Human Resources Committee

✘
Provide excessive severance benefits to our executive officers
✘
Provide excise tax gross-ups upon change in control
✘
Grant equity awards subject to automatic acceleration of vesting (i.e., single-trigger) upon change in control
✘
Allow for hedging, pledging or speculative trading of Company securities by executives or directors
✘
Reprice options without shareholder approval
✘
Provide significant perquisites

Advisory Vote on Executive Compensation
At our 2025 annual meeting of shareholders, our shareholders voted to approve on an advisory basis the compensation of our NEOs. 96.3% of the votes cast with respect to this proposal were cast for approval of our NEOs’ compensation. The committee determined that our current executive compensation philosophy and compensation elements continued to be appropriate. We conduct regular investor outreach in the form of investor calls, attendance at investor conferences, execution of non-deal roadshows, and hosting of quarterly earnings calls with open Q&A. We continue to evaluate and refine our compensation programs on a regular basis and view the advisory vote as a helpful gauge of our compensation design.

Proxy Statement for 2026 Annual Meeting 36

Elements of Fiscal 2026 Compensation
The table below lays out the Fiscal 2026 compensation elements for all NEOs, other than Mr. Clark.

	Element	Mechanics	Rationale
Paid in Cash	Salary	Weekly payments Values correspond to experience and job scope	Provides competitive fixed pay to attract employees
Officers Incentive Compensation Plan (OICP)
Annual payout tied to performance against pre-determined metrics and goals across each of the first and last six months of Fiscal 2026 (weighted 50% and 50%, respectively)
For Fiscal 2026, the metrics included:
•
For Messrs. Happe and Hughes, 70% financial objectives at the enterprise level. For Mr. Tubman, 70% financial objectives, weighted 70% on Newmar business unit performance, 25% on Winnebago Motorhome and Specialty Vehicles performance, and 5% on enterprise-level performance. The enterprise-level financial objectives for Messrs. Happe, Hughes, and Tubman consist of:
  ○ 40% Net Revenue
  ○ 50% Operating Income
  ○ 10% Net Working Capital
•
For Ms. Bogart, 70% enterprise-level financial objectives, which consist of:
  ○ 40% Net Revenue
  ○ 60% Operating Income
•
For all NEOs (other than Mr. Clark), Individual Objectives are weighted 30%

Incentivizes achievement of key annual objectives at an enterprise-wide or individual business unit level, driving progress towards achievement of long-term initiatives
Net working capital is included as a metric for those NEOs that have direct oversight of capital allocation and operational decisions that influence working capital levels

Paid in Equity	Performance Share Units / Long-Term Incentive Program (LTIP) – Annual
50% of all annual equity awards
For the Fiscal 2026-2028 performance period, payouts are tied to performance against pre-determined goals across a three-year performance period.
The metrics consist of:
• 50% Incentive ROIC
• 50% Incentive EPS
Payouts range from 0%-200% of a pre-determined target value
Rewards for achievement of specific long-term financial objectives Aligns NEOs’ interest with long-term shareholder value creation
	Stock Options – Annual	15% of all annual equity awards Stock options can be exercised over 10 years and vest annually over three years in equal installments	Aligns NEOs’ interest with long-term shareholder value creation as measured by appreciation in stock price from the date of grant
	Restricted Stock Units – Annual	35% of all annual equity awards Restricted stock units vest annually over three years in equal installments	Aligns NEOs’ interest with long-term shareholder value creation Encourages executive retention
Paid in Cash and Equity	Winnebago Motorhome Profitability Improvement Bonus Plan
Bonus opportunity for Mr. Tubman which may be earned upon achievement of operating margin percentage goals for the Winnebago Motorhome business during a three-year term concluding at the end of Fiscal 2028. No amounts were earned as of the end of Fiscal 2026
Performance-based program to promote the growth and profitability of the Winnebago Motorhome business

Proxy Statement for 2026 Annual Meeting 37

In connection with our acquisition of Grand Design, we entered into an employment agreement with Mr. Clark in November 2016, which was most recently amended on October 17, 2023 to extend Mr. Clark’s employment through August 31, 2028. Under the current agreement, Mr. Clark is (i) paid an annual base salary of at least $500,000 and (ii) eligible to receive an incentive bonus pursuant to the pre-existing Grand Design Management Incentive Plan (the “Grand Design MIP”). Mr. Clark’s annual base salary was increased to $700,000 on October 14, 2024 in connection with his promotion to Group President – Towable RV Segment; President – Grand Design RV. Mr. Clark is not eligible to participate in any other Winnebago Industries cash or stock incentive program.
Performance-based Pay Mix
Consistent with the committee’s commitment to a strong, positive link among our business objectives, our performance and our executive compensation practices, we have placed a significant emphasis on pay “at risk,” based on the achievement of established business objectives and shareholder value creation. In Fiscal 2026, 86% of our CEO’s total target compensation and 73% of the average total target compensation of our other NEOs was at-risk, including annual incentive compensation and annual equity grants (including, for Mr. Tubman, the Motorhome Bonus Plan), with a significant emphasis on long-term performance and shareholder value creation. The following charts illustrate the components of our CEO’s Fiscal 2026 total target compensation, as well as the components of the average total target compensation for our other NEOs in Fiscal 2026, excluding Mr. Clark. Total target compensation includes Fiscal 2026 annualized base salary, target annual compensation, the grant date fair value of the annual equity grants made in Fiscal 2026, as reported in the Summary Compensation Table (and excludes benefits and other compensation).

(1)	Excludes Mr. Clark

Proxy Statement for 2026 Annual Meeting 38

Determination of Compensation
Role of the Human Resources Committee
The Human Resources Committee is responsible for reviewing and approving, annually, the corporate goals and objectives with respect to the compensation of all our executive officers, as described in the committee’s charter. The committee relies on its own review and the advice of its independent compensation consultant in establishing executive officer pay. The committee seeks the CEO’s input in making executive officer pay decisions for all executives other than himself, with the committee approving compensation decisions for all executive officers. In October 2025, the committee approved annual incentive performance objectives for Fiscal 2026 based upon the business plan for the year. In October 2025, the committee granted long-term incentive awards to our executive officers, including annual LTIP performance share units, stock options, and restricted stock units, and also approved the Motorhome Bonus Plan. After the completion of Fiscal 2026, the committee (i) approved the 2026 annual incentives for our NEOs based on achievement of the performance objectives established at the beginning of the year, (ii) certified achievement of performance objectives with respect to the LTIP performance share unit awards granted to then-current executives in Fiscal 2024 that had a performance period running from Fiscal 2024-2026, and (iii) determined that no amounts were earned under the Motorhome Bonus Plan by the end of Fiscal 2026.
Role of the Compensation Consultant
The Human Resources Committee retained Semler Brossy as its independent executive compensation consultant for Fiscal 2026. Retained by and reporting directly to the committee, Semler Brossy provided the committee with assistance in evaluating our executive compensation programs and policies, and, where appropriate, assisted with the revision of elements of the program. Additionally, Semler Brossy performed the following activities to support the committee:
⯀	Reviewed annual and long-term incentive designs and assisted with determination of annual and long-term incentive awards
⯀	Reviewed the total compensation program, including competitive peer group analysis and analysis of executive pay levels in relation to broader market survey data
⯀	Reviewed information provided to the committee by management
⯀	Developed recommendations with respect to CEO compensation decisions and provided advice to the committee on the compensation decisions affecting all executives, including the NEOs
⯀	Attended and participated in committee meetings as requested by the committee
⯀	Reported on compensation trends and best practices, plan design, and the reasonableness of individual compensation awards
⯀	Assisted the committee in reviewing the Board’s compensation and assessing its competitiveness relative to market
⯀
Assisted the committee in assessing the extent to which the Company’s compensation policies and practices promote reasonable and appropriate risk-taking behavior by management and avoid excessive risk-taking behavior

⯀	Provided a consultant independence and conflicts of interest assessment
⯀	Met with the committee and/or its members without management present
Semler Brossy did not provide any services to us other than those detailed above. The committee determined that no conflicts of interest exist with respect to Semler Brossy serving as an advisor to the committee. In making this determination, the committee considered various factors, including those set forth in the SEC’s and NYSE’s rules.

Proxy Statement for 2026 Annual Meeting 39

Role of Management
Our CEO and our other executive officers do not set their own compensation nor are they present when the committee sets their specific individual compensation. Our CEO provides his evaluation of each executive officer’s performance to the committee, and makes recommendations with respect to base salary and target incentives, incentive awards and equity awards for each executive officer other than himself. These recommendations are considered by the committee, which ultimately makes its own determinations. Our human resources department provides additional analysis and guidance as requested by the committee related to NEO compensation, including the following:
⯀	Developing, summarizing and presenting information and analyses to enable the committee to execute its responsibilities, as well as addressing specific requests for information from the committee
⯀	Attending committee meetings as requested to provide information, respond to questions and otherwise assist the committee
⯀
Assisting the CEO in making preliminary recommendations of base salary structure, annual and long-term (equity) program design and target award levels for the NEOs and other employees eligible to receive annual incentive awards

⯀	Preparing tally sheets outlining current pay opportunities and potential value of severance under various termination scenarios
Market Competitiveness Review
When setting Fiscal 2026 compensation, the Human Resources Committee focused on setting aggregate pay levels within a competitive range of the market median. Some roles may be higher or lower in the competitive range based on performance, tenure in role, or other internal considerations. Competitive market data is only one of several factors considered by the committee in setting executive compensation levels.
The committee establishes an individual annual bonus and equity incentive target opportunity for each NEO based on the committee’s evaluation of the executive’s experience, level, scope of responsibility and individual performance. Actual cash compensation may be more or less than the target opportunity as a result of performance under the incentive plan. Realized compensation from our equity-based awards may be higher or lower than the target opportunity as a result of our performance relative to the LTIP measures and our stock price performance.
In setting compensation, the committee compares base salaries, annual incentive opportunities and long-term compensation for the NEOs to a peer group of similarly sized companies (which we refer to collectively as our compensation peers). The peer group is reviewed and recommended annually by the committee’s independent consultant, Semler Brossy. For Fiscal 2026, the committee selected the companies listed below as our compensation peers based on a determination that they were within a reasonable range of the Company on key financial dimensions, including revenue and market value.

Compensation Peers
American Axle – AXL (NYSE)	Patrick Industries – PATK (NASDAQ)
Brunswick Corporation – BC (NYSE)	Polaris – PII (NYSE)
Crane Co. – CR (NYSE)	REV Group – REVG (NYSE)
Donaldson Company, Inc. – DCI (NYSE)	The Timken Company – TKR (NYSE)
Harley-Davidson, Inc. – HOG (NYSE)	The Toro Company – TTC (NYSE)
Hyster-Yale – HY (NYSE)	Wabash National – WNC (NYSE)
LCI Industries – LCII (NYSE)

Proxy Statement for 2026 Annual Meeting 40

In addition to the market comparison data based on the compensation peers listed above, to better understand the competitive talent market, the committee also reviewed compensation practices and levels at Thor Industries and Malibu Boats, two companies that operate in similar markets, but whose sizes are not sufficiently similar to be used for market comparisons.
For Fiscal 2027, the committee, with input from Semler Brossy, updated the compensation peer group to replace American Axle and REV Group, which were no longer appropriate comparators due to recent M&A activity, with Blue Bird Corporation, Federal Signal Corporation, and Fox Factory Holding Corp.
In addition to peer group data, Semler Brossy collected market data from compensation surveys for executive positions where the scope of responsibilities for the Company’s executives was not comparable to the peer group named executive officers and where general industry survey data provided a better match for comparable positions in the market.
Fiscal 2026 NEO Compensation Decisions
Base Salary
We provide NEOs with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on the individual’s position and responsibilities. The base salaries of our executives are also determined by considering such factors as:
⯀	Experience of the executive
⯀	Time in position
⯀	Individual performance
⯀	Level of responsibility for the executive
⯀	Economic conditions, Company performance, financial condition and strategic goals
⯀	Competitive market data provided by the committee’s independent compensation consultant
In general, base salary determinations are considered each year as part of the committee’s review process as well as upon a promotion or other change in job responsibility. In October 2025, after reviewing our NEOs’ performance, consideration of the above-referenced factors, and with input from the independent compensation consultant and our CEO, the committee recommended and approved the following base salary increases for Fiscal 2026:

Name	Fiscal 2026 Salary ($)	Fiscal 2025 Salary ($)	Percentage Increase (%)
Michael J. Happe	1,185,000	1,150,000	3.0
Bryan L. Hughes	643,750	625,000	3.0
Donald J. Clark	700,000	700,000	0.0
Casey J. Tubman	590,000	560,000	5.4
Stacy L. Bogart	570,263	555,000	2.8

Proxy Statement for 2026 Annual Meeting 41

Annual Incentive Plan — Officers Incentive Compensation Plan (OICP)
The OICP is designed to motivate and reward the successful completion of our annual performance goals as set by the Human Resources Committee. Seventy percent (70%) of the participants’ annual incentive compensation earned for a given fiscal year is calculated under the OICP in direct proportion to our financial performance expressed as a percentage (financial factor) against each participant’s compensation targets as determined by the committee. Thirty percent (30%) of the participants’ annual incentive compensation is earned to the extent each participant meets or exceeds individual performance goals. Each NEO, except for Mr. Clark, is eligible for a target award denominated as a percentage of Fiscal 2026 base salary. NEOs may earn from 0% of the target award up to a maximum of 200% of the target award under the OICP. In setting the target award percentages for the NEOs, the committee considers competitive data in the compensation peer studies, individual performance evaluations, and internal equity factors.
Fiscal 2026 OICP
Net revenue, operating income, net working capital, and individual objectives related to each NEO’s particular responsibilities were chosen by the committee as the performance measures under the OICP for Fiscal 2026. The following financial performance metrics represented 70% of OICP for all NEOs, other than Mr. Clark, measured at the enterprise-wide level (for Messrs. Happe and Hughes and Ms. Bogart) or at a combination of business unit and enterprise levels (for Mr. Tubman), which metrics were weighted as set forth in the tables below. For Mr. Tubman, the 70% financial component was weighted 70% on Newmar business unit performance (40% net revenue, 50% operating income, 10% net working capital), 25% on Winnebago Motorhome and Specialty Vehicles performance (30% net revenue, 50% operating income, 20% net working capital), and 5% on enterprise-level performance (40% net revenue, 50% operating income, 10% net working capital). Ms. Bogart’s financial objectives were weighted 60% operating income and 40% net revenue. The enterprise-level performance metrics were:
⯀	Net Revenue — focuses on overall enterprise and/or business unit growth; drives customer focus
⯀	Operating Income — reinforces the importance of profitable growth
⯀	Net Working Capital — helps measure overall financial health
Given the financial challenges of establishing an annual plan in a cyclical industry, the committee decided to continue separating the OICP into two measurement periods. There are two six-month performance periods established under the OICP, each of which has threshold, target and maximum goals for net revenue, operating income, and net working capital. The financial performance metrics are set at the beginning of the fiscal year for the first six-month performance period and at the beginning of the second six-month performance period for that period. Following the completion of the first six-month performance period, the results are computed for that period, and the payout results are banked until the end of the full 12-month performance period. The six-month performance periods are equally weighted.
Individual objectives (30% of the OICP for the NEOs other than Mr. Clark) provide actionable and measurable objectives controlled by each individual to achieve financial and non-financial goals.
Individual goals for our NEOs during Fiscal 2026 included the following:
For Mr. Happe, to continue driving enterprise-wide strategic priorities including delivering profitable share improvement across our RV and marine businesses; strengthening our financial profile through cost discipline and improved cash flow; and investing in sustainable differentiation through digital capabilities, data and AI initiatives, and product technology innovation.
For Mr. Hughes, to continue evolving our finance capabilities by driving cash and capital excellence, building a connected and data-driven finance function, leading cost discipline and financial accountability across the enterprise, and strengthening governance, risk management, and talent resilience.
For Mr. Tubman, to continue building a high-performing culture focused on safety and employee engagement, maintaining discipline on costs and investments, and unlocking productivity through technology, while also working to improve quality, elevate the customer journey, and launch new products.

Proxy Statement for 2026 Annual Meeting 42

For Ms. Bogart, to continue enhancing our innovation culture and protecting our inventions as assets, elevating product safety prevention and compliance, accelerating AI adoption to improve efficiency, strengthening sustainability and community impact, and building awareness with elected officials that represent areas in which we operate.
Following the completion of the first six-month performance period, in March of 2026, the committee evaluated performance for the first six-month performance period against the established OICP financial performance metrics and determined that the net revenue performance met the target metric; the operating income performance met the maximum metric; and the net working capital performance met the target metric. These results were “banked” for inclusion in the full-year payout determination. In October of 2026, the committee (i) evaluated performance for the second six-month performance period against the established OICP financial performance metrics and determined that each of the net revenue performance, operating income performance, and net working capital performance met the threshold metric, resulting in a 109.8% payout for Messrs. Happe and Hughes, a 113.2% payout for Ms. Bogart, in each case based on enterprise-wide performance and a 128.1% payout for Mr. Tubman based on a combination of Newmar business unit, Winnebago Motorhome and Specialty Vehicles, and enterprise-level performance and (ii) assessed the performance of each of the NEOs against his or her individual objectives to determine the OICP payout achieved as set forth below.
The tables below reflect the Fiscal 2026 OICP financial metric payout thresholds and targets for each period, as well as our performance against these metrics ($ in millions):
Enterprise-Wide Financial Performance Metrics for the First Six-Month Fiscal Year Period

Metric	Weight(1)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2026 Performance	Actual Payout % for Messrs. Happe and Hughes (Weighted)
Operating Income	50%	$8.9	$16.9 – $18.7	$22.2	$25.6	100%
Net Revenue	40%	$804.2	$1,273.4 – $1,407.4	$1,608.5	$1,360.1	40%
Net Working Capital	10%	21.8%	19.1% – 17.3%	14.6%	18.4%	10%
Total Payout Percentage						150%
50% of Total Percentage						75%

(1)
Ms. Bogart’s performance metrics are 60% Operating Income and 40% Net Revenue. Based on these weightings, Ms. Bogart’s total payout percentage for the first six-month performance period was 160%, and her 50% of total percentage was 80%.

Enterprise-Wide Financial Performance Metrics for the Second Six-Month Fiscal Year Period

Metric	Weight(1)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2026 Performance	Actual Payout % for Messrs. Happe and Hughes (Weighted)
Operating Income	50%	$37.9	$72.1 – $79.7	$94.8	$40.6	26.9%
Net Revenue	40%	$950.8	$1,505.4 – $1,663.9	$1,901.6	$1,343.7	34.2%
Net Working Capital	10%	21.2%	18.6% – 16.8%	14.2%	19.4%	8.4%
Total Payout Percentage						69.5%
50% of Total Percentage						34.8%

(1)
Ms. Bogart’s performance metrics are 60% Operating Income and 40% Net Revenue. Based on these weightings, Ms. Bogart’s total payout percentage for the second six-month performance period was 66.5%, and her 50% of total percentage was 33.2%.

Proxy Statement for 2026 Annual Meeting 43

Full 2026 Fiscal Year Enterprise-Wide Financial Results (70% of the OICP for Messrs. Happe and Hughes, and Ms. Bogart)(1)

Actual Total Financial Payout % (Weighted)
Total Fiscal Year Financial Performance Metrics Payout Percentage (Messrs. Happe and Hughes)	109.8%
Total Fiscal Year Financial Performance Metrics Payout Percentage (Ms. Bogart)	113.2%

(1)
Mr. Tubman’s financial performance is weighted 70% on Newmar business unit performance (40% net revenue, 50% operating income, and 10% net working capital), 25% on Winnebago Motorhome and Specialty Vehicles performance (30% net revenue, 50% operating income, and 20% net working capital), and 5% on enterprise-level performance (40% net revenue, 50% operating income, and 10% net working capital).

When determining the level of actual performance under the OICP, the committee considered and reviewed the CEO’s evaluation of each eligible NEO’s performance, other than his own. The committee determined that the participating NEOs achieved their individual performance goal opportunities at levels of: 100% of target for Mr. Happe, 100% of target for Mr. Hughes, 105% of target for Mr. Tubman, and 100% of target for Ms. Bogart.
The following table reflects the Fiscal 2026 year end salary, target OICP percentage and dollar amounts, and actual OICP percentage and dollar amounts earned by the participating NEOs, as approved by the committee. The portion of the OICP payout related to achievement of the metrics set at the beginning of the fiscal year is reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

		Fiscal 2026 Target OICP		Fiscal 2026 Actual OICP Performance
Name	Fiscal 2026 Eligible Earnings	% of Salary	Target Award	% of Target	Payout
Michael J. Happe	$1,185,000	N/A(1)	$1,250,000	106.9%	$1,335,750
Bryan L. Hughes	$643,750	100%	$643,750	106.9%	$687,911
Casey J. Tubman	$590,000	100%	$590,000	121.2%	$714,862
Stacy L. Bogart	$570,263	85%	$484,724	109.2%	$529,512

(1)	Mr. Happe’s target OICP is set at the listed target award amount and is not calculated as a percent of his base salary.
Mr. Clark does not participate in the OICP. For Fiscal 2026, Mr. Clark received an incentive bonus of $2,871,251 under the Grand Design MIP, which is described in more detail below.
Grand Design Management Incentive Plan
The Grand Design MIP is a pre-existing management incentive plan that was in place prior to the Company’s acquisition of Grand Design in November 2016 and was continued pursuant to the terms of Mr. Clark’s employment agreement. Under the Grand Design MIP, Mr. Clark is eligible to receive a quarterly incentive bonus calculated as 3.5% of the pretax net income of the Grand Design business (before taking into account any bonus payments under the plan). Payment under the Grand Design MIP is 90% dependent on pretax net income performance of the Grand Design business and 10% dependent on Grand Design’s performance against an operating target set by the Company. Any incentive bonus earned under the Grand Design MIP is paid in quarterly cash installments, with each payment made within 30 days after the Company determines the pretax net income for the applicable fiscal quarter. Mr. Clark is not eligible to participate in any other Winnebago Industries cash or stock incentive program, including the OICP or LTIP.
Winnebago Motorhome Profitability Improvement Bonus Plan
On October 20, 2025, the committee approved the Motorhome Bonus Plan for key members of our Winnebago Motorhome leadership team, including Mr. Tubman. The plan is designed to promote the growth and profitability of our Winnebago Motorhome business by providing an opportunity to earn some or all of a certain bonus amount ($0.9 million in the case of Mr. Tubman) over a three-year performance period from Fiscal 2026 to Fiscal 2028. Amounts earned under the plan will be paid one-half in cash and one-half in restricted stock units.

Proxy Statement for 2026 Annual Meeting 44

Fiscal 2026 Equity Awards
We recognize long-term incentive opportunities as an important element of the total executive compensation program for NEOs. Long-term incentives are intended to retain and motivate executives and to encourage a strong link between management objectives and long-term shareholder interests. In Fiscal 2026, we awarded long-term incentives under our 2019 Plan in the form of annual LTIP performance share units, restricted stock units and stock options.
Mr. Clark does not receive equity awards under the long-term incentive program because he participates in the Grand Design MIP in lieu of other incentive compensation.
LTIP / Performance Share Units
Each year, the committee establishes a three-year performance plan to promote our long-term growth and profitability and to attract and retain executives by providing them an incentive award consisting of performance share units that settle, when and to the extent earned and vested, in shares of the Company’s common stock. The amount of an NEO’s performance share incentive compensation earned for the three-year period is calculated to be in direct linear proportion to our measured financial performance expressed as a percentage against compensation targets as approved by the committee.
In general, the awards are based on our financial performance as measured against the three-year performance plan approved by the committee. The committee approved financial measurements and weightings for each specific three-year plan (as set forth in the following chart).
For the Fiscal 2026-2028 LTIP performance share units, the committee selected the following Company performance metrics:

Metric	Weight
Incentive ROIC	50%
Incentive EPS	50%

The definitions of Incentive ROIC and Incentive EPS incorporate adjustments for Board-approved non-recurring disclosure items affecting comparability, including adjustments for acquisitions and divestitures where appropriate, which generally align with our non-GAAP financial reporting.
Given the financial challenges of establishing a three-year performance plan in a cyclical industry, the committee decided to continue using four measurement periods for the Fiscal 2026-2028 LTIP. The performance goals are set at the beginning of the one-year performance period for Period 1 and the three-year performance period for Period 4, established at the start of fiscal year 2027 for Period 2 and established at the start of fiscal year 2028 for Period 3. The measurement periods and associated payout weightings are indicated below:

Measurement Period	Weight
Period 1: Fiscal 2026 (financial performance measured against Fiscal 2026 financial plan)	25%
Period 2: Fiscal 2027 (financial performance measured against Fiscal 2027 financial plan)	25%
Period 3: Fiscal 2028 (financial performance measured against Fiscal 2028 financial plan)	25%
Period 4: Fiscal 2026-2028 (financial performance measured against financial plan for Fiscal 2026-2028 period)	25%

Following the completion of each of these measurement periods, the results are computed, and the payout results are “banked” until the end of Period 4. Employees must be employed by the Company on the date of payout, following the end of Period 4, to receive any payout, except in the case of an employee’s retirement (as more fully described under the “Long-Term Incentive Program and Performance Share Units” section below). The number of performance share units that may be earned ranges from 0% to 200% of the target number of shares.
We do not disclose the specific performance goals or targets for performance-based equity awards while the performance periods are in-progress because revealing our specific targets during the performance periods would

Proxy Statement for 2026 Annual Meeting 45

provide competitors and other parties with insights into our confidential planning process and strategies, which would result in competitive harm to us. The committee believes the attainment of the target performance levels, while uncertain, could be reasonably achieved with strong execution. Threshold goals represent the minimum level of performance necessary for there to be a payout for that performance measure, and the committee believes the threshold goals are rigorous, but likely to be achieved. Maximum goals represent levels of performance at which the committee determined a payout of 200% of target would be appropriate. The committee believes that the maximum goals established are more aggressive goals.
Restricted Stock Units
In Fiscal 2026, NEOs were granted restricted stock units that vest annually over three years in equal installments, beginning on the first anniversary of the grant date.
Stock Options
In Fiscal 2026, NEOs were granted stock options that vest over three years in equal installments, beginning on the first anniversary of the grant date, and once vested, can be exercised until the 10-year anniversary of the grant date.
Fiscal 2026 Awards
The target value of the annual equity incentive awards granted to the NEOs in Fiscal 2026 was as set forth below.

	Annual Awards Weighting
Name	LTIP / Performance Shares (50%)(1)	Restricted Stock Units (35%)	Stock Options (15%)	Fiscal 2026	Fiscal 2025	% Increase/ Decrease(2)
Michael J. Happe	$3,050,000	$2,135,003	$914,997	$6,100,000	$6,099,981	0%
Bryan L. Hughes	$643,751	$450,611	$193,127	$1,287,489	$1,250,056	3.0%
Donald J. Clark(3)	N/A	N/A	N/A	N/A	N/A	N/A
Casey J. Tubman	$472,013	$330,409	$141,598	$944,020	$671,948	40.5%(4)
Stacy L. Bogart	$441,939	$309,376	$132,584	$883,899	$860,194	2.8%

(1)	To perform this calculation, we assumed that the annual LTIP/performance share unit awards for Fiscal 2026 and Fiscal 2025 were earned at target.
(2)
The committee approved the increase in the target value of equity incentive awards granted to these NEOs in Fiscal 2026 based on a review of each NEO’s target value of equity incentive awards as compared to the peer group, market data, and individual performance.

(3)	Mr. Clark does not receive annual equity awards because he participates in the Grand Design MIP in lieu of other incentive compensation.
(4)
Mr. Tubman’s 40.5% increase reflects his increased responsibilities resulting from his promotion to Group President – Newmar & Winnebago Motorized role along with his new responsibilities of overseeing the Company’s Enterprise Corporate Strategic Planning.

Proxy Statement for 2026 Annual Meeting 46

Certification of Results for the Fiscal 2024-2026 LTIP Cycle
For the Fiscal 2024-2026 LTIP performance share units, the committee used the metrics of Incentive ROIC and Incentive EPS for each of the following performance periods: (i) Period 1: Fiscal 2024 (financial performance measured against goals established at the beginning of the Fiscal 2024-2026 performance period using the Fiscal 2024-2026 long-range plan); (ii) Period 2: Fiscal 2025 (financial performance measured against goals established at the beginning of Fiscal 2025); (iii) Period 3: Fiscal 2026 (financial performance measured against goals established at the beginning of Fiscal 2026); and (iv) Period 4: Fiscal 2024-2026 (financial performance measured against goals established at the beginning of the Fiscal 2024-2026 performance period using the Fiscal 2024-2026 long-range plan). The award payouts were determined based on our performance against these metrics.
The definitions of Incentive ROIC and Incentive EPS incorporate adjustments for Board-approved non-recurring disclosure items affecting comparability, including adjustments for acquisitions and divestitures where appropriate, which generally align with our non-GAAP financial reporting. The payout scale provided for a minimum award of 0% of the shares granted and a maximum award of 200% of the shares granted. Subsequent to Fiscal 2026, the committee determined that the metrics for the Fiscal 2024-2026 LTIP performance period did not meet threshold levels, and therefore no performance share units were earned. The table below reflects our performance against the original metrics:

Performance Period	Weight	Metric	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Performance	Actual Payout %
Period 1(1) (Fiscal 2024)	25%	Incentive ROIC	50%	9.2%	11.7% - 12.9%	14.8%	4.8%	0%
		Incentive EPS	50%	$5.98	$7.57 - $8.37	$9.56	$3.40	0%
		Payout Percentage						0%
		Weighted Payout Percentage						0%
Period 2(2) (Fiscal 2025)	25%	Incentive ROIC	50%	5.9%	7.4% - 8.2%	9.4%	3.5%	0%
		Incentive EPS	50%	$3.38	$4.28 - $4.73	$5.40	$1.67	0%
		Payout Percentage						0%
		Weighted Payout Percentage						0%
Period 3(3) (Fiscal 2026)	25%	Incentive ROIC	50%	4.1%	5.2% - 5.8%	6.6%	3.9%	0%
		Incentive EPS	50%	$1.98	$2.51 - $2.77	$3.17	$1.79	0%
		Payout Percentage						0%
		Weighted Payout Percentage						0%
Period 4(4) (Fiscal 2024-2026)	25%	Incentive ROIC	50%	11.6%	14.7% - 16.3%	18.6%	3.9%	0%
		Incentive EPS	50%	$9.26	$11.72 - $12.96	$14.81	$1.79	0%
		Payout Percentage						0%
		Weighted Payout Percentage						0%
Total Payout Percentage								0%

(1)
The Incentive ROIC metric was adjusted to exclude the following: (i) the pretax acquisition-related costs associated with the acquisition of Lithionics, (ii) pretax amortization, (iii) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) the pretax acquisition-related costs associated with the acquisition of Lithionics, (ii) pretax amortization, (iii) pretax earnout valuation adjustments related to the Barletta acquisition, (iv) pretax change in fair value of notes receivable, (v) loss on inducement related to the repurchase of convertible notes, (vi) impact of the goodwill impairment of the Chris-Craft reporting unit, and (vii) the tax impact of the aforementioned adjustments, as applicable.

(2)
The Incentive ROIC metric was adjusted to exclude the following: (i) pretax amortization, (ii) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) pretax amortization, (ii) pretax impact of the loss incurred on the partial repurchase of our Senior Secured Notes, (iii) pretax restructuring and related costs, (iv) pretax asset impairment, and (v) the tax impact of the aforementioned adjustments, as applicable.

(3)
The Incentive ROIC metric was adjusted to exclude the following: (i) pretax amortization, (ii) pretax restructuring and related costs, (iii) pretax gain on sale of property, plant and equipment, and (iv) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS

Proxy Statement for 2026 Annual Meeting 47

metric was adjusted from diluted EPS to exclude the following: (i) pretax amortization, (ii) pretax impact of the loss incurred on the partial repurchase of our Senior Secured Notes, (iii) pretax restructuring and related costs, (iv) pretax gain on sale of property, plant and equipment, and (v) the tax impact of the aforementioned adjustments, as applicable.
(4)
The Incentive ROIC metric was adjusted to exclude the following: (i) pretax amortization, (ii) pretax restructuring and related costs, (iii) pretax gain on sale of property, plant and equipment, and (iv) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) pretax amortization, (ii) pretax impact of the loss incurred on the partial repurchase of our Senior Secured Notes, (iii) pretax restructuring and related costs, (iv) pretax gain on sale of property, plant and equipment, and (v) the tax impact of the aforementioned adjustments, as applicable.

Benefits
Our NEOs are eligible to participate in the same benefit plans designed for all our full-time employees. The basic insurance package includes health, dental, disability and basic group life insurance. Except as specifically summarized in this Compensation Discussion and Analysis and the “2014 Plan and 2019 Plan Benefits” and “Annual Incentive Plan Payments” sections below, we do not currently provide retirement payments and benefits for our NEOs, such as defined benefit plans and supplemental executive retirement plans.
Profit Sharing and Deferred Savings and Investment Plan
We maintain a 401(k) plan, the Winnebago Industries, Inc. Profit Sharing and Deferred Savings and Investment Plan (the “401(k) Plan”), which is a tax-qualified defined contribution plan maintained for the benefit of substantially all hourly and salaried employees, including our executives. The 401(k) Plan offers NEOs and all other employees the opportunity to defer a percentage of their base compensation and incentive pay (“401(k) Eligible Compensation”). The Company currently matches employee contributions dollar for dollar up to 3% of 401(k) Eligible Compensation and half of employee contributions up to the next 2% of 401(k) Eligible Compensation (subject to IRS limits and 401(k) safe harbor considerations), subject to a two-year, pro-rata vesting period for employees hired after January 1, 2018.
Executive Deferred Compensation Plan (Non-Qualified Deferred Compensation Plan)
Under the Executive Deferred Compensation Plan (“Deferred Compensation Plan”), executive officers and certain key employees may annually choose to defer up to 50% of their salary and up to 100% of their cash incentive awards. The committee has determined that the Deferred Compensation Plan will have the same nominal investment options as the 401(k) Plan. The Company does not provide any matching contributions to the Deferred Compensation Plan.
Perquisites
We provide NEOs with limited perquisites that the committee believes are reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Based upon this periodic review, perquisites are awarded or adjusted on an individual basis. Not all NEOs receive the same, or equal levels, of perquisites.
The perquisites provided to our NEOs include:
⯀	Executive Physical. To encourage executives to monitor and maintain good health, we pay for voluntary annual physical examinations for executives, including the NEOs.
⯀
Recreational Vehicle and Boat Use. Our executives, including NEOs, can use our recreational vehicles and boats on a periodic and temporary basis. We encourage our executives to have a first-hand understanding of the outdoor lifestyle experienced by our customers and to provide our executives with the opportunity to evaluate product design and efficiency.

⯀	Car Allowance. A car allowance is provided as frequent travel is required.
⯀	Financial and Tax Planning. To address complex tax and financial situations, we pay for tax and financial planning.

Proxy Statement for 2026 Annual Meeting 48

Additional Compensation Policies
Policies and Procedures Related to the Grant of Certain Equity Awards
The Company does not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. Our current long-term incentive program includes the grant of stock options, representing 15% of the total long-term incentive value for Fiscal 2026 awards. Consistent with our annual compensation cycle, the committee typically grants annual equity awards, including stock options, to our executive officers in October of each year at the committee’s first meeting of our fiscal year. The dates for these committee meetings are set more than a year in advance on a fairly consistent cadence year over year.
The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).
As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.
Stock Ownership Guidelines
The committee has adopted stock ownership guidelines for executive officers. The purpose of the guidelines is to encourage our executive officers to own and retain Company shares, thereby aligning their interests with our shareholders. In general, each executive officer has five years from the date he or she becomes an executive to accumulate the appropriate number of shares. In addition, each executive officer is required to retain 50% of any after-tax shares received from the vesting of awards or exercise of stock options until the applicable stock ownership guideline is met. For purposes of this determination, stock ownership includes shares of our common stock that are owned directly, unvested restricted stock, and unvested restricted stock units (other than stock units subject to achievement of performance targets).
We review our stock ownership guidelines on a periodic basis. The table below describes the current ownership guidelines for the NEOs. As of August 29, 2026, each of our NEOs had either met his or her stock ownership guideline goal or was on track to meet this goal within the prescribed five-year time frame.

Name	Stock Ownership Guidelines (as a multiple of base salary)	In Compliance with Guidelines?
Michael J. Happe	5x	Yes
Bryan L. Hughes	3x	Yes
Donald J. Clark	2.5x	Yes
Casey J. Tubman	2.5x	On Track
Stacy L. Bogart	2.5x	Yes

Employment, Severance and Change in Control Arrangements
Employment Agreements
Mr. Happe and Mr. Clark are the only NEOs with individual employment agreements with the Company.
In December 2021, Mr. Happe and the Company entered into an amended and restated employment agreement, which provides that if Mr. Happe is terminated by the Company without cause or terminates employment with the Company for good reason (as such terms are defined in his employment agreement), he is entitled to severance pay of two times his annual base salary, payable in installments over 24 months, and an amount equal to two times his target annual bonus plus the annual COBRA premium cost for Mr. Happe’s group medical, dental and vision insurance coverage, payable in a lump sum. Mr. Happe is also subject to one-year non-competition and non-solicitation covenants following termination of employment.

Proxy Statement for 2026 Annual Meeting 49

If Mr. Clark is terminated by the Company without cause or terminates employment with the Company for good reason (as such terms are defined in his employment agreement), he is entitled to severance pay of his base salary for 12 months and any earned but unpaid incentive bonus due under the Grand Design MIP through the fiscal quarter in which the termination occurred. Mr. Clark is subject to non-compete and non-solicitation covenants that terminate one year following termination of employment.
Executive Officer Severance Plan
In December 2021, the committee approved a Winnebago Executive Officer Severance Plan (the “Executive Severance Plan”) that applies to all of the Company’s executive officers, including the NEOs, other than Messrs. Happe and Clark, and provides severance benefits for eligible executives outside of a change in control of the Company. The Executive Severance Plan provides that, in the event of a termination of an eligible executive’s employment without cause or for good reason, the eligible executive would be entitled to receive 12 months of salary continuation and a payment equal to the target annual incentive under the OICP, as well as 12 months of COBRA premiums, subject to certain conditions.
Executive Change in Control Agreements
Each of the NEOs, including Mr. Happe and Mr. Clark, has also entered into an Executive Change in Control Agreement (“CIC Agreement”) with the Company.
The CIC Agreements generally provide that, in the event of a termination of the executive’s employment (for a reason other than death, disability, termination for cause or a voluntary termination of employment by the executive for good reason) within two years of a change of control, such executive will receive severance pay relative to salary and target annual incentives under the OICP (as well as annual COBRA premium cost) at a 2x multiple (or 3x, in the case of Mr. Happe only). The CIC Agreement for Mr. Clark provides that the severance benefit payable would be capped at $3,000,000.
The committee believes these arrangements are an important part of the total executive compensation program because they protect our interest in the continuity and stability of the executive group, and facilitate a smooth transition in the event that an executive’s employment is terminated under circumstances covered by the arrangements. The committee also believes that the CIC Agreements will motivate our executives to maximize the value of the Company upon a change in control for the benefit of its shareholders, ensure that the Company will have the continued dedication and objectivity of our executives, notwithstanding the possibility, threat, or occurrence of a change in control, and help keep them focused on minimizing interruptions in business operations by reducing any concerns they may have of being terminated prematurely and without cause during any ownership transition. See “Potential Payments upon Termination or Change in Control-Executive Change in Control Agreements” below for additional detail.
Clawback Policies
Our incentive compensation programs include “clawback” provisions for each of the OICP and LTIP programs, which, in part, provide for the recoupment of incentive compensation payouts if payments are made based on the achievement of financial results that are subsequently restated due to material noncompliance with financial reporting requirements. In addition, our compensation recovery policies (the “Clawback Policies”) provide for the recovery of certain compensation from all of our officers subject to Section 16 of the Exchange Act in certain circumstances. The Clawback Policies provide that the Company will require recovery of erroneously awarded incentive-based compensation in the event of a financial restatement, all as required by the SEC rules and NYSE listing requirements, and such compensation as the committee determines in the event of certain misconduct by the Section 16 officer.

Proxy Statement for 2026 Annual Meeting 50

Tax Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (“Code”) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000. While our committee is mindful of the benefit to us of the deductibility, it believes that we should maintain flexibility in compensating our executive officers in a manner that best promotes our corporate objectives.
Section 409A of the Internal Revenue Code
Section 409A of the Code (“Section 409A”), which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on a recipient of deferred compensation that does not comply with Section 409A. Although the Company makes no guarantees with respect to exemption from, or compliance with, Section 409A, our committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and strives to structure its non-qualified deferred compensation plans to meet these requirements.
Compensation-Related Risk Assessment
Our committee has analyzed the potential material risks that may be created by our compensation programs. Because performance-based incentives play a large role in our executive compensation program, it is important to ensure that these incentives do not result in our employees taking actions that may conflict with the Company’s long-term interests. The committee reviewed and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage employees to take unnecessary or excessive risks.

Proxy Statement for 2026 Annual Meeting 51

Human Resources Committee Report
The Human Resources Committee of the Board has reviewed and discussed the foregoing Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this Proxy Statement.
Human Resources Committee:
Sara E. Armbruster, Chair
Staci L. Kroon
John M. Murabito
Emily R. Silver
Human Resources Committee Interlocks and Insider Participation
The current members of the Human Resources Committee, Mses. Armbruster, Kroon, and Silver, and Mr. Murabito, were not at any time during Fiscal 2026 or at any other time a Winnebago Industries officer or employee, and no member had any relationship with the Company requiring disclosure under applicable SEC rules. No executive officer has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or the Human Resources Committee during Fiscal 2026.

Proxy Statement for 2026 Annual Meeting 52

Compensation Tables and Narrative Disclosure
Summary Compensation Table
The tables below contain compensation information for each of our NEOs for Fiscal 2026, 2025, and 2024.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Changes in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Michael J. Happe President and Chief Executive Officer	2026	1,185,000	—	5,185,003	914,997	1,335,750	—	40,911	8,661,661
	2025	1,150,000	—	6,185,000	915,006	704,000	—	45,892	8,999,898
	2024	1,121,154	—	4,717,461	832,492	505,500	—	40,624	7,217,231
Bryan L. Hughes Senior Vice President – Chief Financial Officer, Investor Relations, Information Technology and Business Development	2026	643,750	—	1,094,362	193,127	687,911	—	42,532	2,661,682
	2025	625,000	—	1,437,547	187,511	408,250	—	42,824	2,701,132
	2024	611,539	—	917,990	161,995	259,254	—	40,624	1,991,402
Donald J. Clark Group President – Towable RV Segment; President – Grand Design RV	2026	700,000	—	—	—	2,871,251	—	14,875	3,586,126
	2025	676,923	—	—	—	4,090,474	—	14,475	4,781,872
	2024	509,616	—	—	—	4,732,606	—	14,354	5,256,576
Casey J. Tubman Group President – Newmar and Winnebago Motorized	2026	590,000	—	802,422	141,598	714,862	—	44,273	2,293,155
	2025	560,000	—	839,957	100,791	850,828	—	41,283	2,392,859
	2024	545,289	—	500,189	88,277	587,072	—	43,070	1,763,897
Stacy L. Bogart Senior Vice President – Chief Legal Officer, Corporate Secretary and Corporate Responsibility	2026	570,263	—	751,315	132,584	529,512	—	40,911	2,024,585
	2025	555,000	—	989,251	129,029	301,071	—	41,772	2,016,123
	2024	543,250	—	679,573	119,928	188,745	—	40,624	1,572,120

Proxy Statement for 2026 Annual Meeting 53

(1)	The table below illustrates the three categories of stock awards as presented above:

Name	Fiscal Year	Non-Performance- Based Restricted Stock Grant(a) ($)	LTIP / Performance Share Units(b) ($)	Fiscal 2025 Performance Share Units(c) ($)	Total Stock Awards ($)
Michael J. Happe	2026	2,135,003	3,050,000	—	5,185,003
	2025	2,134,979	3,049,996	1,000,025	6,185,000
	2024	1,942,484	2,774,977	—	4,717,461
Bryan L. Hughes	2026	450,611	643,751	—	1,094,362
	2025	437,522	625,023	375,002	1,437,547
	2024	378,017	539,973	—	917,990
Donald J. Clark	2026	—	—	—	—
	2025	—	—	—	—
	2024	—	—	—	—
Casey J. Tubman	2026	330,409	472,013	—	802,422
	2025	235,186	335,971	268,800	839,957
	2024	205,967	294,222	—	500,189
Stacy L. Bogart	2026	309,376	441,939	—	751,315
	2025	301,061	430,104	258,086	989,251
	2024	279,845	399,728	—	679,573

(a)
These amounts represent restricted stock units granted each computed in accordance with Accounting Standards Codification (“ASC”) 718. The grant date fair value of each of the awards was determined at the closing price of the Company’s shares on the NYSE on the grant date without regard to estimated forfeitures related to service-based vesting conditions.

(b)
These amounts represent the grant date fair value computed in accordance with ASC 718 of the LTIP/performance share unit awards. These amounts represent the values that are based on achievement of 100% of the target performance. Assuming achievement of the maximum 200% of target performance, the value of the Fiscal 2026-2028 LTIP awards would have been: $6,100,000 for Mr. Happe; $1,287,502 for Mr. Hughes; $944,026 for Mr. Tubman; and $883,878 for Ms. Bogart. Assumptions used in the calculation of the amounts reported in this column are included in Note 13, Stock-Based Compensation Plans, of the Notes to the Consolidated Financial Statements included in our 2026 Form 10-K.

(c)
These amounts represent the grant date fair value computed in accordance with ASC 718 of the Fiscal 2025 performance share unit awards specific to Fiscal 2025 Incentive EPS goals, which awards were not earned. These amounts represent the values that are based on achievement of 100% of the target performance. Assuming achievement of the maximum 200% of target performance, the value of the Fiscal 2025 performance share units would have been: $2,000,050 for Mr. Happe; $750,004 for Mr. Hughes; $537,600 for Mr. Tubman; and $516,172 for Ms. Bogart. Assumptions used in the calculation of the amounts reported in this column are included in Note 13, Stock-Based Compensation Plans, of the Notes to the Consolidated Financial Statements included in our 2025 Form 10-K.

(2)
The amounts shown represent the aggregate grant date fair values of the option grants. Assumptions used in the calculation of the amounts reported in this column are included in Note 13, Stock-Based Compensation Plans, of the Notes to the Consolidated Financial Statements included in our 2026 Form 10-K.

(3)
These amounts represent actual annual incentive plan award payouts made in cash to NEOs under the Fiscal 2026, 2025, and 2024 OICPs. In the case of Mr. Clark, these amounts do not represent award payouts under such OICPs, but instead represent award payouts under the Grand Design MIP that he participates in.

(4)	Amounts reported in this column for Fiscal 2026 include the following:

Name	Tax and Financial Planning ($)	Car Allowance ($)	Life Insurance Premiums STD & LTD ($)	Other ($)	401(K) Match ($)	Total All Other Compensation ($)
Michael J. Happe	7,800	18,004	707	—	14,400	40,911
Bryan L. Hughes	7,800	18,004	707	—	14,400	42,532(a)
Donald J. Clark	—	—	475	—	14,400	14,875
Casey J. Tubman	7,800	18,000	1,483	—	14,400	44,273(a)
Stacy L. Bogart	7,800	18,004	707	—	14,400	40,911

(a)	The difference in the amount shown here and the sum of the other compensation elements included in this table reflects the amount paid for an executive physical.

Proxy Statement for 2026 Annual Meeting 54

Grants of Plan-Based Awards Table
The following table provides additional information relating to plan-based awards granted to our NEOs in Fiscal 2026. All equity awards were granted under the 2019 Plan.

	Award Type	Grant Date(5)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael J. Happe	Stock Options	10/14/25								89,530	30.75	914,997
	RSU Award	10/14/25							69,431			2,135,003
	2026 OICP		625,000	1,250,000	2,500,000
	2026-2028 LTIP	10/14/25				49,594	99,187	198,374				3,050,000
Bryan L. Hughes	Stock Options	10/14/25								18,897	30.75	193,127
	RSU Award	10/14/25							14,654			450,611
	2026 OICP		321,875	643,750	1,287,500
	2026-2028 LTIP	10/14/25				10,468	20,935	41,870				643,751
Donald J. Clark(6)
Casey J. Tubman	Stock Options	10/14/25								13,855	30.75	141,598
	RSU Award	10/14/25							10,745			330,409
	2026 OICP		295,000	590,000	1,180,001
	2026-2028 LTIP	10/14/25				7,675	15,350	30,700				472,013
	Motorhome Bonus Plan(7)			900,000
Stacy L. Bogart	Stock Options	10/14/25								12,973	30.75	132,584
	RSU Award	10/14/25							10,061			309,376
	2026 OICP		242,362	484,724	969,447
	2026-2028 LTIP	10/14/25				7,186	14,372	28,744				441,939

(1)
Fiscal 2026 OICP targets annual performance against goals approved by the committee. Awards under the Fiscal 2026 OICP are payable in cash. The threshold, target and maximum amounts presented above represent amounts that could have been earned by our NEOs for Fiscal 2026 under the Fiscal 2026 OICP.

(2)
Fiscal 2026-2028 LTIP refers to our performance share units. For each of the NEOs except for Mr. Clark, the threshold, target and maximum amounts under the Fiscal 2026-2028 LTIP represent potential performance share amounts that are measured over a three-year performance period from August 31, 2025 through August 26, 2028.

(3)	Consists of restricted stock units that vest one-third each year on the anniversary of the grant date.
(4)	The grant date fair value per share of restricted stock units was $30.75. The Black-Scholes grant date fair value per option award was $10.22.
(5)	The committee approved the Fiscal 2026 OICP and Fiscal 2026-2028 LTIP performance share units on October 14, 2025, effective as of the beginning of Fiscal 2026.
(6)
Mr. Clark is not eligible to participate in the OICP or LTIP; however, he is eligible to participate in the Grand Design MIP. For Fiscal 2026, Mr. Clark’s annual incentive plan payout under the Grand Design MIP paid out 100% in cash.

(7)
Mr. Tubman also participates in the Motorhome Bonus Plan. This award does not include a threshold or maximum level. If all or part of this award is earned, 50% would be paid in cash and 50% would be paid in restricted stock units which vest one year from the date of grant or upon an involuntary termination.

Proxy Statement for 2026 Annual Meeting 55

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Executive Employment Arrangements
None of the current NEOs have an employment agreement with us except for Mr. Happe and Mr. Clark, as previously discussed. However, all NEOs are party to a CIC Agreement that provides the executive with two years (or three years, in the case of Mr. Happe, or capped at $3,000,000 in the case of Mr. Clark) of severance benefits in the event he or she ceased to be employed by the Company within two years of a change in control, as defined in the CIC Agreement. Discussion of the payouts provided for under various termination situations is set forth in the section “Potential Payments upon Termination or Change in Control” below.
Base Salary
In general, the committee annually reviews and adjusts base pay, in keeping with the overall objectives, pay philosophy and relative position with comparable companies, as discussed in more detail in the Compensation Discussion and Analysis.
Time-Based Stock and Option Awards
Grants of restricted stock units and stock options, the ASC 718 grant date fair value of which is disclosed in the Summary Compensation Table, begin vesting annually in increments of one-third beginning one year from the date of grant for restricted stock unit and stock option grants. Restricted stock unit grants and stock option awards are subject to earlier vesting in the event of a change in control, retirement (at the earlier of age 65, or age 55 with 10 years of service) or certain termination of employment scenarios, as set forth in the section “Potential Payments upon Termination or Change in Control” below.
Annual Incentive Plan
In addition to base salary, each NEO (other than Mr. Clark, who is eligible for a bonus as described in the Compensation Discussion and Analysis) is eligible to receive, subject to the Company’s achievement of certain financial performance metrics and the NEO’s achievement of certain individual goals, a target annual incentive cash award equal to a percentage of his or her annual base salary, which is discussed in the Compensation Discussion and Analysis.
Long-Term Incentive Plans/Performance Share Units
This element of compensation is described in the Compensation Discussion and Analysis. Additionally, see the Compensation Discussion and Analysis for further information regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding incentive compensation awards and allocations between short-term and long-term compensation. See also “Additional Compensation Policies” above for information regarding officer stock ownership guidelines.

Proxy Statement for 2026 Annual Meeting 56

Outstanding Equity Awards at Fiscal Year End Table
The following table provides information regarding the outstanding equity awards held by each of the NEOs as of August 29, 2026:

Name	Option Awards				Stock Awards		LTIP / Performance Shares
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(14)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(15)
Michael J. Happe	17,000	—(1)	35.50	12/13/26
	28,015	—(2)	44.40	10/18/27
	42,831	—(3)	31.70	10/15/28
	27,417	—(4)	47.93	12/17/29
	25,660	—(5)	54.49	10/13/30
	20,669	—(6)	75.59	10/12/31
	31,328	—(7)	56.09	10/11/32
	22,109	11,058(8)	58.68	10/10/33
	12,917	25,838(9)	58.87	10/15/34
	—	89,530(10)	30.75	10/14/35
							47,290(11)	1,447,074
							51,809(12)	1,585,355
							99,187(13)	3,035,122
					11,037(8)	337,732
					24,179(9)	739,877
					69,431(10)	2,124,589
Bryan L. Hughes	8,373	—(2)	44.40	10/18/27
	11,438	—(3)	31.70	10/15/28
	4,932	—(4)	47.93	12/17/29
	4,811	—(5)	54.49	10/13/30
	4,060	—(6)	75.59	10/12/31
	6,305	—(7)	56.09	10/11/32
	4,302	2,152(8)	58.68	10/10/33
	2,647	5,295(9)	58.87	10/15/34
	—	18,897(10)	30.75	10/14/35
							9,202(11)	281,581
							10,617(12)	324,880
							20,935(13)	640,611
					2,148(8)	65,729
					4,955(9)	151,623
					14,654(10)	448,412
Donald J. Clark					5,199(8)	159,089
Casey J. Tubman	3,133	—(7)	56.09	10/11/32
	2,344	1,173(8)	58.68	10/10/33
	1,422	2,847(9)	58.87	10/15/34
	—	13,855(10)	30.75	10/14/35
							5,014(11)	153,428
							5,707(12)	174,634
							15,350(13)	469,710
					1,171(8)	35,833
					2,664(9)	81,518
					10,745(10)	328,797

Proxy Statement for 2026 Annual Meeting 57

Name	Option Awards				Stock Awards		LTIP / Performance Shares
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(14)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(15)
Stacy L. Bogart	9,823	—(3)	31.70	10/15/28
	4,091	—(4)	47.93	12/17/29
	3,710	—(5)	54.49	10/13/30
	3,255	—(6)	75.59	10/12/31
	4,812	—(7)	56.09	10/11/32
	3,185	1,593(8)	58.68	10/10/33
	1,821	3,644(9)	58.87	10/15/34
	—	12,973(10)	30.75	10/14/35
							6,812(11)	208,447
							7,306(12)	223,564
							14,372(13)	439,783
					1,590(8)	48,654
					3,410(9)	104,346
					10,061(10)	307,867

(1)
Represents award granted on December 13, 2016 as a grant for the purchase of Grand Design RV, LLC under the 2014 Omnibus Equity, Performance Award and Incentive Compensation Plan (the “2014 Plan”), which vested with respect to 33% of the shares on each of the first three anniversaries of the grant date.

(2)
Represents award granted on October 18, 2017 as an annual stock or option grant under the 2014 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the grant date.

(3)
Represents award granted on October 15, 2018 as an annual stock or option grant under the 2014 Plan, which vested with respect to 33% of the shares on the first three anniversaries of the date of grant.

(4)
Represents award granted on December 17, 2019 as an annual stock or option grant under the 2019 Plan, which vested with respect to 33% of the shares on the first three anniversaries of the date of grant.

(5)
Represents award granted on October 13, 2020 as an annual stock or option grant under the 2019 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(6)
Represents award granted on October 12, 2021 as an annual stock or option grant under the 2019 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(7)
Represents award granted on October 11, 2022 as an annual stock or option grant under the 2019 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(8)
Represents award granted on October 10, 2023 as an annual stock or option grant under the 2019 Plan, which will vest with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(9)
Represents award granted on October 15, 2024 as an annual stock or option grant under the 2019 Plan, which will vest with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(10)
Represents award granted on October 14, 2025 as an annual stock or option grant under the 2019 Plan, which will vest with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(11)	Represents Fiscal 2024-2026 LTIP at target, under the 2019 Plan for the three-year performance period beginning August 27, 2023 and ending August 29, 2026.
(12)	Represents Fiscal 2025-2027 LTIP at target, under the 2019 Plan for the three-year performance period beginning September 1, 2024 and ending August 28, 2027.
(13)	Represents Fiscal 2026-2028 LTIP at target, under the 2019 Plan for the three-year performance period beginning August 31, 2025 and ending August 26, 2028.
(14)	Represents the value of unvested stock based on the closing stock price as of August 28, 2026 of $30.60.
(15)	Represents the value of unearned performance share units at target based on the closing stock price as of August 28, 2026 of $30.60.

Proxy Statement for 2026 Annual Meeting 58

Option Exercises and Stock Vested Table
The following table provides the amounts received before payroll withholding taxes upon the exercise of options or similar instruments or the vesting of stock or similar instruments during Fiscal 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael J. Happe	23,300	847,828	33,523	999,852
Bryan L. Hughes	—	—	6,718	200,395
Donald J. Clark	—	—	16,838	499,415
Casey J. Tubman	—	—	3,542	105,668
Stacy L. Bogart	—	—	4,892	145,881

(1)
Valued at the closing market price of the Company’s common stock of $29.66 (October 10, 2025), $29.66 (October 11, 2025), $30.75 (October 14, 2025), and $30.12 (October 15, 2025) as quoted on the NYSE on the vesting dates.

Non-Qualified Deferred Compensation
A summary of our Deferred Compensation Plan is included in the Compensation Discussion & Analysis under “Executive Deferred Compensation Plan (Non-Qualified Deferred Compensation Plan)”. The following table summarizes non-qualified deferred compensation by NEOs during Fiscal 2026.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Bryan L. Hughes	—	—	165,796	—	1,281,524(1)

(1)
Balance includes (i) amounts from Mr. Hughes’ annual incentive payouts that were previously reported as Non-Equity Incentive Plan Compensation as follows: Fiscal 2018 - $60,792, Fiscal 2019 – $17,744, Fiscal 2020 – $54,027, Fiscal 2021 – $363,867, and Fiscal 2022 – $228,853 and (ii) amounts from Mr. Hughes’ base salary that were previously reported as Salary as follows: Fiscal 2021 – $52,500, and Fiscal 2022 – $54,904. Mr. Hughes has elected to receive his account balance upon his separation from service. For his 2018, 2019, and 2020 deferrals, he has elected to receive distribution in 60 monthly installments, and for his 2021 and 2022 deferrals, he has elected to receive distribution in 120 monthly installments.

Potential Payments upon Termination or Change in Control
Executive Officer Severance Plan
The Executive Officer Severance Plan (the “Executive Severance Plan”) applies to all executive officers other than Mr. Happe and Mr. Clark. The Executive Severance Plan provides that, if an eligible executive is terminated by the Company (or an affiliate) without cause or terminates employment with the Company (and affiliates) for good reason (as such terms are defined in the Executive Severance Plan), the eligible executive would be entitled to receive: (a) severance pay equal to one times the executive’s annualized base salary as of the executive’s employment termination date, payable in substantially equal installments over the 12 months after the executive’s employment with the Company (or an affiliate) ends, and (b) an amount equal to one times the sum of (i) the executive’s annual target bonus, as in effect on the executive’s employment termination date, plus (ii) the annual COBRA premium cost for continuation of the executive’s then-current group medical, dental and vision insurance coverage, payable in a lump sum with the initial installment of severance pay. To receive benefits, the executive must sign a release agreement and otherwise comply with the terms of the Executive Severance Plan.
Executive Change in Control Agreements
Each of our NEOs is covered by a CIC Agreement. Due to the unique nature of Mr. Clark’s employment and compensation arrangements with the Company, we initially entered into a CIC Agreement with Mr. Clark in connection with the Grand Design acquisition and an amended and restated CIC Agreement, having the same

Proxy Statement for 2026 Annual Meeting 59

terms as the prior agreement, was entered into on October 17, 2023 in connection with his amended and restated employment agreement. The purpose of the CIC Agreements is to reinforce and encourage executives to remain with the Company, to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control of the Company. The CIC Agreements provide that in the event of a change of control of the Company, as that term is defined in the CIC Agreements, the executive (provided such change in control occurs when the executive is employed by the Company) would receive, in the event he or she ceases to be employed by the Company within two years following a change in control of the Company (for a reason other than death, disability, termination for cause or, under certain circumstances, a voluntary termination of employment by the executive), a lump-sum equal to two (or three, in the case of Mr. Happe) times the annual salary and target annual incentives (as well as the annual COBRA premium cost). In the case of Mr. Clark, the total severance benefit would be capped at $3,000,000. These multiples were arrived at by the committee after an analysis of certain compensation peers’ change in control agreements at the time these CIC Agreements were initially developed.
Under the CIC Agreements, a “change in control” generally refers to the acquisition by a person or group of beneficial ownership of 30% or more of the combined voting power of the Company’s voting securities, the Company’s continuing directors ceasing to constitute a majority of its Board of Directors, or the consummation of a corporate transaction as defined below (unless immediately following such corporate transaction all or substantially all of the Company’s previous holders of voting securities beneficially own 50% or more of the combined voting power of the resulting entity in substantially the same proportions). A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company. The CIC Agreements also include a “net best” provision providing that the amount of any severance payments and benefits that the NEO otherwise would be entitled to receive would be reduced to the extent necessary to avoid the excise tax under the Code, but only if such reduction would result in the executive retaining a greater amount of such payments and benefits on an after-tax basis than had no reduction been made. The calculations in the table below do not reflect any reduction that may apply as a result of this provision.
Annual Incentive Plan Payments
A participant must be employed by the Company as of the bonus payment date to be eligible for annual incentive payments, except for a change in control as described below or as otherwise determined by the committee in its discretion upon retirement, disability and death. In the event of a change in control (as defined in the applicable OICP), participants are entitled to receive payouts of awards within 15 days of the effective date of the change in control in an amount equal to the greater of the actual level of performance (if determinable) and target if the participant’s employment is terminated and the award is not assumed by the successor or is otherwise discontinued.
Motorhome Bonus Plan
Mr. Tubman participates in the Motorhome Bonus Plan, which provides that if a participant is involuntarily terminated without cause, or resigns for good reason (as defined in the CIC Agreement) after a corporate transaction (as defined in the 2019 Plan) but prior to the last day of the performance period, then one-third of the award shall immediately vest and be paid in cash.
2014 Plan and 2019 Plan Benefits
Long-Term Incentive Program and Performance Share Units
A participant must be employed by the Company at the end of the three-fiscal-year performance period to be eligible for any long-term incentive award, except in cases of: death and termination due to disability (which, in each case would result in a payment at target or, in the discretion of the committee, based on actual results), or a change in control, as described below, or as waived by the committee. If, due to retirement (as defined in the applicable plan or award agreement), a participant’s employment terminates at least 12 months after the grant date but before the end of the performance period, the participant’s award will remain outstanding and eligible to vest based on actual performance results, as if he or she had not retired. In the event of a change of control (as defined in the plan or other agreement), the performance goals under a long-term incentive award will be deemed to be achieved at the greater of the target or actual level of performance (if determinable) and will continue to vest over the service period of the award. In the event of the participant’s involuntary termination of employment for

Proxy Statement for 2026 Annual Meeting 60

reasons other than cause (as defined in the applicable plan or agreement) or if the committee so provides, the participant’s termination of employment for good reason (as defined in an applicable agreement), in either case, within 24 months following a change in control, the award will vest in full.
Restricted Stock Units
Pursuant to award agreements entered into by each NEO, unvested awards of restricted stock units will immediately vest to NEOs if the NEO’s termination of employment is due to his or her death or disability (as defined in the applicable plan) or, beginning in Fiscal 2022 and later, his or her retirement (as defined in the applicable plan); provided such retirement occurs at least 12 months after the grant date. In addition, any unvested restricted stock units vest upon the occurrence of a participant’s involuntary termination following a change in control (as defined in the applicable plan or award agreement) for reasons other than cause (as defined in the applicable plan or award agreement) or participant’s termination of employment for good reason (as defined in the applicable plan or award agreement), in either case, within 24 months following a change in control. In all other circumstances, in the event that a NEO ceases to be employed by the Company or any subsidiary, any unvested awards held by such grantee will terminate and thereafter be null and void.
Stock Options
Pursuant to the stock option agreements entered into by certain of our NEOs, unvested options vest after a participant’s involuntary termination for reasons other than Cause (as defined in the applicable plan or award agreement) or participant’s termination of employment for Good Reason (as defined in the applicable plan or award agreement), in either case, within 24 months following a change in control (as defined in the applicable plan or award agreement).
In addition, in the event that a NEO ceases to be employed by the Company not in connection with a change in control, stock options held by such NEO will vest as follows:
⯀	if the NEO’s termination of employment is due to his or her disability, the stock options become vested in full and immediately exercisable for a period of one year after termination;
⯀
if the NEO’s termination of employment is due to his or her death, the options will become vested in full and immediately exercisable by the NEO’s estate or legal representative for a period of 10 years after any stock option grant date for non-qualified stock options (or in the case of options granted beginning Fiscal 2019 or thereafter, for a period of one year after death); and

⯀
in the case of options granted beginning Fiscal 2022 or after, if the NEO’s termination of employment is due to his or her retirement (as defined in the applicable plan or award agreement) and such retirement occurs at least 12 months after the grant date, the options will become vested in full and immediately exercisable by the NEO for a period of one year after retirement.

In the event that a NEO ceases to be employed by the Company other than because of a change in control, disability, death or retirement, any outstanding stock options held by the NEO which have not vested as of the date of termination of employment will terminate. In the case of each award type above, if the award is not assumed or replaced in a change in control, the award will vest in full (in the case of any performance-based award, the award will vest as to a pro-rata portion of the greater of the actual level of performance (if determinable) or target).

Proxy Statement for 2026 Annual Meeting 61

Estimated Change in Control or Termination Payments and Benefits at the End of Fiscal 2026
The following table reflects the payments and benefits payable to each of the NEOs in the event of a termination of the executive’s employment under several different circumstances or upon a change in control. The amounts shown assume that termination and change in control were effective as of August 29, 2026, at the executive’s compensation and service levels as of that date and are estimates of the amounts that would be payable to the NEOs in each scenario. The amounts do not include benefits paid by insurance providers under life and disability policies or payments, benefits provided on a non-discriminatory basis to employees upon a termination of employment or vested deferred compensation. The actual amounts to be paid out can only be determined at the time of an executive’s actual separation from the Company or change in control. Factors that could affect the nature and the amounts paid on termination of employment, among others, include the timing of the event, compensation level, the market price of the Company’s common stock and the executive’s age.

Name	Severance(1) ($)	Annual or Management Incentive Plan(2) ($)	LTIP / Performance Shares(3) ($)	Restricted Stock- Unvested and Accelerated(4) ($)	Stock Options- Unvested and Accelerated(5) ($)
Michael J. Happe
Retirement(6) or Voluntary Separation	—	—	3,032,429	1,077,610	—
Involuntary Termination without Cause/Good Reason	4,930,229	—	—	—	—
Change in Control(7):	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	7,395,343	1,335,750	4,620,478	3,202,198	—
Death or Disability	—	—	4,620,478	3,202,198	—
Bryan L. Hughes
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	1,315,912	—	—	—	—
Change in Control(7):	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	2,631,823	687,911	965,491	665,764	—
Death or Disability	—	—	965,491	665,764	—
Donald J. Clark
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	1,161,272	—	—	—	—
Change in Control(7):	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	3,000,000	—	—	159,089	—
Death or Disability	—	—	—	159,089	—
Casey J. Tubman
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	1,200,556	—	—	—	—
Change in Control(7):	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	2,401,111	1,014,862	644,344	446,148	—
Death or Disability	—	—	644,344	446,148	—

Proxy Statement for 2026 Annual Meeting 62

Name	Severance(1) ($)	Annual or Management Incentive Plan(2) ($)	LTIP / Performance Shares(3) ($)	Restricted Stock- Unvested and Accelerated(4) ($)	Stock Options- Unvested and Accelerated(5) ($)
Stacy L. Bogart
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	1,056,411	—	—	—	—
Change in Control(7):	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	2,112,822	529,512	663,347	460,867	—
Death or Disability	—	—	663,347	460,867	—

(1)
For Mr. Happe, the Involuntary Termination without Cause and Termination for Good Reason before a Change in Control amount reflects two years of base salary, annual target incentive, and annual premium cost of COBRA. For Mr. Clark, the Involuntary Termination without Cause or Termination for Good Reason before a Change in Control amounts reflect one year of base salary. For Messrs. Hughes and Tubman, and Ms. Bogart, the Involuntary Termination without Cause and Termination for Good Reason before a Change in Control amount reflects one year of base salary, annual target incentive, and annual premium cost of COBRA. For all NEOs (except Mr. Clark), the Change in Control severance amount equals two times (or three times in the case of our CEO) base salary and annual target incentive, and annual premium cost of COBRA. In the case of Mr. Clark, the total severance benefit for a Change in Control termination is capped at $3,000,000.

(2)	Represents the NEOs’ actual annual incentive payout pursuant to the 2026 OICP (other than Mr. Clark) and payment of one-third of the Motorhome Bonus Plan award for Mr. Tubman.
(3)
Represents the LTIP incentive achieved pursuant to the Fiscal 2024-2026 LTIP and the target amount payable under the Fiscal 2025-2027 LTIP and the Fiscal 2026-2028 LTIP. Valuation is based on our closing stock price of $30.60 per share, on August 28, 2026. Actual payouts will depend on, among other things, whether or not awards are assumed or replaced, the type of change in control transaction and, in some cases, whether the payout will occur at target or actual based on the situation at the time, all as explained in the narrative preceding the table.

(4)	Represents the intrinsic value of unvested stock unit grants based on our closing stock price of $30.60 per share on August 28, 2026, the last trading day of Fiscal 2026.
(5)	Represents the intrinsic value of unvested and accelerated stock options based on our closing stock price of $30.60 per share on August 28, 2026, the last trading day of Fiscal 2026.
(6)
For grants beginning in October 2021, retirement is defined as attaining age 55 and 10 or more years of service with the Company, or age 65. In the event of a voluntary termination upon meeting this definition of retirement, vesting of awards granted at least one year prior to the date of retirement will accelerate. As of the end of Fiscal 2026, Mr. Happe met the retirement criteria for awards that were granted under the 2019 Plan after October 2021.

(7)
The term “Change in Control” as used here is the term as defined in the 2014 Plan applicable to all awards granted prior to the Fiscal 2019 equity awards. Beginning with our Fiscal 2020 equity awards, under the 2019 Plan, the definition of “Change in Control” was updated to include, among other things, a double trigger mechanism.

Proxy Statement for 2026 Annual Meeting 63

CEO Pay Ratio Disclosure
For Fiscal 2026, we calculated the ratio of the annual total compensation of our principal executive officer (“PEO”), who is Mr. Happe, our President and CEO, to the annual total compensation of our median employee, as described below.
As of our measurement date of August 29, 2026, that we used to identify our median employee, our employee population including all full-time, part-time and temporary workers, consisted of approximately 4,980 individuals, all of whom worked in the United States.
To identify the median employee, as well as determine the annual total compensation of the median employee, we used the following methodology and consistently applied material assumptions, adjustments and estimates.
⯀
We compared the payroll data for our employee population described above (minus our PEO) using a compensation measure consisting of base pay related wages and cash incentive pay paid during Fiscal 2026. Base pay related wages includes the amount of base salary the employee received during the year and all other pay elements related to base pay including, but not limited to, holiday pay, paid time off, overtime and shift differentials. We also included cash bonuses and commissions paid during the fiscal year, but we excluded equity grants and any adjustments for the value of benefits provided.

⯀	We annualized the base pay related wages and incentive pay of all full-time and part-time employees who were employed on August 29, 2026.
⯀	Based upon base pay related wages and cash incentive pay of each employee, we identified a median employee and calculated that employee’s annual total compensation.
⯀
We determined annual total compensation of the median employee, including any perquisites and other benefits, in the same manner that we determine the annual total compensation of our PEO for purposes of the Summary Compensation Table disclosed above.

The median employee’s annual total compensation is shown below.

Annual Total Compensation of Median Employee	$75,223
Annual Total Compensation of PEO (Mr. Happe)	$8,661,661

Based on this information for Fiscal 2026, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 115 to 1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio reported above.

Proxy Statement for 2026 Annual Meeting 64

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance (“PVP”).

Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO ($)	Average Summary Compensation Total for Non-CEO NEOs(1) ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ in millions)	Incentive EPS ($)(4)
					Total Shareholder Return(2) ($)	Russell 3000 Recreational Vehicle and Boats Subsector Index Total Shareholder Return(2)(3) ($)
2026	8,661,661	5,598,320	2,641,387	2,417,810	47.4	64.8	34.5	1.79
2025	8,999,898	1,035,199	2,972,997	1,975,298	67.5	93.5	25.7	1.66
2024	7,217,231	4,265,209	2,846,983	2,206,716	108.0	109.2	13.0	3.45
2023	6,677,728	4,040,446	2,946,821	2,675,476	112.9	114.2	215.9	6.07
2022	6,676,569	5,569,618	4,824,469	4,871,036	106.7	115.2	390.6	12.39

(1)	The CEO reflected above is Mr. Happe. The non-CEO NEOs reflect the following individuals in each year:
2026: Messrs. Clark, Hughes and Tubman, and Ms. Bogart
2025: Messrs. Clark, Hughes and Tubman, and Ms. Bogart
2024: Messrs. Bower, Clark, Hughes and Tubman
2023: Ms. Bogart and Messrs. Bower, Clark and Hughes
2022: Ms. Bogart and Messrs. Bower, Clark and Hughes
(2)
Company and peer group Total Shareholder Return (“TSR”) for each year reflects what the cumulative value of a $100 investment would be, including reinvestment of dividends, if such an amount were invested on August 27, 2021, the last trading day of Fiscal 2021.

(3)	Peer group TSR is calculated using the Russell 3000 Recreational Vehicles and Boats Subsector Index.
(4)
Our company-selected measure, which is the measure we believe represents the most important financial performance metric used to link compensation paid to our NEOs in Fiscal 2026 to our performance is Incentive EPS. This is a non-GAAP measure, which is defined above under “Compensation Discussion and Analysis – Fiscal 2026 Equity Awards.”

Compensation Actually Paid (“CAP”) illustrated in the table above is calculated by making the following adjustments from the Summary Compensation Table (“SCT”) totals as follows:
Item and Value Added (Deducted)

For CEO:	2026 ($)
- SCT “Stock Awards” column value	5,185,003
- SCT “Option Awards” column value	914,997
+ Fiscal 2026 year end fair value of awards granted in Fiscal 2026 that are outstanding and unvested at the end of Fiscal 2026	5,006,474
+/- difference between the fair value of awards from the end of Fiscal 2025 to the end of Fiscal 2026 for awards granted in any fiscal year prior to Fiscal 2026 that are outstanding and unvested at the end of Fiscal 2026	(1,632,185)
+/- change in fair value from the end of Fiscal 2025 to the vesting date for awards granted in any fiscal year prior to Fiscal 2026 which vested during Fiscal 2026	(337,630)

Proxy Statement for 2026 Annual Meeting 65

For Other Named Executive Officers (Average)	2026 ($)
- SCT “Stock Awards” column value	662,025
- SCT “Option Awards” column value	116,827
+ Fiscal 2026 year end fair value of awards granted in Fiscal 2026 that are outstanding and unvested at the end of Fiscal 2026	852,306
+/- difference between the fair value of awards from the end of Fiscal 2025 to the end of Fiscal 2026 for awards granted in any fiscal year prior to Fiscal 2026 that are outstanding and unvested at the end of Fiscal 2026	(246,167)
+/- change in fair value from the end of Fiscal 2025 to the vesting date for awards granted in any fiscal year prior to Fiscal 2026 which vested during Fiscal 2026	(50,864)

None of our NEOs participate in a pension plan; therefore, no adjustment from the SCT total related to pension value was made.

Proxy Statement for 2026 Annual Meeting 66

The charts below describe the relationship between the CEO’s and other NEOs’ (averaged) CAP to Net Income, Total Shareholder Return of the Company and our peer group, and Incentive EPS.

Relationship of CAP to Net Income
$400
$300
$200
$100
$0
Net Income ($M)
$8
$6
$4
$2
$0
CAP ($M)
2022
2023
2024
2025
2026
Compensation Actually Paid (CEO)
Net Income
Average Compensation Actually Paid (Other NEOs)

Relationship of CAP to Total Shareholder Return

$120
$80
$40
$0
Total Shareholder Return
$6
$4
$2
$0
CAP ($M)
2022
2023
2024
2025
2026
Compensation Actually Paid (CEO)
Average Compensation Actually Paid (Other NEOs)
Total Company Shareholder Return
Russell 3000 Recreational Vehicle and Boats Subsector Index

Relationship of CAP to Incentive Earnings Per Share (Incentive EPS)
Incentive EPS ($)
$12
$8
$4
$0
CAP ($M)
$6
$4
$2
$0
2022
2023
2024
2025
2026
Compensation Actually Paid (CEO)
Average Compensation Actually Paid (Other NEOs)
Incentive EPS

Proxy Statement for 2026 Annual Meeting 67

The following table lists the five financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our NEOs to our performance.
Most Important Performance Measures

Incentive EPS(1)
Net Revenue
Operating Income
Net Working Capital
Incentive ROIC(1)

(1)	Denotes non-GAAP financial measure described above under “Compensation Discussion and Analysis – Fiscal 2026 Equity Awards – LTIP / Performance Share Units.”

Proxy Statement for 2026 Annual Meeting 68

Equity Compensation Plan Information
Information with respect to shares of our common stock that may be issued under our existing equity compensation plans as of August 29, 2026 is as follows:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in (a))
Equity compensation plans approved by shareholders – 2014 Plan	146,422(3)	36.62	—
Equity compensation plans approved by shareholders – 2019 Plan	1,410,637(4)	48.11	2,711,541(5)
Equity compensation plans approved by shareholders – ESPP	—(6)	—	393,890(7)
Total equity compensation plans approved by shareholders	1,557,059	45.58	3,105,431
Equity compensation plans not approved by shareholders(8)	23,992(9)	—	—(10)
Total	1,581,051		3,105,431

(1)	Number of securities to be issued in the table are shown in whole numbers.
(2)
Represents the weighted average exercise price of outstanding stock options only. Restricted stock unit and performance share unit awards do not have an exercise price so weighted average is not applicable.

(3)	Represents outstanding stock options and unvested share unit awards granted under the 2014 Plan.
(4)	Represents outstanding stock options and unvested share unit awards granted under the 2019 Plan, which replaced the 2014 Plan effective on December 11, 2018.
(5)	Represents shares available for grant of awards under the 2019 Plan as of August 29, 2026.
(6)	Represents shares subject to purchase in the purchase period then in effect under the Winnebago Industries, Inc. Employee Stock Purchase Plan (the “ESPP”).
(7)	Represents shares available for issuance under the ESPP as of August 29, 2026.
(8)	Our only equity compensation plan not previously submitted to our shareholders for approval is the Directors’ Deferred Plan. The Board may terminate the Directors’ Deferred Plan at any time.
(9)
Represents shares of common stock issued to a trust which underlie stock units, payable on a one-for-one basis, credited to stock unit accounts as of August 29, 2026 under the Directors’ Deferred Plan.

(10)
The table does not reflect a specific number of stock units which may be distributed pursuant to the Directors’ Deferred Plan. The Directors’ Deferred Plan does not limit the number of stock units issuable thereunder. The number of stock units to be distributed pursuant to the Directors’ Deferred Plan will be based on the amount of the director’s compensation deferred and the per share price of our common stock at the time of deferral.

Proxy Statement for 2026 Annual Meeting 69

Proposal 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers
As required by SEC rules, shareholders have the opportunity to vote, on an advisory and non-binding basis, on the compensation of our NEOs as set forth in this Proxy Statement. This is commonly referred to as the “Say on Pay” vote. At the 2023 annual meeting, the shareholders determined that the Say on Pay vote would be held annually. The next advisory vote on executive compensation following the Annual Meeting is expected to occur at our 2027 annual meeting of shareholders.
As discussed in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation programs are to attract and retain key executives critical to us; to align the interests of our management with those of our shareholders; to integrate compensation with our business plans; and to reward for both business and individual performance, such that a substantial portion of each executive officer’s total compensation potential is a function of performance incentives. The Board believes the compensation of the NEOs outlined in this Proxy Statement is appropriate based upon the performance of the Company.
While the Board and especially the Human Resources Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature.
Unless a contrary choice is specified, proxies solicited by the Board will be voted “FOR” approval of Proposal 2.

✔	The Board unanimously recommends voting, on a non-binding, advisory basis, FOR approval of the compensation of the named executive officers.

Proxy Statement for 2026 Annual Meeting 70

Proposal 3 – Approval of the Amended and Restated 2019 Omnibus Incentive Plan
We are seeking shareholder approval of the amendment and restatement of our Amended and Restated 2019 Omnibus Incentive Plan to increase the number of shares of our common stock available for issuance under the 2019 Plan by an additional 2,200,000 shares and extend the term of the 2019 Plan. The 2019 Plan originally became effective on December 11, 2018, was amended and restated effective December 14, 2023, and was further amended and restated effective December 16, 2025. On October 15, 2026, our Board, at the recommendation of our Human Resources Committee (the “Committee”), approved the amendment and restatement of the 2019 Plan, subject to approval by our shareholders at the Annual Meeting. This amendment and restatement of the 2019 Plan will become effective on the date it is approved by our shareholders.
Except for the increase in the number of shares and extension of the term, the amended and restated 2019 Plan is substantively the same as the current 2019 Plan.
Factors Considered in Requesting Share Reserve Increase
As of October 20, 2026, there were 28,476,262 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on the NYSE on that date was $23.17.
In setting the proposed number of additional shares to be reserved and issuable under the 2019 Plan, the Committee and our Board considered a number of factors as described below.
Awards Outstanding and Shares Available for Grant
The table below shows, as of October 20, 2026, the shares reserved for issuance of outstanding awards under the 2019 Plan as well as its predecessor, our 2014 Omnibus Equity, Performance Award and Incentive Compensation Plan (the “2014 Plan”), and available for future grant under our 2019 Plan. The table also shows the number of shares that will be available for future grants under the 2019 Plan following approval of the amended and restated 2019 Plan by our shareholders.

	As of October 20, 2026		After Approval of Restated Plan
	Shares Underlying Outstanding Awards(1)	Shares Available for Future Awards	Shares Available for Future Awards
2014 Plan	168,782	—	—
2019 Plan	2,352,716	7,990	2,207,990
Total	2,521,498	7,990	2,207,990(2)(3)

(1)	Outstanding awards as of October 20, 2026 consist of the following:

	Types of Outstanding Awards		Weighted Average Exercise Price of Options/SARs ($)	Weighted Average Remaining Term for Options/SARs (years)
	Options/SARs	Full Value Awards
2014 Plan	134,434	34,348	36.62	1.41
2019 Plan	737,347	1,615,369	39.25	8.06
Total	871,781	1,649,717	38.84	7.04

(2)
We also issue vested deferred stock units pursuant to our Directors’ Deferred Plan. The Directors’ Deferred Plan does not limit the number of shares of common stock issuable thereunder. 23,992 deferred stock units were nominally held in stock unit accounts under the Directors’ Deferred Plan as of October 20, 2026.

(3)
No further equity awards may be granted under the 2014 Plan; however, any shares that would return to the 2014 Plan as a result of an award terminating, expiring or being forfeited or being settled in cash in lieu of shares are instead available under the 2019 Plan.

Proxy Statement for 2026 Annual Meeting 71

Historical Equity Granting Practices
Our three-year average “burn rate” was 1.47% for Fiscal 2024 through Fiscal 2026.

	Options/SARs Granted	Full Value Awards Granted	Weighted Average Number of Common Shares Outstanding	Burn Rate
2024	70,299	292,218	29,205,733	1.24%
2025	74,927	244,657	28,206,923	1.13%
2026	180,017	399,397	28,246,737	2.05%
Average				1.47%

We calculated our burn rate by dividing the number of shares granted under the 2019 Plan by the weighted-average number of shares. For purposes of the table above, “Full Value Awards Granted” for each fiscal year equals the number of time-based restricted stock units granted during that fiscal year plus the number of performance share units that vested during that fiscal year, consistent with the shares granted and vested disclosed in our Annual Report on Form 10-K for the applicable fiscal year.
Estimated Duration of Shares Available for Issuance under the 2019 Plan
We expect to continue making equity awards consistent with our practices over the past three years, however, even though our total employee stock award dollar value is comparable to prior years, we expect our average annual burn rate to increase as our stock price has declined. On that basis, we expect that shares currently remaining available for awards under the 2019 Plan will likely be insufficient to continue making awards beyond our most recent grants in October 2026, but that the shares of common stock available for future awards if the amended 2019 Plan is approved by shareholders would be sufficient to cover awards for approximately one additional year.
Expected Dilution
As of October 20, 2026, our existing share capital dilution was 8.88%. We define existing share capital dilution as the sum of (i) the total number of shares of our common stock subject to outstanding awards under the 2014 Plan and the 2019 Plan, and (ii) the total number of shares available for future grants under the 2019 Plan, divided by the number of our common shares outstanding. Our projected share capital dilution as of that same date would be 16.61%, based on including the 2,200,000 additional share reserve under the amended 2019 Plan in the formula. In light of the expected duration of the amended 2019 Plan’s share reserve, we believe the expected dilution that will result from the amended 2019 Plan is reasonable for a company of our size in our industry.
Key Compensation Practices
The proposed amendments to the 2019 Plan change only the number of shares and the expiration date. Accordingly, the amended and restated 2019 Plan continues to include a number of features that we believe are consistent with the interests of our shareholders and sensible corporate governance practices, including the following:
⯀
Incorporates a fungible share design. Full value awards (such as restricted stock units and performance stock units) count against the shares reserved for issuance at a 2:1 ratio, while appreciation awards (such as SARs and stock options) count against the share reserve at a 1:1 ratio.

⯀	Minimum vesting or performance period for all awards. A minimum vesting or performance period of one year is prescribed for all awards, subject to limited exceptions.
⯀
Restrictions on dividends and dividend equivalents. The 2019 Plan prohibits the payment of dividends or dividend equivalents on stock options and stock appreciation rights (SARs), and provides that, any

Proxy Statement for 2026 Annual Meeting 72

dividends or dividend equivalents payable with respect to shares or share equivalents subject to the unvested portion of a full value award are subject to the same restrictions and risk of forfeiture as the shares or share equivalents to which such dividends or dividend equivalents relate, including any performance conditions.
⯀
No liberal definition of “change in control.” No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer, or any Board assessment that a change in control may be imminent.

⯀
“Double trigger” acceleration of equity awards upon a Change in Control. The 2019 Plan provides for vesting of time-based equity awards or performance-based equity awards based on both (i) the occurrence of a change in control and (ii) an accompanying involuntary termination of service without cause or, if so provided by the Committee, a termination for good reason, within 24 months of the consummation of the change in control (other than in the event awards are not continued, assumed, or replaced in connection with a corporate transaction, in which case they will accelerate upon the change in control).

⯀
No parachute payment gross-ups; net best cutbacks. The 2019 Plan does not provide any parachute payment gross-ups to its participants. The 2019 Plan provides that if any benefits provided to a participant under the 2019 Plan or other Company compensation arrangements in connection with a change in control would constitute “parachute payments” within the meaning of Code Section 280G and result in the imposition of an excise tax on the participant under Code Section 4999, then the amount of such payments and benefits will either (i) be reduced to the extent necessary to avoid characterization as parachute payments and the imposition of the excise tax, or (ii) be paid in full and remain subject to the imposition of the excise tax, whichever results in the participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.

⯀
No repricing of underwater options or stock appreciation rights without shareholder approval. The 2019 Plan prohibits, without shareholder approval, actions to reprice, replace, or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of a share of our common stock.

⯀	Limit on non-employee director awards. The 2019 Plan provides an annual cash-denominated limit of $400,000 on awards granted to individual non-employee directors under the 2019 Plan.
⯀
Clawback provisions. All awards under the 2019 Plan are subject to our compensation forfeiture and recoupment policies. Our clawback policies cover time-based as well as performance-based equity awards in certain circumstances. For more information about our current executive compensation recoupment policies, see “Compensation Discussion and Analysis – Additional Compensation Policies” on page 49 of this Proxy Statement.

⯀
No discounted option or SAR grants. The 2019 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

Description of the Amended and Restated 2019 Omnibus Incentive Plan
The proposed material changes to the 2019 Plan are:
⯀	Increase the number of shares authorized for issuance by 2,200,000; and
⯀	Extend the term of the 2019 Plan to the date that is 10 years after shareholder approval of the amendment and restatement of the 2019 Plan.
The major features of the 2019 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2019 Plan, which is attached to this Proxy Statement as Appendix A.

Proxy Statement for 2026 Annual Meeting 73

Eligible Participants
Employees, consultants, and advisors of the Company or its affiliates, as well as non-employee directors of the Company, are eligible to receive awards under the 2019 Plan. As of October 20, 2026, there were approximately 4,900 employees, an indeterminate number of consultants and advisors of the Company and its affiliates and nine non-employee directors of the Company who would be eligible to receive awards under the 2019 Plan.
Administration
The 2019 Plan is administered by the Committee. To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate its authority under the 2019 Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our directors or executive officers or to a committee of the Board comprised of one or more directors. The Committee may also delegate non-discretionary administrative duties to other persons as it deems advisable. The full Board performs the duties and has the responsibilities of the Committee with respect to awards under the 2019 Plan that are made to our non-employee directors.
The Committee has the authority to determine the persons to whom awards will be granted, the timing of awards, the type and number of shares covered by each award, the terms, conditions, performance criteria, and restrictions of the awards as well as the manner in which awards are paid and settled. The Committee may also establish, rescind, and modify rules to administer the 2019 Plan, adopt sub-plans or special provisions applicable to certain awards, interpret the 2019 Plan, any award and any related award agreement, reconcile any inconsistency, correct any defect or supply an omission in the 2019 Plan and any related award agreement, cancel or suspend an award, determine in what circumstances an award will be forfeited, accelerate the vesting (subject to certain minimum vesting provisions) or extend the exercise period of an award (whether by amendment or other action), grant substitute awards in accordance with the 2019 Plan, and require or permit the deferral of the settlement of an award.
Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2019 Plan prohibits the Committee from repricing any outstanding option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an option or SAR award in exchange for cash, other property or grant of a new full value award at a time when the per share exercise price of the option or SAR award is greater than the fair market value of a share of our common stock, or otherwise making an option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”
Subject to certain limitations set forth in the 2019 Plan, the Committee may also modify the terms of awards under the 2019 Plan with respect to participants who reside outside of the United States or who are employed by a non-United States subsidiary of the Company in order to comply with local legal or regulatory requirements.
Available Shares and Limitations on Awards
A maximum share reserve of 9,520,000 shares of our common stock will be authorized under the amendment and restatement of the 2019 Plan, inclusive of shares previously authorized and issued. The shares of common stock issuable under the 2019 Plan may come from authorized and unissued shares or treasury shares. Full value awards granted under the 2019 Plan count as two shares against the 2019 Plan’s authorized share reserve, whereas options and SARs count as one share against the authorized share reserve. Where the number of Shares subject to an award is variable, the maximum number of shares that could be received under that award will be counted against the share reserve until it can be determined that only a lesser number of shares could vest.
Under the terms of the 2019 Plan, the aggregate grant date fair value of awards granted under the 2019 Plan during a calendar year to any one of our non-employee directors (excluding awards granted at his or her election in lieu of any portion of retainers or fees otherwise payable in cash) may not exceed $400,000.
The share limitations under the 2019 Plan are subject to adjustment for changes in our corporate structure or shares, as described below.
If any shares of our common stock subject to any award under the 2019 Plan, or to an award under the 2014 Plan that was outstanding on the date our shareholders originally approved the 2019 Plan, that expires, is forfeited or

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cancelled, or is settled or paid in cash will, to the extent of such expiration, forfeiture, cancellation or cash settlement, become available again for future awards under the 2019 Plan. Each share that again becomes available for awards in such manner will increase the share reserve, with shares subject to full value awards increasing the share reserve by 2 shares and shares subject to options and SARs increasing the share reserve by one share. However, shares tendered or withheld in payment of the purchase price of a stock option, shares tendered or withheld to satisfy a tax withholding obligation, shares repurchased with proceeds received by the Company from exercise of a stock option and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right may not be used again under the 2019 Plan.
Any shares of common stock issuable during the term of the 2019 Plan as a result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an award under the 2019 Plan or 2014 Plan that are forfeited also will automatically replenish the 2019 Plan share reserve to the extent of such forfeiture.
Awards granted or shares of our common stock issued under the 2019 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our affiliates or with which we or any of our affiliates combine (referred to as “substitute awards”) will not reduce the share reserve under the 2019 Plan and will not reduce the shares authorized for grant to a participant in any calendar year.
Additionally, if a company acquired by us or any of our subsidiaries or with which we or any of our subsidiaries combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2019 Plan and will supplement the share reserve under the 2019 Plan, but only if the awards are made to individuals who were not employed by, or serving as a non-employee director of, us or any of our subsidiaries prior to such acquisition or combination.
Share Adjustment Provisions
If certain equity transactions occur that cause the per share value of our common stock to change, such as stock dividends, stock splits, spin-offs, rights offerings, or certain recapitalizations (referred to as “equity restructurings”), the Committee will make adjustments as it deems equitable and appropriate to: (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the 2019 Plan, (ii) the number and kind of shares or other securities subject to outstanding awards, (iii) the exercise price of outstanding options and SAR awards, and (iv) award limitations prescribed by the 2019 Plan. Other types of transactions may also affect our common stock, such as a reorganization, merger, consolidation or partial or complete liquidation of our Company. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2019 Plan, the Committee may make such adjustments as it deems equitable.
Types of Awards
The 2019 Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards, and other stock-based awards to eligible recipients. These types of awards are described in more detail below.
Stock Options
Employees of the Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “non-qualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described above. “Fair market value” under the 2019 Plan as of any date generally means the closing sale price of a share of our common stock on the NYSE on that date.
The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee permits exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the

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shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date and have an aggregate value equal to the purchase price of the shares being purchased.
An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than ten years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.
The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as non-qualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the 2019 Plan is the same number of shares which may be issued under the plan.
Stock Appreciation Rights
A SAR award provides the right to receive, in cash and/or shares of our common stock (as determined by the Committee), an amount equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described above. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than ten years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2019 Plan, as may be determined by the Committee.
Restricted Stock Awards
A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that we, or any of our subsidiaries or business units, satisfy specified performance goals. Dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Unless otherwise provided in an award agreement, participants are entitled to vote restricted shares prior to the time they vest.
Stock Unit Awards
A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee, including the satisfaction of specified performance goals. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Following the vesting of a stock unit award, settlement of the award and payment to the participant will be made at such time as determined by the Committee. Stock unit awards will be subject to such other terms and conditions, consistent with the other provisions of the 2019 Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards and any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other awards to which such dividend equivalents relate.
Other Stock-Based Awards
The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2019 Plan. The Committee has discretion in determining the terms and conditions of such awards, consistent with the terms and purposes of the 2019 Plan.

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Minimum Vesting Periods
Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of not less than one year. These required vesting and performance periods will not apply: (i) to awards granted to our non-employee directors in payment of or in exchange for other compensation that is already earned and payable, (ii) upon certain specified instances of a change in control, (iii) upon termination of service due to death or disability, (iv) to a substitute award that does not reduce the vesting period of the award being replaced, or (v) to awards involving an aggregate number of shares not in excess of 5% of the 2019 Plan’s share reserve. For purposes of awards made to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders, as long as such period lasts at least 50 weeks.
Transferability of Awards
In general, no right or interest in any award under the 2019 Plan may be sold, assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any award held by such permitted transferee will remain subject to the same terms and conditions that were applicable to the award before the transfer thereof.
Performance-Based Compensation
The Committee may grant awards under the 2019 Plan as a performance-based award if the Committee establishes performance goals to be attained based on one or more performance measures, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or shares of such award. Performance measures may include one or more of the following: (i) stock price measures (including but not limited to growth measures and total shareholder return); (ii) earnings per share (actual or targeted growth); (iii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (iv) economic value added (“EVA”); (v) net income measures (including but not limited to income after capital costs and income before or after taxes); (vi) revenue and/or sales (gross or net) and margins; (vii) operating income; (viii) cash flow and working capital measures; (ix) return measures (including but not limited to return on assets, equity and/or invested capital); (x) growth measures (including revenue or sales growth); (xi) market share; (xii) product quality and customer satisfaction measures; (xiii) corporate values and strategic measures (including but not limited to ethics compliance, environmental, safety, strategic and succession planning); and (xiv) any other financial, operational or strategic measure approved by the Committee. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of the Company, its affiliates, divisions, business segments, business units or individual performance.
For each performance-based award, the Committee will select the applicable performance measure(s), specify the performance goal(s) based on those performance measures for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a participant if the performance goal(s) are satisfied, and determine the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with such award. When specifying performance goals in an award, the Committee may provide that one or more adjustments will be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP” financial measures. The Committee also may provide, in an agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals under specified circumstances such as the occurrence of events that are unusual in nature or infrequently occurring, such as a change in control, certain equity restructurings, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, changes in applicable tax laws or accounting principles, or a participant’s death or disability. The Committee may, in its discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the application of the performance goals to be otherwise payable in connection with an award.

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Change in Control
If a change in control of the Company that involves a corporate transaction occurs, then the consequences will be as described below unless the Committee provides otherwise in an applicable award or other agreement with a participant. If outstanding awards are continued, assumed or replaced by the surviving or successor entity in connection with a corporate transaction, and if within 24 months after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause, or, if so provided in the discretion of the Committee in an award agreement, the participant terminates his or her employment or other service for good reason, (i) each of the participant’s outstanding options and SARs will become fully vested and exercisable and will remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. To the extent vesting of any award continued, assumed or replaced is subject to satisfaction of specified performance goals, those goals will be deemed to be achieved as of the date of the corporate transaction at the target level of performance, or, in the discretion of the Committee, at the actual level of performance (if determinable), and such Awards will continue to be subject to any continuing service requirements.
If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully vested and exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest immediately prior to the effective time of the corporate transaction. For these purposes, a performance-based award will be considered fully vested at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed prior to the corporate transaction. Alternatively, if outstanding awards are not continued, assumed or replaced, the Committee may elect to cancel such awards at or immediately prior to the effective time of the corporate transaction in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the consideration that would otherwise be received in the corporate transaction for the same number of shares over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).
In the event of a change in control of the Company that does not involve a corporate transaction, if within 24 months after the change in control a participant’s employment or other service is involuntarily terminated without cause, or, if so provided in the discretion of the Committee in an award agreement, the participant terminates his or her employment or other service for good reason, (i) each of the participant’s outstanding options and SARs will become fully vested and exercisable and remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. For these purposes, a performance-based award will be considered fully vested at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed prior to the participant’s termination of employment or other service.
The 2019 Plan also provides that if any payments or benefits provided to a participant under the 2019 Plan or any other Company compensation programs or arrangements in connection with a change in control would constitute “parachute payments” within the meaning of Code Section 280G, and would otherwise result in the imposition of an excise tax under Code Section 4999, then the amount of such payments and benefits will either (i) be reduced to the extent necessary to avoid characterization as parachute payments and the imposition of the excise tax, or (ii) be paid in full and remain subject to the imposition of the excise tax, whichever results in the participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.
For purposes of the 2019 Plan, the following terms have the meanings indicated:
⯀
A “change in control” generally refers to the acquisition by a person or group of beneficial ownership of 30% or more of the combined voting power of our voting securities, our continuing directors ceasing to constitute a majority of our Board, or the consummation of a corporate transaction as defined below (unless immediately following such corporate transaction all or substantially all of our previous holders of voting securities beneficially own more than 50% of the combined voting power of the resulting entity in substantially the same proportions).

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⯀
A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company.

Effect of Termination of Employment or Other Service
Unless otherwise set forth in an applicable award agreement, if a participant ceases to be employed by or provide other services to us and our affiliates, awards under the 2019 Plan will be treated as set forth in the 2019 Plan. Upon termination for cause or upon conduct that would constitute cause during any post-termination exercise period, all unexercised option and SAR awards and all unvested portions of any other outstanding awards will be immediately forfeited without consideration. If a participant’s service is terminated due to his or her death or disability, all unvested portions of any outstanding awards will vest in full immediately and the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of such termination. Upon termination for any reason other than death, disability or cause, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration and the currently vested and exercisable portions of option and SAR awards may be exercised for a period of three months after the date of such termination. However, if a participant thereafter dies during such three-month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination.
Under the 2019 Plan, “cause” is generally defined as (i) material failure to perform satisfactorily the duties reasonably required of such person; (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses), including but not limited to, a violation of any federal or state securities laws, rules or regulations or of any rule or other requirement of any securities exchanges on which our common stock may, at the time, be listed; (iii) material breach of our business conduct or ethics code or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any of its affiliates; (iv) engaging in any act or practice that involves personal dishonesty or demonstrates a willful and continuing disregard for the best interests of the Company and its affiliates; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or any of its affiliates, their business or any of their customers, employees or vendors, provided that if a participant has another then-effective written agreement with the Company that defines “cause”, that definition will control.
Term of the Amended and Restated 2019 Plan
Unless terminated earlier, the 2019 Plan will terminate on the tenth anniversary of shareholder approval of this amendment and restatement of the 2019 Plan. Awards outstanding under the 2019 Plan at the time it is terminated will continue in accordance with their terms and the terms of the 2019 Plan unless otherwise provided in the applicable agreements.
Amendment of the Plan
Our Board may amend the 2019 Plan from time to time, but no amendments to the 2019 Plan will be effective without shareholder approval if such approval is required under applicable laws, regulations or stock exchange rules. Our Board also may suspend or terminate the 2019 Plan at any time. No termination, suspension or amendment of the 2019 Plan may materially impair the rights of any participant under a previously granted award without the consent of the affected participant, unless such action is necessary to comply with applicable laws or stock exchange rules.
Amendment of Awards
The Committee may amend the terms of any award subject to certain limitations, however, no such amendment may materially impair the rights of any participant under a previously granted award without the consent of the affected participant, except for amendments necessary to comply with applicable laws, stock exchange rules or any compensation recovery policy as provided in the 2019 Plan.

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Forfeiture and Clawback
All awards under the 2019 Plan will be subject to the company’s clawback policies. In addition to our Mandatory Compensation Recovery Policy, we have a Supplemental Compensation Recovery Policy which provides that the Committee may recover any equity or equity-based award, including awards subject to time-based vesting, under certain conditions. Both clawback policies are described in the “Compensation Discussion and Analysis – Additional Compensation Policies” on page 49 of this Proxy Statement.
In addition, the Committee may specify in an award agreement that a participant’s rights, payments, and benefits under the award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain other specified events, which may include termination of service for cause; violation of any material Company policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the participant; a determination that the payment of the award was based on an incorrect determination that financial or other criteria were met or other conduct by the participant that is detrimental to the business or reputation of the Company or its affiliates.
United States Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to United States taxation with respect to awards granted under the 2019 Plan, based on statutes, regulations and interpretations in effect as of the date of this Proxy Statement.
Non-Qualified Stock Options
If a participant is granted a non-qualified stock option under the 2019 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options
If a participant is granted an incentive stock option under the 2019 Plan, the participant will not recognize taxable income upon grant of the option. Generally, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option satisfy applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise), the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-qualified stock options will generally apply.
Other Awards
The current federal income tax consequences of other awards authorized under the 2019 Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award

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is exercised in an amount equal to the amount of cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.
Section 162(m) of the Code
Any awards the Company grants pursuant to the 2019 Plan to certain covered individuals are subject to a $1 million limit on the amount of annual compensation that a public company is permitted to deduct.
Section 409A of the Code
The foregoing discussion of tax consequences of awards under the 2019 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Awards Under the 2019 Plan
Since all awards under the 2019 Plan are made in the discretion of the Committee, neither the number nor types of future 2019 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable, except with respect to restricted stock units granted to each non-employee director under the Company’s non-employee director compensation policy with a grant date value of $150,000 per year. Information regarding awards made under the 2019 Plan during Fiscal 2026 to our NEOs is provided under the caption “Grants of Plan-Based Awards Table” on page 55 of this Proxy Statement and to our non-employee directors under the caption “Director Compensation” on page 30 of this Proxy Statement.
Unless a contrary choice is specified, proxies solicited by the Board will be voted “FOR” approval of Proposal 3.

✔	The Board unanimously recommends that you vote FOR the approval of the Amended and Restated 2019 Omnibus Incentive Plan.

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Proposal 4 – Ratification of the Selection of Independent Registered Public Accountant for the Fiscal Year Ending August 28, 2027
The Audit and Finance Committee selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accountant for the fiscal year ending August 28, 2027. We are asking our shareholders to ratify the selection of Deloitte, who has served as our independent registered public accountant for over 35 years. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to any shareholder questions that may be asked. For a description of the fees for services rendered by Deloitte in Fiscal 2025 and 2026, and a description of our policy regarding the approval of independent registered public accountant provision of audit and non-audit services, see “Independent Registered Public Accountant’s Fees and Services” below.
Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the shareholders. If our shareholders fail to ratify the selection, the Audit and Finance Committee will consider this factor when making any determination regarding Deloitte. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the selection of a different independent registered public accountant at any time during the year if it determines that such a change would be in the Company’s best interests and those of its shareholders.
Unless a contrary choice is specified, proxies solicited by the Board will be voted “FOR” ratification of the selection of Deloitte as our independent registered public accountant for the fiscal year ending August 28, 2027.

✔
The Board unanimously recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountant for the fiscal year ending August 28, 2027.

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Report of the Audit and Finance Committee
The Audit and Finance Committee serves as the representative of the Board for general oversight of our financial accounting and reporting, systems of internal control and audit process, and monitoring compliance with laws, regulations, and standards of business conduct.
Management is responsible for the financial statements and the reporting process, including the system of internal controls.
We retained PricewaterhouseCoopers LLP (“PwC”) to support our internal audit function. In this role, PwC assisted management with completing its assessment of our internal control over financial reporting by testing and reviewing our internal control processes. Deloitte, our independent registered public accountant, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and an assessment of our internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (“PCAOB”).
The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit and Finance Committee has reviewed and discussed the Company’s audited financial statements to be included in the 2026 Form 10-K with management and the independent accountants. The Audit and Finance Committee reports as follows:
⯀	The Audit and Finance Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended August 29, 2026 with the Company’s management.
⯀	The Audit and Finance Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
⯀
The Audit and Finance Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence, and has discussed with Deloitte its independence.

Based on the review and discussion referred to in the bullet points above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in our 2026 Form 10-K, for filing with the SEC.
The Audit and Finance Committee:
Kevin E. Bryant, Chair
Christopher J. Braun
William C. Fisher
David W. Miles
Michael E. Pack

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Independent Registered Public Accountant’s Fees and Services
The following table presents fees for professional audit services rendered by Deloitte for the audit of our annual financial statements for fiscal years ended August 29, 2026 and August 30, 2025, and fees billed for other services rendered by Deloitte during those periods.

	Fiscal 2026 ($)	Fiscal 2025 ($)
Audit Fees(1)	1,786,000	1,879,000
Audit-Related Fees(2)	36,000	36,000
Tax Fees(3)	102,000	—
All Other Fees	—	—
Total	1,924,000	1,915,000

(1)
Represents fees for professional services provided for the audit of our annual financial statements, the audit of our internal control over financial reporting, review of our interim financial information, and review of other SEC filings.

(2)	Represents fees for professional services provided for the audit of our benefit plan.
(3)	Represents fees for professional services primarily related to tax compliance, consulting, and planning.
The Audit and Finance Committee considered whether the provision of tax, benefit plan audit and all other accounting services by Deloitte are compatible with maintaining its independence and concluded that the independence of Deloitte is not compromised by the provision of such services.
Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services
The Audit and Finance Committee charter requires the committee to pre-approve the audit and non-audit fees and services that may be provided to us by Deloitte, our independent registered public accountant. The Audit and Finance Committee consults with management but does not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the committee, who then informs the entire committee of the engagement of such services. The Audit and Finance Committee pre-approved under that policy all of the audit and non-audit fees and services provided by Deloitte for Fiscal 2026 and 2025.

Proxy Statement for 2026 Annual Meeting 84

Proposal 5 – Approval of an Amendment to our Articles of Incorporation to Provide for the Phased Declassification of the Board
Under the Articles of Incorporation and Bylaws, our Board is divided into three classes, as nearly equal in number as possible, with directors generally serving staggered three-year terms. As a result, approximately one-third of the Board stands for election at each annual meeting of shareholders.
We are asking shareholders to approve an amendment to Article IV of our Articles to provide for the phased declassification of the Board (the “Articles Amendment”). We are separately asking shareholders to approve a conforming amendment to Section 2.1 of our Bylaws (the “Bylaw Amendment” and, together with the Articles Amendment, the “Declassification Amendments”), as described in Proposal 6. Implementation of each of the Declassification Amendments is conditioned on shareholder approval of both Proposals 5 and 6. Neither amendment will be implemented unless both Proposal 5 and Proposal 6 are approved.
Reasons for the Proposal
In proposing the Articles Amendment, the Board considered the benefits of the existing classified Board structure, including continuity and stability in Board oversight, as well as the benefits of annual director elections, including greater accountability to shareholders. On October 22, 2026, the Board unanimously approved the Articles Amendment, declared it advisable and recommended that shareholders approve it at the Annual Meeting.
The Board believes that the proposed phased declassification appropriately balances these considerations by transitioning to annual director elections while preserving the existing terms of directors serving during the transition.
Effect on Existing Classes and Future Elections
If Proposals 5 and 6 are approved by shareholders and the Declassification Amendments become effective, the Board will be declassified on a phased basis beginning with the 2027 annual meeting of shareholders, with all directors standing for annual election beginning at the 2029 annual meeting.
The Class III directors elected at the 2026 Annual Meeting will continue to serve three-year terms expiring at the 2029 annual meeting, and Emily R. Silver, the Class I nominee, will serve a term expiring at the 2027 annual meeting. Directors elected before the 2027 annual meeting will serve out their existing terms, and directors elected by shareholders beginning at the 2027 annual meeting will be elected for one-year terms.
The transition to annual elections will occur as follows:

Annual meeting	Directors standing for election	Term of office
2026	Class III nominees and one Class I nominee	Class III: three years, through the 2029 annual meeting Class I: one year, through the 2027 annual meeting
2027	Class I seats	One year, through the 2028 annual meeting
2028	Class I seats and Class II seats	One year, through the 2029 annual meeting
2029 and thereafter	All seats	All directors elected for one-year terms; Board fully declassified

*
The table reflects the terms of the directors currently in office and the nominees identified in Proposal 1. Directors appointed by the Board, including to newly created directorships, hold office subject to the shareholder-election provisions described below. Additional directors may therefore stand for election during the transition.

During the transition, directors will retain their existing class designations until the classification of the Board terminates at the 2029 annual meeting. The Declassification Amendments will not shorten the unexpired term of any director elected by shareholders before the 2027 annual meeting, and no director will be required to resign or be reappointed to implement the phased declassification.
If the Declassification Amendments are approved and implemented, all directors will stand for annual election beginning at the 2029 annual meeting, and the Board will no longer be classified.

Proxy Statement for 2026 Annual Meeting 85

Effect on Other Governance Provisions
The Declassification Amendments will not change the existing range of three to fifteen directors or the Board’s authority to determine the number of directors within that range. The existing prohibition against shortening an incumbent director’s term through a reduction in Board size will remain in effect. The requirement that increases or decreases in Board size be apportioned among the three classes as nearly equally as possible will cease to apply when the classification of the Board terminates in 2029.
The Articles Amendment will also retain Article IV’s existing provisions requiring cause for the removal of directors by shareholders and the affirmative vote of holders of 75% of all issued and outstanding shares entitled to vote to amend or repeal Article IV or adopt any provision inconsistent with it. No provision of the Articles other than Article IV will be amended by Proposal 5.
The Declassification Amendments will not change the Board’s authority to fill vacancies or newly created directorships. Under Section 302A.225 of the Minnesota Business Corporation Act, unless otherwise provided in the Articles or Bylaws, a director appointed by the Board to fill a vacancy serves until a qualified successor is elected by shareholders at the next regular or special meeting of shareholders. Accordingly, an interim Board appointment may result in an additional director standing for election during the transition to annual elections.
Following completion of the phased declassification, shareholders will have the opportunity to vote on the election of the entire Board annually, rather than electing approximately one-third of the Board each year. Annual elections may facilitate changes in Board composition over a shorter period and reduce the time otherwise afforded by a classified structure to evaluate unsolicited acquisition proposals. The Board considered these effects in determining that the phased declassification is in the best interests of the Company and its shareholders.
Shareholder Approval and Effectiveness
The full text of the proposed Articles Amendment is set forth in Appendix B to this Proxy Statement and is described in Proposal 5. The full text of the proposed Bylaw Amendment is set forth in Appendix C to this Proxy Statement and is described in Proposal 6. Additions to the existing provisions are indicated by blue underlining and deletions by red strikethrough. The descriptions of the Declassification Amendments in this Proxy Statement are qualified in their entirety by reference to the applicable appendices.
If shareholders approve both Proposals 5 and 6, the Company intends to file Articles of Amendment with the Minnesota Secretary of State promptly following the Annual Meeting. The Articles Amendment will become effective upon filing with the Minnesota Secretary of State, and the Bylaw Amendment will become effective concurrently with the effectiveness of the Articles Amendment.
Although the Declassification Amendments will become effective following the Annual Meeting, directors will continue to serve their existing terms during the transition, with annual director elections beginning in 2027 and the Board becoming fully declassified in 2029.
If either Proposal 5 or Proposal 6 is not approved, neither amendment will be implemented, and the Board will remain classified under the existing Articles and Bylaws. Approval of Proposals 1 through 4 is not conditioned on approval of either Proposal 5 or Proposal 6.
Shareholders will not be entitled to dissenters’ rights under Minnesota law in connection with the Articles Amendment.

Proxy Statement for 2026 Annual Meeting 86

Vote Required
Approval of Proposal 5 requires the affirmative vote of the holders of at least 75% of all issued and outstanding shares of the Company entitled to vote on the proposal, voting together as a single class, as required by Article IV of our Articles. Abstentions, broker non-votes and failures to vote will have the same effect as votes “AGAINST” Proposal 5. Brokers do not have discretionary authority to vote on this proposal without your voting instructions.
Unless a contrary choice is specified, proxies solicited by the Board will be voted “FOR” approval of Proposal 5.

✔	The Board unanimously recommends that shareholders vote FOR Proposal 5, approval of an amendment to our Articles to provide for the phased declassification of the Board.

Proxy Statement for 2026 Annual Meeting 87

Proposal 6 – Approval of an Amendment to our Bylaws to Provide for the Phased Declassification of the Board
We are asking shareholders to approve the Bylaw Amendment, which would amend Section 2.1 of our Bylaws to conform to the Articles Amendment described in Proposal 5 and provide for the phased declassification of the Board. As described in Proposal 5, implementation of the Declassification Amendments is conditioned on shareholder approval of both Proposals 5 and 6.
Reasons for the Bylaw Amendment
On October 22, 2026, the Board unanimously approved the Bylaw Amendment for submission to shareholders and recommended that shareholders approve it at the Annual Meeting. For the reasons described in Proposal 5, the Board believes that the proposed phased declassification is in the best interests of the Company and its shareholders.
Effect of the Bylaw Amendment
If the Declassification Amendments are approved and implemented, the Bylaw Amendment would provide for the same phased transition to annual director elections described in Proposal 5. Directors elected at the 2026 Annual Meeting would serve the terms for which they are elected, with the Class III directors’ terms expiring in 2029 and Emily R. Silver’s Class I term expiring in 2027. Beginning with the 2027 annual meeting, directors elected by shareholders would serve one-year terms as the existing classes come up for election. All directors would stand for annual election beginning at the 2029 annual meeting, at which time the classification of the Board would terminate.
The Bylaw Amendment would not shorten the unexpired term of any director elected by shareholders before the 2027 annual meeting or require any director to resign or be reappointed. It would preserve the existing provisions regarding the authorized number of directors and the prohibition against shortening an incumbent director’s term through a reduction in Board size. The requirement to apportion changes in Board size among classes would cease to apply when the Board becomes fully declassified. The Bylaw Amendment would not change the Board’s authority to fill vacancies or newly created directorships.
No provision of the Bylaws other than Section 2.1 would be amended.
See Proposal 5 for additional information regarding the phased transition to annual elections and the effects of the Declassification Amendments on the Company’s governance structure.
Shareholder Approval and Effectiveness
Under Section 302A.181, subdivision 2, of the Minnesota Business Corporation Act, the Board may not amend the Bylaws to change the classification or terms of office of directors. Accordingly, we are submitting the Bylaw Amendment to shareholders for approval as a separate proposal.
The full text of the proposed Bylaw Amendment is set forth in Appendix C to this Proxy Statement, with additions indicated by blue underlining and deletions by red strikethrough. This description is qualified in its entirety by reference to Appendix C.
Implementation of the Declassification Amendments is conditioned on shareholder approval of both Proposals 5 and 6. If both proposals are approved, the Bylaw Amendment will become effective concurrently with the Articles Amendment upon the filing of Articles of Amendment with the Minnesota Secretary of State following the Annual Meeting. If either Proposal 5 or Proposal 6 is not approved, neither amendment will be implemented, and the existing classified Board structure will remain in effect. Approval of Proposals 1 through 4 is not conditioned on approval of either Proposal 5 or Proposal 6.

Proxy Statement for 2026 Annual Meeting 88

Vote Required
Approval of Proposal 6 requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on the proposal or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting. Abstentions will have the same effect as votes “AGAINST” Proposal 6. Broker non-votes, if any, will have no effect on the outcome unless the minimum-quorum voting requirement applies, in which case they will have the same effect as votes “AGAINST” Proposal 6. Brokers do not have discretionary authority to vote on this proposal without voting instructions.
Unless a contrary choice is specified, proxies solicited by the Board will be voted “FOR” approval of Proposal 6.

✔	The Board unanimously recommends that shareholders vote FOR Proposal 6, approval of an amendment to our Bylaws to provide for the phased declassification of the Board.

Proxy Statement for 2026 Annual Meeting 89

Security Ownership of Certain Beneficial Owners and Management
The following table contains information with respect to the ownership of common stock by each person known to us who beneficially owns more than 5% of our outstanding common stock. This information is based on ownership reported as of October 20, 2026 according to SEC filings of the beneficial owners listed below unless more recent information was appropriate to be used.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Common Stock(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	4,117,349 shares of common stock(2)	14.46%
Pzena Investment Management LLC 320 Park Avenue, 8th floor New York, NY 10022	1,709,531 shares of common stock(3)	6.00%
Maple Rock Capital Partners Inc. 21 St. Clair Avenue East, Suite 1100 Toronto, Ontario, M4T 1L9 Canada	1,559,231 shares of common stock(4)	5.48%

(1)	Based on 28,476,262 outstanding shares of common stock on October 20, 2026.
(2)
Based on information provided in a Schedule 13G/A filed with the SEC on July 17, 2025 by BlackRock, Inc., a parent holding company. BlackRock reported that it has sole voting power of 4,048,013 shares and sole dispositive power over 4,117,349 shares.

(3)
Based on information provided in a Schedule 13G filed with the SEC on July 17, 2026 by Pzena Investment Management, LLC, an investment adviser. Pzena Investment Management, LLC reported that it has sole voting power over 1,190,413 shares and sole dispositive power over 1,709,531 shares.

(4)
Based on information provided in a Schedule 13G jointly filed with the SEC on August 14, 2026 by Maple Rock Capital Partners Inc., an investment adviser (“Maple Rock”) and Xavier Majic, Maple Rock’s Chief Investment Officer (together with Maple Rock, the “Maple Rock Reporting Persons”). The Maple Rock Reporting Persons reported that they have sole voting power over 1,559,231 shares and sole dispositive power over 1,559,231 shares.

Proxy Statement for 2026 Annual Meeting 90

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock, as defined in Rule 13d-3 under the Exchange Act, at October 20, 2026 for (i) each of our directors and director nominees, (ii) each NEO listed in the Summary Compensation Table, and (iii) all current executive officers, directors and director nominees as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

Name	Shares of Common Stock Owned Outright	Exercisable Stock Options(1)	Winnebago Stock Units(2)	Total Shares of Common Stock Owned Beneficially	% of Common Stock(3)
Sara E. Armbruster	14,426	—	—	14,426	(4)
Stacy L. Bogart	47,607	38,434	—	86,041	(4)
Christopher J. Braun	33,568	—	—	33,568	(4)
Kevin E. Bryant	18,633	—	—	18,633	(4)
Donald J. Clark	449,844	—	—	449,844	1.58%
William C. Fisher	36,145	—	6,327	42,472	(4)
Michael J. Happe	274,143	281,761	—	555,904	1.93%
Bryan L. Hughes	68,570	57,965	—	126,535	(4)
Jay L. Johnson	—	—	—	—	(4)
Staci L. Kroon	9,991	—	—	9,991	(4)
David W. Miles	32,909	—	13,355	46,264	(4)
John M. Murabito	25,668	—	—	25,668	(4)
Michael E. Pack	6,873	—	4,310	11,183	(4)
Emily R. Silver	—	—	—	—	(4)
Casey J. Tubman	19,352	14,112	—	33,464	(4)
Current directors, director nominees and executive officers as a group (17 persons)	1,091,767	453,948	23,992	1,569,707	5.42%

(1)	Includes shares underlying stock options that are currently exercisable or become exercisable within 60 days.
(2)
Winnebago Stock Units held under our Directors’ Deferred Plan as of October 20, 2026 (see further discussion of the plan in the Director Compensation section). These units are vested and will be settled 100% in common stock upon the earliest of the following events: a date designated by the director, the director’s termination of service, death or disability or a change in control of the Company, as defined in the plan.

(3)	Based on 28,476,262 outstanding shares of common stock on October 20, 2026.
(4)	Less than 1%.

Proxy Statement for 2026 Annual Meeting 91

Voting Information
Internet Availability of Proxy Materials
As permitted by “Notice and Access” rules adopted by the SEC, our proxy materials are furnished to shareholders on the internet, rather than mailing paper copies to each shareholder. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a paper copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you how to access and review the proxy materials and vote your shares. If you would like to receive a paper copy of our proxy materials, follow the instructions in the Notice. The Notice will be mailed to shareholders on or about [•], 2026.
Shareholders Entitled to Vote
The Board set October 20, 2026 as the record date for the Annual Meeting. This means that our shareholders as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. On the record date, 28,476,262 shares of our common stock were outstanding. The common stock is the only class of securities entitled to vote at the Annual Meeting. Each outstanding share entitles its holder to one vote on each matter submitted for a vote, and shareholders do not have cumulative voting rights.
Quorum for the Annual Meeting
A majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by a valid proxy or by a shareholder participating in the Annual Meeting in accordance with the applicable procedures will be counted for quorum purposes, including shares for which votes are withheld, shares voted to abstain and shares represented by broker non-votes.
A representative of Broadridge Financial Solutions, Inc. will serve as the independent inspector of election at the Annual Meeting. The inspector will determine whether a quorum is present and tabulate and certify the voting results.
Attending the Virtual Annual Meeting
The Annual Meeting will be held online at www.virtualshareholdermeeting.com/WGO2026. You may participate, vote and submit questions during the meeting by entering the 16-digit control number included in your Notice, proxy card or voting instruction form. If your shares are held through a broker, bank or other nominee, follow its instructions for participation and voting. Online check-in will begin at 3:45 p.m. Central Standard Time. Technical assistance will be available through the contact information provided on the virtual meeting website.
How to Vote
Whether or not you expect to attend the Annual Meeting, please carefully review the proxy materials and follow the instructions below to cast your vote.
Shares Registered in Your Name
By submitting voting instructions for shares registered in your name before the Annual Meeting, you are appointing a proxy to vote these shares. You may vote in one of the following ways:
⯀
Voting by Internet or Telephone. You may vote using the internet or telephone by following the instructions in the Notice. To vote by the internet, go to www.proxyvote.com and follow the instructions to record your vote. To vote by telephone call 1-800-690-6903. To vote by the internet or telephone, you will need your 16-digit control number included with the Notice.

⯀	Voting by Proxy Card. If you obtained a paper copy of the proxy materials, you may vote by completing, signing, dating and returning the proxy card in the enclosed postage pre-paid envelope.

Proxy Statement for 2026 Annual Meeting 92

⯀
Voting during the Annual Meeting. You may also vote by attending the Annual Meeting and voting via the online meeting platform. To vote online during the Annual Meeting, you will need your 16-digit control number included with the Notice.

Whichever voting method you choose, all properly submitted voting instructions will be voted at the Annual Meeting according to the instructions given, provided they are received prior to the applicable deadlines. If you submit a proxy card without voting instructions, your shares will be voted in accordance with the Board’s recommendations described in this Proxy Statement.
Shares Held in Street Name; Broker Non-Votes
If you hold your common shares in “street name” (that is, through a broker, bank, or other holder of record), you are considered a “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting via the Internet or by telephone. If you are a street name holder and your shares are registered in the name of a broker, the NYSE rules applicable to brokers who have record ownership of listed Company stock determine whether your broker may vote your shares in its discretion, even if it does not receive voting instructions from you (so-called “discretionary voting authority”).
A “broker non-vote” occurs when a broker submits a proxy on behalf of a beneficial owner for a shareholder meeting, but does not vote on a particular proposal because such broker does not have discretionary voting authority with respect to that proposal and has not received voting instructions from the beneficial owner. Broker non-votes, if any, will be included in the calculation of the number of votes considered to be present for the purpose of determining a quorum.
Under the NYSE rules, the election of directors (Proposal 1), advisory vote on executive compensation (Proposal 2), incentive plan proposal (Proposal 3), Articles amendment proposal (Proposal 5) and Bylaw amendment proposal (Proposal 6) are considered “non-routine” matters for which brokers may not exercise discretionary voting authority. In contrast, ratification of the selection of the independent registered public accountant (Proposal 4) is a “routine” matter as to which a broker may have discretionary authority to vote shares if it has not received voting instructions.
Your broker, bank or other nominee may be entitled to vote your shares on Proposal 4 without instructions from you, but may not on the other proposals. If your shares are voted on Proposal 4 without instructions, they will constitute broker non-votes on the non-routine proposals. Your broker, bank or other nominee may elect not to exercise any available discretionary authority.
We urge you to instruct your broker, bank, or other nominee how you wish your shares to be voted.
Revoking a Proxy or Voting Instructions
If your shares are registered directly in your name, you may change your vote or revoke your proxy at any time before it is exercised by:
⯀	Delivering written notice of revocation to the Corporate Secretary, Winnebago Industries, Inc., 13200 Pioneer Trail, Eden Prairie, Minnesota 55347, before the proxy is exercised;
⯀	Delivering a properly executed proxy card bearing a later date than the proxy that you wish to revoke;
⯀	Submitting a later proxy over the Internet or by telephone in accordance with the instructions on the proxy card; or
⯀	Voting your shares electronically during the Annual Meeting.
If you are the beneficial owner of shares held through a broker, bank, or other nominee, then you must follow the specific instructions, including applicable deadlines, provided to you by your broker, bank, or other nominee to change or revoke any instructions you have already provided to your broker, bank, or other nominee. If you have

Proxy Statement for 2026 Annual Meeting 93

obtained a voting instruction form from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares, you may change your vote by attending the virtual Annual Meeting and voting electronically if you attach to your ballot a legal proxy from your broker, bank, or other nominee saved as a PDF or image file.
Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.
Votes Necessary to Act on Proposals and Board Recommendation

Proposals		Vote Required	Voting Options	Broker Discretionary Voting Allowed(1)	Impact of Abstention	Board Recommendation(2)
1.	Elect four Class III directors to hold office for a three-year term and one Class I director to hold office for a one-year term	Plurality of the votes cast(3)	FOR WITHHOLD	No	None	FOR
2.	Approve, on an advisory basis, the compensation of our named executive officers	Majority of the votes cast(4)	FOR AGAINST ABSTAIN	No	None	FOR
3.	Approve our amended and restated 2019 Omnibus Incentive Plan	Majority of the shares present(5)	FOR AGAINST ABSTAIN	No	Against	FOR
4.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accountant for Fiscal 2027	Majority of the shares present(5)	FOR AGAINST ABSTAIN	Yes	Against	FOR
5.	Approve an amendment to our Articles of Incorporation to provide for the phased declassification of the Board	75% of all issued and outstanding shares entitled to vote(6)	FOR AGAINST ABSTAIN	No	Against	FOR
6.	Approve an amendment to our Bylaws to provide for the phased declassification of the Board	Majority of the shares present(5)	FOR AGAINST ABSTAIN	No	Against	FOR

(1)
If broker discretionary voting is not allowed, your broker will not be able to vote your shares on these matters unless your broker receives voting instructions from you. Broker non-votes, if any, will have no effect on the outcome of Proposals 1 and 2. For Proposals 3, 4 and 6, broker non-votes, if any, will have no effect unless the minimum-quorum voting requirement described in footnote 5 applies, in which case they will have the same effect as votes “AGAINST” the applicable proposal. Broker non-votes will have the same effect as votes “AGAINST” Proposal 5. Broker discretionary voting is generally permitted on Proposal 4.

(2)	All properly submitted proxy cards not containing specific voting instructions will be voted in accordance with the Board’s recommendations.
(3)
For Proposal 1 regarding the election of directors, a plurality of votes of our common stock cast is required to elect a director, separately by class. This means that the four Class III nominees receiving the highest number of “FOR” votes will be elected to the Class III seats, and the Class I nominee receiving the highest number of “FOR” votes will be elected to the Class I seat. Shareholders may vote “FOR” or “WITHHOLD” authority for each nominee. Withheld votes and broker non-votes, if any, will have no effect on the outcome of the election. Our Board has adopted a majority voting policy for the election of directors in uncontested elections. Under this policy, if a nominee in an uncontested election receives less than a majority of the votes cast for the nominee, the nominee will nonetheless be elected under the plurality voting standard but must tender a resignation to the Board for consideration at its next regularly scheduled meeting. The Board will only not accept the tendered resignation for, in its judgment, a compelling reason. Under our Articles of Incorporation, shareholders are not entitled to cumulative voting in the election of directors.

(4)
For Proposal 2 regarding the advisory (non-binding) vote to approve the compensation paid to our named executive officers, the Board will consider shareholders to have approved the compensation if more shares are voted “FOR” than “AGAINST” the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome. Because the vote is advisory and not binding, the Board will review the voting result and take it into consideration when making future decisions regarding executive compensation.

(5)
For Proposals 3, 4 and 6, the affirmative vote of a majority of the shares present and entitled to vote on the matter or, if greater, a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting is required. Abstentions have the same effect as votes “AGAINST” the applicable proposal. Broker non-votes, if any, have no effect unless the minimum-quorum voting requirement applies, in which case they have the same effect as votes “AGAINST” the applicable proposal.

(6)
Approval of Proposal 5 requires the affirmative vote of the holders of at least 75% of all issued and outstanding shares entitled to vote on the proposal, voting together as a single class. Abstentions, broker non-votes and any other failure to vote have the same effect as votes “AGAINST” Proposal 5. Proposal 6 is subject to the voting standard described in footnote 5. Implementation of Proposals 5 and 6 is conditioned on approval of both proposals; neither amendment will become effective unless both are approved.

Proxy Statement for 2026 Annual Meeting 94

WHAT HAPPENS IF THE ANNUAL MEETING IS ADJOURNED?
Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our common stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.
WHO WILL COUNT THE VOTES?
The Company will retain an independent inspector of election to count, tabulate and certify votes at the Annual Meeting.
WHERE CAN I FIND THE RESULTS OF THE VOTING?
We intend to announce preliminary voting results at or shortly after the Annual Meeting and will publish final results through a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.
WHAT IF I HAVE SHARES REGISTERED IN MY NAME AND ALSO HAVE SHARES IN A BROKERAGE ACCOUNT?
Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank, or other nominee will send you instructions on how to vote those shares.
DO I HAVE ANY DISSENTERS’ OR APPRAISAL RIGHTS WITH RESPECT TO ANY OF THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING?
No. Shareholders do not have dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.
HOW DO I OBTAIN A PAPER OR ELECTRONIC COPY OF THE PROXY MATERIALS?
Shareholders may request copies by writing to Winnebago Industries, Inc., Attn: Senior Vice President - Chief Legal Officer, Corporate Secretary and Corporate Responsibility, 13200 Pioneer Trail, Eden Prairie, Minnesota 55347. Beneficial owners should follow the instructions provided by their broker, bank or other nominee.
Our proxy materials may also be accessed free of charge, when available, at www.proxyvote.com, at www.winnebagoind.com in the Investors section and free of charge on the SEC’s website at www.sec.gov.
WHY IS THE ANNUAL MEETING A VIRTUAL MEETING?
To enable broad access to our Annual Meeting, our Annual Meeting will be a virtual meeting of shareholders where shareholders will participate by accessing a website using the Internet. We believe that hosting a virtual Annual Meeting will facilitate shareholder attendance and participation by enabling shareholders to participate remotely from any location around the world. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
HOW MAY I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?
The Annual Meeting will be conducted completely online at www.virtualshareholdermeeting.com/WGO2026. Please have the 16-digit control number from your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form available and follow the instructions on the meeting website. Beneficial owners should follow the instructions provided by their broker, bank or other nominee, including obtaining a legal proxy if required to vote during the Annual Meeting.

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We encourage you to access the Annual Meeting before the start time of 4:00 p.m. Central Standard Time on December 15, 2026. Please allow ample time for online check-in, which is expected to begin at 3:45 p.m. Central Standard Time.
Shareholders of record who participate through the virtual meeting platform will be considered present at the Annual Meeting, including for purposes of determining a quorum and counting votes.
WILL I BE ABLE TO ASK QUESTIONS DURING THE VIRTUAL ANNUAL MEETING?
Yes. We expect that members of the Board and management, as well as representatives of our independent registered public accounting firm, will attend the Annual Meeting, be available to answer shareholder questions, and be permitted to make a statement if they desire to do so. We will provide our shareholders the opportunity to ask questions. Questions submitted during the meeting pertinent to meeting matters will be answered during the meeting, subject to time and procedural constraints. Instructions for submitting questions and making statements will be posted on the virtual meeting website. This question and answer session will be conducted in accordance with certain rules of conduct that will be posted on our Annual Meeting website.
HOW CAN I REQUEST TECHNICAL ASSISTANCE DURING THE VIRTUAL ANNUAL MEETING?
Technical assistance will be available through the contact information provided on the virtual meeting website.
MAY I SEE A LIST OF SHAREHOLDERS ENTITLED TO VOTE AS OF THE RECORD DATE?
Shareholders may request access to the Company’s share register for a proper purpose in accordance with Minnesota law. Any request should be made in writing, state the purpose of the examination, describe with reasonable particularity the records requested and be acknowledged or verified as required by law. Requests should be directed to the Corporate Secretary at Winnebago Industries, Inc., 13200 Pioneer Trail, Eden Prairie, Minnesota 55347.

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Other Information
Other Matters
The Board is not aware of any matters expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the proxies received will be voted with the best judgment of the persons designated to vote the proxies.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and shareholders are also required by SEC rules to provide us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms provided to us and written representations that no reports were required to be filed during Fiscal 2026, we believe that for Fiscal 2026, all required reports were filed on a timely basis under Section 16(a).
Fiscal 2027 Shareholder Proposals
To be considered for inclusion in our proxy statement for the 2027 annual meeting of shareholders, shareholder proposals other than a director nomination must comply with Rule 14a-8 under the Exchange Act and must be submitted in writing and received by us no later than [•] at our principal executive offices, addressed to the Corporate Secretary.
A shareholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 or a shareholder nomination of a director candidate may be brought before the 2027 annual meeting of shareholders so long as we receive information and notice of the proposal in compliance with the requirements of our Bylaws. Notice of such proposal or nomination must be addressed to the Corporate Secretary at our principal executive offices and received no later than September 16, 2027 and no earlier than August 17, 2027.
In addition, to comply with the SEC’s universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than October 18, 2027. However, this date does not supersede any of the requirements or timing required by our Bylaws.
It is also possible that certain other deadlines would apply under either the Exchange Act rules or our Bylaws if, for example, the date of our 2027 annual meeting of shareholders differs from the anniversary of the 2026 Annual Meeting by more than the number of days specified in the Exchange Act rules or our Bylaws, as applicable.
A copy of our Bylaws may be obtained by written request to: Winnebago Industries, Inc., Attn: Senior Vice President — Chief Legal Officer, Corporate Secretary and Corporate Responsibility, 13200 Pioneer Trail, Eden Prairie, Minnesota 55347.
Proxy Solicitation Costs
We will pay the cost of soliciting proxies. The Company will solicit proxies primarily through the internet and the use of mail. Our directors, officers and employees may also solicit proxies in person, by telephone or by email without additional compensation. We will reimburse brokers, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of our common stock.
Annual Report
Our Annual Report on Form 10-K for the fiscal year ended August 29, 2026 will be made available with the definitive proxy materials at www.proxyvote.com and on our website at www.winnebagoind.com. The financial statements contained in the Annual Report on Form 10-K are not incorporated by reference into this Proxy Statement. You may request a free copy of the Annual Report on Form 10-K and this Proxy Statement by writing to Winnebago Industries, Inc., Attn: Corporate Secretary, 13200 Pioneer Trail, Eden Prairie, Minnesota 55347.

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Forward-looking Information
Statements made in this Proxy Statement that are not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These forward-looking statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance.
These statements are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company is providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. Reference is made to our Annual Report on Form 10-K for the fiscal year ended August 29, 2026 filed with the SEC for a list of such factors. The Company undertakes no obligation to update them as a result of new information, future events or otherwise, except as required by applicable law.
Website References
Website references throughout this Proxy Statement are provided for convenience only and the content on the referenced websites, including but not limited to the content contained in our Corporate Responsibility Report, is not incorporated herein by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

By Order of the Board of Directors

[•], 2026
Stacy L. Bogart
Senior Vice President – Chief Legal Officer, Corporate Secretary and Corporate Responsibility

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Appendix A
WINNEBAGO INDUSTRIES, INC.
AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN
1. Purpose. The Company previously adopted the 2019 Omnibus Incentive Plan, which was initially adopted by the Board on October 16, 2018, and approved by the shareholders of the Company on December 11, 2018 (the “Effective Date”). The 2019 Plan was first amended and restated effective as of December 14, 2023, and again amended and restated effective as of December 16, 2025. The Board approved this third amendment and restatement of the Plan on October 15, 2026, which will be effective on the date it is approved by the Company’s shareholders (the “Restatement Date”). The purpose of the Plan is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s shareholders, and to thereby promote the Company’s long-term business success. The terms of this third Amended and Restated Plan shall apply to Awards granted on and after the Restatement Date.
2. Definitions. In this Plan, the following definitions will apply.
(a) “Affiliate” means any entity that is a Subsidiary of the Company.
(b) “Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of the Plan.
(c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Cause” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, a Participant’s (i) material failure to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of the Company’s business conduct or ethics code or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the Participant or demonstrates a willful and continuing disregard for the best interests of the Company and its Affiliates; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or any of its Affiliates, their business or any of their customers, employees or vendors.
(f) “Change in Control” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, one of the following:
(1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:
(A) any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;
(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the Effective Date; or
(C) any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 30% or more of the Company’s Voting Securities.

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If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 30% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.
(2) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.
(3) A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.
Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations and guidance thereunder and any successor or similar statutory provisions.
(h) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Human Resources Committee of the Board unless otherwise specified by the Board.
(i) “Company” means Winnebago Industries, Inc., a Minnesota corporation, and any successor thereto.
(j) “Consultant” means any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.
(k) “Continuing Director” means an individual (i) who is, as of the Effective Date, a director of the Company, or (ii) who becomes a director of the Company after the Effective Date and whose initial election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.
(l) “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.
(m) “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).
(n) “Effective Date” means December 11, 2018.
(o) “Employee” means an employee of the Company or an Affiliate.

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(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
(q) “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
(r) “Fair Market Value” means the fair market value of a Share determined as follows:
(1) If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(2) If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.
(s) “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.
(t) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(u) “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
(v) “Non-Employee Director” means a member of the Board who is not an Employee.
(w) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.
(x) “Other Stock-Based Award” means an Award described in Section 11 of this Plan.
(y) “Parent” means a “parent corporation,” as defined in Code Section 424(e).
(z) “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.
(aa) “Performance Measure” is a metric selected by the Committee, which may, but is not required to, include one or more of the following: (i) stock price measures (including but not limited to growth measures and total shareholder return); (ii) earnings per share (actual or targeted growth); (iii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (iv) economic value added (“EVA”); (v) net income measures (including but not limited to income after capital costs and income before or after taxes); (vi) revenue and/or sales (gross or net) and margins; (vii) operating income; (viii) cash flow and working capital measures; (ix) return measures (including but not limited to return on assets, equity and/or invested capital); (x) growth measures (including revenue or sales growth); (xi) market share; (xii) product quality and customer satisfaction measures; (xiii) corporate values and strategic measures (including but not limited to ethics compliance, environmental, safety, strategic and succession planning); and (xiv) any other financial, operational or strategic measure approved by the Committee. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, Affiliate, division, business segments, business units or individual performance.

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(bb) “Plan” means this Winnebago Industries, Inc. Amended and Restated 2019 Omnibus Incentive Plan, as amended and in effect from time to time.
(cc) “Prior Plan” means the Winnebago Industries, Inc. 2014 Omnibus Equity, Performance Award and Incentive Compensation Plan.
(dd) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(ee) “Separation from Service” means a “separation from service” as such term is defined for purposes of Code Section 409A.
(ff) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.
(gg) “Service Provider” means an Employee, a Non-Employee Director, or Consultant.
(hh) “Share” means a share of Stock.
(ii) “Stock” means the common stock, $0.50 par value per Share, of the Company.
(jj) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(kk) “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(ll) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
(mm) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
(nn) “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.
3. Administration of the Plan.
(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.
(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:
(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

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(2) cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);
(3) adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;
(4) granting Substitute Awards under the Plan;
(5) taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers; and
(6) requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.
Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
(c) Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans or annexes to Award Agreements and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
(d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
(e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.
(f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

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4. Shares Available Under the Plan.
(a) Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 9,520,000. No further awards may be made under the Prior Plan after the Effective Date of this Plan. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:
(1) Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.
(2) Shares that are subject to Full Value Awards shall be counted against the share reserve as 2.0 Shares for every one Share granted.
(3) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.
(4) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
(5) Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(6) Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the Effective Date (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.
(c) Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a) by (i) one Share if such Share was subject to an Option or Stock Appreciation Right Award under the Plan, and (ii) 2.0 Shares if such Share was subject to a Full Value Award under the Plan.
(d) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall

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supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(e) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.
(f) Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director (excluding any Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) with respect to such individual’s Service as a Non-Employee Director shall not exceed $400,000.
5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees who are subject to income taxes imposed by the United States.
6. General Terms of Awards.
(a) Award Agreement. Each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date (during which no portion of the award may be scheduled to vest), and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control as provided in Section 12(b)(2), 12(b)(4) or 12(c), (ii) a Separation from Service due to death, Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders, provided that such period lasts at least fifty (50) weeks.
(c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or Separation from Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

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(d) Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.
(e) Termination of Service. Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):
(1) Upon Separation from Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.
(2) Upon Separation from Service for death or Disability, all unvested portions of any outstanding Awards shall vest in full immediately. If the vesting of any such Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 6(e)(2) at the target level of performance or, in the discretion of the Committee, the actual level of performance (if determinable).
(3) Upon Separation from Service for any reason other than death or Disability, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.
(4) Upon Separation from Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(5) Upon Separation from Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such Separation from Service.
(f) Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(g) Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes performance goals to be attained based on one or more Performance Measures, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. The Committee will select the applicable Performance Measure(s) and specify the performance goal(s) based on those Performance Measures for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and determine the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned, including the degree to which applicable performance goals have been satisfied. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals. The Committee may, in its discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the application of the performance goals to be otherwise payable in connection with an Award.
(h) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture

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as the units or other Share equivalents to which such dividend equivalents relate. Dividends and dividend equivalents on performance-based awards will be subject to the same terms and conditions, including vesting conditions and the achievement of any applicable performance goals, as the original Award. For the avoidance of doubt, no dividends or dividend equivalents will vest or be paid out with respect to any unvested awards under the Plan. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.
(i) Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts. To the extent that any such deferral is effected in accordance with any then-effective non-qualified deferred compensation plan of the Company, the Share equivalents credited to such non-qualified deferred compensation plan account of a Participant shall be deemed Stock Units for purposes of this Plan, and if settled in Shares, such Shares shall be drawn from and charged against the Plan’s share reserve.
7. Stock Option Awards.
(a) Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).
(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).
(c) Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.
(d) Incentive Stock Options.
(1) An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option

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Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be the total number of Shares in the Plan’s share reserve as specified in the first sentence of Section 4(a), subject to adjustment as provided in Section 12(a).
(2) No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.
(3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
(4) If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or otherwise fails to qualify as an Incentive Stock Option, such Option shall thereafter be treated as a Non-Qualified Stock Option.
(5) The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.
8. Stock Appreciation Right Awards.
(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).
(b) Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.
9. Restricted Stock Awards.
(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6(b). The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer

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instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.
10. Stock Unit Awards.
(a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6(b). If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
(b) Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.
11. Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
12. Changes in Capitalization, Corporate Transactions, Change in Control.
(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.
(b) Corporate Transactions; Change in Control. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction. The Committee will not be required to treat all Awards or Participants similarly for purposes of this Section 12(b).
(1) Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by

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their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award. To the extent vesting of any Award continued, assumed or replaced under this Section 12(b)(1) is subject to satisfaction of specified performance goals, those goals shall be deemed to be achieved as of the date of the Corporate Transaction at the target level of performance, or, in the discretion of the Committee, at the actual level of performance (if determinable), and such Awards shall continue to be subject to any continuing service requirements.
(2) Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.
(3) Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2). Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(4) Termination After a Corporate Transaction. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within twenty-four (24) months after the Corporate Transaction a Participant experiences an involuntary Separation from Service for reasons other than Cause, or, if so provided in the discretion of the Committee in an Agreement, terminates his or her Service for Good Reason (as defined in the applicable Agreement or other

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then-effective written agreement between the Participant and the Company), then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s Separation from Service, (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has occurred up to the date of such Participant’s Separation from Service.
(c) Other Change in Control. In the event of a Change in Control that does not involve a Corporate Transaction, if within twenty-four (24) months after the Change in Control a Participant experiences an involuntary Separation from Service for reasons other than Cause, or, if so provided in the discretion of the Committee in an Agreement, terminates his or her Service for Good Reason (as defined in the applicable Agreement or other then-effective written agreement between the Participant and the Company), then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become fully vested and exercisable and shall remain exercisable for one year following the Participant’s Separation from Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full.
(d) Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.
(e) Parachute Payment Limitation.
(1) Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).
(2) Any such reduction shall be made in accordance with Section 409A of the Code and the following: (i) the Covered Payments which do not constitute deferred compensation subject to Section 409A of the Code shall be reduced first, and (ii) Covered Payments that are cash payments shall be reduced before non-cash payments, and Covered Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.
(3) If, notwithstanding the initial application of this Section 12(e), the Internal Revenue Service determines that any Covered Payment constitutes an “excess parachute payment” (as defined by Section 280G(b) of the Code), this Section 12(e) will be reapplied based on the Internal Revenue Service’s determination, and the Participant will be required to promptly repay the portion of the Covered Payments required to avoid imposition of the Excise Tax together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the excess payments until the date of repayment).
(4) Any determination required under this Section 12(e) shall be made in writing in good faith by the accounting firm which was the Company’s independent auditor immediately before the Change in Control (the “Accountants”), which shall provide detailed supporting calculations to the Company and the

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Participant as requested by the Company or the Participant. The Company and the Participant shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12(e). The Company shall be responsible for all fees and expenses of the Accountants.
13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the Service Provider’s Service at any time with or without Cause or change such Service Provider’s compensation, other benefits, job responsibilities or title.
14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.
15. Effective Date, Duration, Amendment and Termination of the Plan.
(a) Effective Date. This Amended and Restated Plan was approved by the Board on October 15, 2026, and shall become effective on the Restatement Date, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i).
(b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the Restatement Date, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan and applicable Agreement unless otherwise provided in the applicable Agreements.
(c) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.
(d) Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i).
(e) No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.

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16. Other Provisions.
(a) Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
(c) Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).
(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.
(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(g) Code Section 409A. It is intended that all Awards under the Plan will be exempt from, or comply with, Code Section 409A, and to the maximum extent permitted the Awards and the Plan will be administered and interpreted in accordance with this intent. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:
(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service;

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(2) Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A;
(3) If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Code Section 409A; and
(4) If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.
(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.
(i) Forfeiture and Compensation Recovery.
(1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include Separation from Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
(2) Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to, any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any Agreement will be automatically unilaterally amended to comply with any such compensation recovery policy.

Proxy Statement for 2026 Annual Meeting A-16

Appendix B
Proposed Amendment to the Articles of Incorporation to Declassify the Board
Pursuant to Minnesota Statutes, Sections 302A.135 and 302A.139, the undersigned, Stacy L. Bogart, Corporate Secretary of Winnebago Industries, Inc., a Minnesota corporation (the “Corporation”), hereby certifies as follows:
1.	The name of the corporation is Winnebago Industries, Inc. (the “Corporation”).
2.	Article IV of the Articles of Incorporation of the Corporation is amended and restated in its entirety as follows:
ARTICLE IV
The number of directors constituting the Board of Directors of the Corporation shall be not more than fifteen (15) and not less than three (3), the precise number to be determined by resolution of the Board of Directors from time to time.
 ~~The~~    Except as otherwise provided in this Article IV, the   directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with each class holding office for a term of three years, and with the respective members of each class to hold office until their respective successors are elected and qualified.
 ~~At each~~    Beginning with the 2027 annual meeting of shareholders, each director elected by the shareholders shall be elected for a term expiring at the next annual meeting of shareholders and until such director’s successor is duly elected and qualified. At the 2029   annual meeting of shareholders,  ~~the successors to the class of~~    the classification of the Board of Directors shall cease, and all   directors  ~~whose term then expires shall~~    elected by the shareholders shall thereafter   be elected  ~~to serve a three-year term~~    for terms expiring at the next annual meeting of shareholders   and until their  respective   successors are duly elected and qualified.  Nothing in this Article IV shall operate to shorten the term of any director elected before the 2027 annual meeting of shareholders, including any Class III director elected at the 2026 annual meeting of shareholders for a term expiring at the 2029 annual meeting of shareholders.   No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.  ~~Any~~    Until the classification of the Board of Directors ceases, any   increase or decrease in the number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.
Shareholders may remove directors only for cause.
Notwithstanding anything contained herein to the contrary, the affirmative vote of the holders of seventy-five percent (75%) of all issued and outstanding shares of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal this Article IV or any provision hereof at any annual or special meeting of shareholders.
3.	The foregoing amendment was duly adopted by the Board of Directors and shareholders of the Corporation pursuant to Chapter 302A of the Minnesota Statutes.
4.	These Articles of Amendment shall be effective upon filing with the Minnesota Secretary of State.
The undersigned certifies that she is authorized to execute these Articles of Amendment on behalf of the Corporation, that the foregoing information is true and correct and in compliance with applicable Minnesota law, and that she understands that by signing these Articles of Amendment she is subject to the penalties of perjury set forth in Minnesota Statutes, Section 609.48, as if she had signed under oath.
Dated: [•], 2026
WINNEBAGO INDUSTRIES, INC.
By:
Stacy L. Bogart
Corporate Secretary

Proxy Statement for 2026 Annual Meeting B-1

Appendix C
Proposed Amendment to the Bylaws to Declassify the Board
Section 2.1 of the Amended and Restated Bylaws of Winnebago Industries, Inc., a Minnesota corporation (the “Corporation”), is hereby amended and restated in its entirety, effective concurrently with the effectiveness of the amendment to Article IV of the Corporation’s Articles of Incorporation approved by the Corporation’s shareholders at its 2026 annual meeting of shareholders, to read as follows:
ARTICLE II
Board of Directors
Section 2.1. Number, Tenure and Qualifications. The number of directors constituting the Board shall be not more than fifteen (15) and not less than three (3), the precise number to be determined by resolution of the Board from time to time.  ~~The~~   Except as otherwise provided in this Section 2.1, the   directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with each class holding office for a term of three years, and with the respective members of each class to hold office until their respective successors are elected and qualified.  ~~The successors to the class of directors whose term then expires shall be elected to serve a three year term~~   Beginning with the 2027 annual meeting of shareholders, each director elected by the shareholders shall be elected for a term expiring at the next annual meeting of shareholders and until such director’s successor is duly elected and qualified. At the 2029 annual meeting of shareholders, the classification of the Board shall cease, and all directors elected by the shareholders shall thereafter be elected for terms expiring at the next annual meeting of shareholders   and until their  respective   successors are duly elected and qualified.  Nothing in this Section 2.1 shall operate to shorten the term of any director elected before the 2027 annual meeting of shareholders, including any Class III director elected at the 2026 annual meeting of shareholders for a term expiring at the 2029 annual meeting of shareholders.   No decrease in the number of directors shall have the effect of shortening the terms of any incumbent director.  ~~Any~~   Until the classification of the Board ceases, any   increase or decrease in the number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

Proxy Statement for 2026 Annual Meeting C-1

PRELIMINARY COPY DATED OCTOBER 23, 2026 — SUBJECT TO COMPLETION

WINNEBAGO INDUSTRIES, INC.
ATTN: STACY BOGART
13200 PIONEER TRAIL
EDEN PRAIRIE, MN 55347

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WGO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T05003-P56793

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WINNEBAGO INDUSTRIES, INC.

The Board of Directors recommends you vote "FOR" each of the nominees listed in proposal 1:

1. Elect four Class III directors to hold office for a three-year term and one Class I director to hold office for a one-year term. **If you sign and return your proxy card and do not specify how you want your shares to be voted with respect to proposal 1, your shares will be voted "FOR" all of the nominees.**

Class III Nominees (to hold office for three-year terms expiring at the 2029 annual meeting):	**For**	**Withhold**
1a. Sara E. Armbruster	▢	▢
1b. Michael J. Happe	▢	▢
1c. Jay L. Johnson	▢	▢
1d. Staci L. Kroon	▢	▢
Class I Nominee (to hold office for a one-year term expiring at the 2027 annual meeting):		
1e. Emily R. Silver	▢	▢

The Board of Directors recommends you vote "FOR" proposals 2, 3, 4, 5 and 6:

NOTE: Act on any other matters that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, December 15, 2026

4:00 p.m., Central Standard Time

Virtual Meeting www.virtualshareholdermeeting.com/WGO2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

T05004-P56793

WINNEBAGO INDUSTRIES, INC.
Annual Meeting of Shareholders
December 15, 2026 4:00 PM CST
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Stacy L. Bogart and Michael J. Happe, or either of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Winnebago Industries, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held virtually at www.virtualshareholdermeeting.com/WGO2026 on the 15th day of December, 2026, at 4:00 p.m., Central Standard Time, and at any and all adjournments, postponements, recesses or reschedulings thereof (the "Annual Meeting").

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed and returned but no voting instructions are made with respect to one or more proposals that the shareholder is or shareholders are entitled to vote on at the Annual Meeting, this proxy will be voted in accordance with the Board of Directors' recommendation for any such proposal: "FOR" the election of each of the nominees specified in proposal 1 and "FOR" proposals 2, 3, 4, 5 and 6. This proxy, when properly executed, revokes any proxy previously given by the shareholder or shareholders with respect to the Annual Meeting. In their discretion, the proxies named herein or their substitutes are authorized to vote upon such other matters that may properly come before the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

Continued and to be signed on reverse side